Use these links to rapidly review the document
TAILWIND FINANCIAL INC. (A Development Stage Company) INDEX TO FINANCIAL STATEMENTS
TABLE OF CONTENTS 2

As filed with the Securities and Exchange Commission on March 15, 2007

File No: 333-135790

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4 to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TAILWIND FINANCIAL INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	13-4338095 (I.R.S. Employer Identification Number)
BCE Place, 181 Bay Street Suite 2040 Toronto, Ontario, Canada M5J 2T3 (416) 601-2422
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Andrew A. McKay
Chief Executive Officer
Tailwind Financial Inc.
BCE Place, 181 Bay Street
Suite 2040
Toronto, Ontario, Canada M5J 2T3
(416) 601-2422
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Floyd M. Wittlin, Esq. Kevin M. Barry, Esq. Bingham McCutchen LLP 399 Park Avenue New York, NY 10022-4689 (212) 705-7000 (212) 752-5378—Facsimile	Gregg A. Noel, Esq. Casey T. Fleck, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue Los Angeles, California 90071 (213) 687-5000 (213) 687-5600—Facsimile

        Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of the registration statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated March 15, 2007

PRELIMINARY PROSPECTUS

Tailwind Financial Inc.

$100,000,000

12,500,000 Units

Tailwind Financial Inc. is a blank check development stage company recently formed for the purpose of acquiring or acquiring control of, through a merger, capital stock exchange, asset acquisition, exchangeable share transaction, stock or asset purchase or other similar business combination, one or more financial services businesses. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective acquisition candidate or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit has an offering price of $8.00 and consists of:

  •
  one share of our common stock; and

  •
  one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00. Each warrant will become exercisable on the later of our consummation of a business combination and                            , 2008 [one year from the effective date of the registration statement], and will expire on                           , 2011 [four years from the effective date of the registration statement], or earlier if they are called.

We have granted Deutsche Bank Securities Inc. a 30-day option to purchase up to 1,875,000 additional units solely to cover over-allotments, if any (over and above the 12,500,000 units referred to above). The over-allotment option will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to Deutsche Bank Securities Inc. for $100, as additional compensation, an option to purchase up to a total of 625,000 units at $9.60 per unit, with the warrants issued as part of such units exercisable at $7.20 per share. The units issuable upon exercise of this option are otherwise identical to those offered by this prospectus. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

There is presently no public market for our units, common stock or warrants. We have applied for each of the units, common stock and warrants to be quoted on the American Stock Exchange under the symbols TNF.U, TNF and TNF.WS, respectively, and we anticipate that the units will trade on the American Stock Exchange promptly after the effective date of the registration statement. Each of the common stock and warrants may trade separately beginning on the 90th day after the effective date of the registration statement unless Deutsche Bank Securities Inc. determines that an earlier date is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our securities in particular. In no event will Deutsche Bank Securities Inc. permit separate trading of the common stock and warrants until the business day following the earlier to occur of the expiration of the underwriters' over-allotment option or its exercise in full.

Investing in our securities involves risk. See "Risk Factors" beginning on page 19 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities, including, but not limited to, the fact that investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount and Commissions	Proceeds, Before Expenses
Per Unit	$8.00	$0.56	$7.44
Total	$100,000,000	$7,000,000	$93,000,000

Of the proceeds from this offering and a private placement of 4,700,000 warrants at $1.00 per warrant to be purchased prior to consummation of this offering by Parkwood Holdings Ltd., an entity owned by Gordon A. McMillan, our Chairman of the Board, Andrew A. McKay, our Chief Executive Officer and JovFunds Management Inc., $100,000,000 ($8.00 per unit) will be deposited into a trust account (of which $3,000,000 or approximately $0.24 per unit is attributable to the underwriters' discount) at JPMorgan Chase, maintained by American Stock Transfer & Trust Company, acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred discount. Except for up to $1,600,000 of interest earned on the trust account (net of taxes) which will be released to us to fund a portion of our working capital expenses, none of the funds held in the trust account will be released from the trust account until the earlier of the consummation of a business combination or our dissolution and liquidation. We will dissolve and distribute only to our public stockholders the amount in our trust account (including any accrued interest not released to fund our working capital expenses) plus any remaining net assets if we do not consummate a business combination within 18 months after the consummation of this offering unless a letter of intent, agreement in principle or definitive agreement has been executed within the 18-month period. In any event, our corporate existence will terminate 24 months from the consummation of this offering unless holders of a majority of our outstanding shares cast at a meeting of our stockholders called to vote on our consummation of a business combination vote to extend our corporate existence in perpetuity. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors, if any, which could be prior to the claims of our public stockholders.

We are offering the units for sale on a firm-commitment basis. Deutsche Bank Securities Inc., acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about                           , 2007.

Deutsche Bank Securities

The date of this prospectus is                           , 2007.

PROSPECTUS SUMMARY

        This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements.

    Unless otherwise stated in this prospectus:

  •
  references to "we," "us," "company" or "our company" refer to Tailwind Financial Inc.;

  •
  references to "business combination" mean our initial acquisition of one or more assets or operating businesses through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination, whose fair market value is at least equal to 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters' discount) at the time of such acquisition, pursuant to which we will require that a majority of the shares of common stock voted by the public stockholders are voted in favor of the acquisition and less than 20% of the public stockholders both exercise their conversion rights and vote against the proposed acquisition;

  •
  references to "private stockholders" mean the holders of our securities prior to consummation of this offering;

  •
  references to "C$" mean Canadian Dollars and to "$" mean U.S. Dollars; and

  •
  unless expressly stated to the contrary, the information in this prospectus assumes that the representative of the underwriters will not exercise its over-allotment option.

        Except as otherwise specified, all information in this prospectus and all per share information have been adjusted to reflect a 1 for 1.15 stock split in the form of a stock dividend that was effected on March 14, 2007.

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

Our Business

        We are a blank check development stage company organized under the laws of the State of Delaware on June 30, 2006. We were formed to acquire, through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination, one or more businesses in the financial services industry. We do not currently have any specific operating businesses under consideration. We have not identified or been provided with the identity of, or had any direct or indirect contact with, potential targets. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable target, although we may do so following the offering. To date, our efforts have been limited to organizational activities and activities related to this offering.

        Our management team has extensive experience in the financial services sector with a particular emphasis on the Canadian asset management industry. Gordon A. McMillan, our Chairman of the Board, has founded or co-founded four separate asset management firms in Canada and has overseen the sale of these firms to larger industry consolidators in Canada for aggregate sale proceeds in excess of C$100 million. Andrew A. McKay, our Chief Executive Officer was the founder and, until its recent sale, the Chief Executive Officer of JovFunds Management Inc. (formerly, Fairway Asset Management Corp.), or JovFunds, a Canadian manager of closed-end investment trusts and venture capital funds.

        Our board of directors includes Philip Armstrong, Robert C. Hain, Stephen T. Moore and Robert Penteliuk, who also have significant experience in the financial services sector. Mr. Armstrong is a Director of JovFunds and the President, Chief Executive Officer and a Director of Jovian Capital Corporation, a TSX Venture Exchange-listed company which invests in financial services companies and is the parent company of JovFunds. Mr. Hain was formerly the Chief Executive Officer of INVESCO UK Ltd., one of the largest asset managers in the UK. Mr. Moore currently chairs the board of governors of CI Funds Inc., one of Canada's largest mutual fund companies. Mr. Penteliuk is a principal of Genuity Capital Markets, a subsidiary of Genuity Financial Group and a registered broker dealer which provides merger, acquisition, valuation and strategic advisory services to the financial services and other industries.

        Messrs. McMillan, McKay, Armstrong, Hain, Moore and Penteliuk each have extensive relationships within the financial services sector, which we believe will provide us with access to a broad range of potential acquisition targets. However, the results of our management team's prior business ventures are not necessarily indicative of our company's future performance or results. In addition, whether or not any member of our management team remains with our company following our consummation of a business combination depends on whether or not each person is offered a management role with the resulting company in connection with our negotiation of the business combination. Our management's ability to remain with the company following consummation of a business combination will not be the determining factor in our decision whether or not to proceed with any particular potential business combination.

        While we may seek to consummate business combinations with more than one target, our initial business combination must be with one or more targets whose fair market value is at least equal to 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters' discount) at the time of such acquisition. Consequently, it is possible that we will have the ability to consummate only a single business combination. However, we have no limitation on our ability to raise additional funds through the sale of securities or the incurrence of additional indebtedness that would enable us to consummate a business combination with an operating business having a fair market value in excess of 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters' discount) at the time of such an acquisition. Since we have no specific business combination under consideration, we have not entered into any such fund raising agreement and have no current intention of doing so.

        Other than the $7,500 per month administrative fee payable to Parkwood Holdings Ltd., a company wholly owned by Gordon A. McMillan, Andrew A. McKay and JovFunds, or to an affiliate of Parkwood Holdings Ltd., none of our officers, directors or initial investors will receive any compensation from us prior to the consummation of our initial business combination, except for out-of-pocket expenses incurred by them on our behalf.

        Our executive offices are located at BCE Place, 181 Bay Street, Suite 2040, Toronto, Ontario, Canada M5J 2T3, our telephone number is (416) 601-2422 and our website is www.tailwindfc.com.

The Offering

Securities offered	12,500,000 units, at $8.00 per unit, each unit consisting of:
	•	one share of common stock; and
	•	one warrant.

The units will begin trading on or promptly after the effective date of the registration statement. Each of the common stock and warrants, without any securityholder having to take any action, may trade separately from the 90th day after the effective date of the registration statement unless Deutsche Bank Securities Inc. determines that an earlier date is acceptable (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular). In no event will the common stock and warrants trade separately until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, including an audited balance sheet, promptly following the consummation of this offering. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option only if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file a subsequent Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We also will include in a Form 8-K, or amendment thereto, information indicating if Deutsche Bank Securities Inc. has allowed separate trading of the common stock and warrants prior to the 90th day after the effective date of the registration statement. Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any securityholder may elect to break apart a unit and trade the common stock or warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and consequently, any subsequent securityholder owning common stock and warrants may elect to combine them together and trade them as a unit. Securityholders will have the ability to trade our securities as units until such time as the warrants expire or are called.

Common stock: Number outstanding before this offering	3,125,000 shares(1)
Number to be outstanding after this offering	15,625,000 shares(2)
Warrants: Number outstanding before this offering and the private placement	0 warrants

Parkwood Holdings Ltd., the beneficial owner of 97% of our outstanding stock, has committed to purchase an aggregate of 4,700,000 warrants at a purchase price of $1.00 per warrant in a private placement prior to the consummation of this offering. These warrants will have the same terms as the warrants sold in this offering, including an exercise price of $6.00 per warrant. Parkwood Holdings Ltd. is owned 37.5% by Mr. McMillan, our Chairman of the Board, 12.5% by Mr. McKay, our Chief Executive Officer and 50% by JovFunds. The underwriters' obligation to purchase all of the units being offered to the public is subject to the purchase by Parkwood Holdings Ltd. of the 4,700,000 warrants in the private placement.
Number to be outstanding after this offering and the private placement	17,200,000 warrants Immediately prior to the consummation of this offering, we will privately sell 4,700,000 warrants, at a price of $1.00 per warrant, for an aggregate price of $4,700,000.
Exercisability	Each warrant (including the warrants to be sold to Parkwood Holdings Ltd. in a private placement prior to this offering) is exercisable for one share of common stock.
Exercise price	$6.00 (including the warrants to be sold to Parkwood Holdings Ltd. in a private placement prior to this offering)

The exercise price and number of units issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend, our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below the exercise price of the warrants.

(1)
Does not include 468,750 shares (after giving effect to our stock dividend) issued to TFC Holdings Ltd. which are subject to redemption to the extent the underwriters' over-allotment is not exercised.

(2)
Assumes no exercise of the underwriters' over-allotment option and, therefore, that we redeem 468,750 shares (after giving effect to our stock dividend) previously placed with TFC Holdings Ltd.

Exercise period	The warrants (including the warrants sold to Parkwood Holdings Ltd. in a private placement prior to this offering) will become exercisable on the later of:
	•	the consummation of a business combination with a target acquisition, and
	•	[ ], 2008 [one year from the effective date of the registration statement].
The warrants will expire at 5:00 p.m., New York City time, on [ ], 2011 [four years from the effective date of the registration statement] or earlier if they are called.
Call of Warrants	We may call the outstanding warrants (including the warrants to be sold to Parkwood Holdings Ltd. in a private placement prior to this offering):
	•	in whole and not in part,
	•	at a price of $0.01 per warrant at any time after the warrants become exercisable,
	•	upon a minimum of 30 days' prior written notice of the call, and
•
if, and only if, the last sale price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the call notice.

In addition, we may not call the warrants (including the warrants to be sold to Parkwood Holdings Ltd. in a private placement prior to this offering) unless the warrants comprising the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the call.
If the foregoing conditions are satisfied and we call the warrants, each warrant holder shall then be entitled to exercise his, her or its warrants prior to the date scheduled for the call.

The call provisions for our warrants have been established at a price which is intended to provide warrant holders a premium to the initial exercise price. There can be no assurance, however, that the price of the common stock will exceed either the call price of $11.50 or the warrant exercise price of $6.00 after we call the warrants.

Warrants to be sold in private placement
Immediately prior to the consummation of this offering, we will privately sell 4,700,000 warrants, at a price of $1.00 per warrant, for an aggregate price of $4,700,000. The proceeds we receive from the sale of these warrants will be placed in the trust account upon the consummation of this offering. The privately placed warrants will be identical to the warrants offered by this prospectus except that they cannot be sold or transferred until 90 days after the consummation of a business combination. Prior to the consummation of this offering, each holder of privately placed warrants will waive his, her or its right to receive distributions upon our dissolution and liquidation prior to a business combination with respect to the shares of common stock underlying the warrants.
Proposed AMEX symbols for our:	Units TNF.U Common stock TNF Warrants TNF.WS
Offering proceeds to be held in the trust account
Of the proceeds of this offering, $100,000,000 ($8.00 per unit), consisting of $92,300,000 of the proceeds of this offering, plus the underwriters' deferred discount of $3,000,000 (approximately $0.24 per unit), plus $4,700,000 (approximately $0.38 per unit) from the proceeds of a private placement of warrants will be placed in a trust account at JPMorgan Chase, maintained by American Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the effective date of the registration statement. We believe that the deferment of a portion of the underwriters' deferred discount and the placement of such deferred discount and the proceeds from the private placement of warrants in a trust account is a benefit to our public stockholders because more money is set aside for possible distribution to the investors if a dissolution and liquidation of our company occurs prior to the consummation of a business combination.

The proceeds in the trust account will not be released until the earlier of the consummation of a business combination or our dissolution and/or liquidation. However, up to $1,600,000 of the interest earned on the trust account (net of taxes) may be released to us to cover a portion of our operating expenses. Therefore, except with respect to such interest, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. These expenses may be paid prior to a business combination from the net proceeds of this offering not held in the trust account ($100,000). We have determined to retain $100,000 of the proceeds of this offering outside the trust account because we believe this amount and the up to $1,600,000 of interest earned on the trust account which may be released to us as described above, for an aggregate of up to $1,700,000, will be sufficient to fund our operating expenses for up to 24 months, including the expenses related to identifying and consummating a business combination. However, prior to consummation of this offering, Messrs. McMillan and McKay and JovFunds will have each entered into a binding agreement to pay, on behalf of the Company, any expenses in excess of this $1,700,000 that we may incur in connection with our pursuit of a business combination. Such amounts will be reimbursed upon consummation of our initial business combination. We will pay the costs of dissolution and/or liquidation from our assets outside the trust account and this interest and, prior to the consummation of this offering, Messrs. McMillan and McKay and JovFunds will have each entered into a binding agreement to pay, jointly and severally, such expenses to the extent they exceed our assets outside the trust account and this interest. However, there is no guarantee that the assets of Messrs. McMillan and McKay and JovFunds will be sufficient to satisfy our dissolution and/or liquidation expenses. The underwriters have agreed to defer $3,000,000 of their underwriting discount, equal to 3% of the gross proceeds of the public portion of this offering until the consummation of a business combination. The determination that $3,000,000 of the underwriters' deferred discount would be placed in trust was the result of arm's length negotiations between us and Deutsche Bank Securities Inc. Upon the consummation of a business combination, such deferred discount shall be released to the underwriters out of the gross proceeds of this offering held in a trust account at JPMorgan Chase, maintained by American Stock Transfer & Trust Company, acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred discount.

Our second amended and restated certificate of incorporation to be filed with the Delaware Secretary of State prior to consummation of this offering requires that we put into the trust account the amount of net proceeds of this offering specified in our registration statement. While we could change the amount of net proceeds to be invested in the trust account prior to the effective date of this offering by changing the disclosure in the registration statement, we believe this provision to be an obligation of our company to its stockholders and that investors will make an investment decision in our company, relying, at least in part, on this provision. As a result, assuming we consummate an offering of the size indicated in this registration statement, we do not intend to change the amount of net proceeds to be invested in the trust account prior to consummation of this offering.

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.
Stockholders must approve business combination
We will seek stockholder approval before we consummate our business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for our business combination, our private stockholders have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders; however, they may cast votes with respect to any other shares of common stock acquired in or following this offering in any manner as they may determine in their sole discretion. As a result, a private stockholder who acquires shares in or after this offering, and is therefore a public stockholder with respect to such shares of common stock, may vote against the proposed business combination with respect to such shares, and retain the right to exercise the conversion rights attributable to such shares in the event that a business combination transaction is approved by a majority of our public stockholders. We will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering both exercise their conversion rights described below and vote against the business combination. While this 20% threshold may be lowered with the consent of holders of at least 95% of our outstanding common stock, we believe this provision to be an obligation of our company to its stockholders and that investors will make an investment decision in our company, relying, at least in part, on this provision. As a result, the board of directors will not, and pursuant to the underwriting agreement to be entered into with Deutsche Bank Securities Inc., as representative of the underwriters cannot, at any time prior to the consummation of a business combination, propose any amendment to or modification of this provision and will not support, directly or indirectly, or in any way endorse or recommend that stockholders approve an amendment or modification to this provision.

Following the consummation of our initial business combination, unless required by Delaware law, the federal securities laws and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.

Our initial business combination must be with one or more target acquisitions having an aggregate fair market value equal to at least 80% of our net assets (excluding the amount held in the trust account representing the underwriters' deferred discount). However, subject to this requirement, we are not required to actually use any or all of the assets in the trust account for the business combination and we may use any remaining proceeds held in the trust account for working capital, including director and officer compensation, change-in-control payments or payments to affiliates, to finance the operations of the target business, make other acquisitions and pursue our growth strategy.

We will not enter into a business combination with any of our private stockholders, officers or directors, or any of their affiliates. However, our private stockholders, officers and directors may benefit, either directly or indirectly, upon consummation of a business combination as is further discussed in this summary under the heading "Conflicts of interest and benefits to our affiliates."

Conversion rights for stockholders voting to reject a business combination
If our initial business combination is approved and consummated, public stockholders voting against our initial business combination holding not more than 2,498,750 shares of common stock will be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account (including a pro rata portion of the underwriters' discount) at an initial per-share conversion price of $8.00 (up to $19,990,000 in the aggregate) net of (1) up to $1,600,000 of interest income earned on the trust account, net of income taxes payable on this amount, released to us to fund working capital requirements, and (2) income taxes payable on the interest income on the trust account. Our private stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, prior to this offering. Public stockholders who convert their stock into their share of the trust account will continue to have the right to exercise any warrants they may hold.
Second Amended and Restated Certificate of Incorporation
If we do not consummate a business combination within 18 months after the consummation of this offering, or if a letter of intent, agreement in principle or definitive agreement has not been executed within 18 months after the consummation of this offering, in accordance with our second amended and restated certificate of incorporation, our corporate purposes and powers will immediately thereupon be limited to acts and activities related to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities.

Pursuant to Delaware law, this dissolution also requires the affirmative vote of stockholders owning a majority of our then outstanding common stock. We will promptly prepare a proxy statement and notice of special meeting of stockholders in accordance with the requirements of Delaware law and the federal securities laws, which proxy statement will be required to be submitted to and may be reviewed by the SEC and thereafter forward the proxy statement and notice of meeting to our stockholders not less than 10 nor more than 60 days prior to our special meeting of stockholders soliciting stockholder votes with respect to our dissolution. In the event that we do not initially obtain approval for our dissolution by stockholders owning a majority of our outstanding common stock, we will continue to take all reasonable actions to obtain approval, which may include adjourning the meeting from time to time to allow us to obtain the required vote and retaining a proxy solicitation firm to assist us in obtaining such vote. However, we cannot assure you that our stockholders will approve our dissolution in a timely manner or ever approve our dissolution. However, in any event, our second amended and restated certificate of incorporation also provides that our corporate existence will cease on , 2009 [twenty four months from the consummation of this offering] except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to obtain formal stockholder approval of our dissolution and liquidation and to file a certificate of dissolution with the Delaware Secretary of State.

In connection with any proposed business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our second amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate existence. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to provide for our perpetual existence. The approval of the proposal to amend our second amended and restated certificate of incorporation to provide for our perpetual existence will require the affirmative vote of a majority of the shares of common stock entitled to vote at the meeting. We view this provision terminating our corporate existence on , 2009 [twenty four months from the date of this prospectus] as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

Dissolution and/or liquidation if no business combination
As described above, if we do not consummate a business combination within 18 months after the consummation of this offering, or if a letter of intent, agreement in principle or definitive agreement has not been executed within 18 months after consummation of this offering, our corporate purposes and powers will immediately thereupon be limited to acts and activities related to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities.

If our dissolution is approved by our directors and stockholders prior to , 2009 [twenty four months from the consummation of this offering], or if our corporate existence ceases on , 2009 [twenty four months from the consummation of this offering] except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law, holders of our common stock sold in this offering will be entitled to receive their proportionate share of our trust account, net of taxes and up to $1,600,000 of interest released to us to fund working capital requirements, and they also will be entitled to receive a pro rata portion of our remaining assets not held in the trust account, less amounts we pay, or reserve to pay, for all of our liabilities and obligations.

Holders of our common stock sold in this offering may receive less than their proportional share of our trust account if and to the extent that creditors that have claims that cannot be satisfied by our remaining assets not held in the trust account reach into the trust account for settlement of their claims. In addition, such holders may be held liable for claims by creditors against us to the extent of distributions received by them upon our liquidation. While we will seek waivers from all target acquisitions, vendors and service providers to claims to amounts in the trust account, we cannot guarantee that we will be able to obtain any such waiver or that any such waiver will be held valid and enforceable. However, prior to consummation of this offering, Gordon A. McMillan, our Chairman of the Board, Andrew A. McKay, our Chief Executive Officer, and JovFunds each will execute a binding agreement stating that, if we dissolve and/or liquidate prior to a business combination, they will be jointly and severally liable to ensure that the proceeds in the trust account are not reduced by the claims of vendors for services rendered or products sold to us, as well as claims of prospective target businesses for fees and expenses of third parties that we agree in writing to pay in the event we do not consummate a combination with such business. Despite this agreement by Messrs. McMillan and McKay and JovFunds, the amounts in trust could be reduced by claims by our directors and officers for indemnification under our second amended and restated certificate of incorporation, which claims could be brought by Messrs. McMillan or McKay.

If we seek stockholder approval to dissolve and liquidate prior to , 2009 [twenty four months from the date of this prospectus] (the date our corporate existence will cease pursuant to our second amended and restated certificate of incorporation), our private stockholders have agreed to vote the shares beneficially owned by them in favor of our dissolution. Our private stockholders have waived their right to receive distributions upon our liquidation prior to a business combination with respect to all shares owned by them prior to this offering. In addition, the underwriters have agreed to waive their rights to $3,000,000, or $3,450,000 if the over-allotment option is exercised in full, of deferred underwriting discounts and commissions deposited in the trust account in the event we dissolve and/or liquidate prior to the consummation of a business combination. We will only pay the costs of our dissolution and/or liquidation from our remaining assets outside of the trust account. We will pay the costs of dissolution and/or liquidation, which we currently estimate to be approximately $50,000 to $75,000, from our remaining assets outside of the trust account. Prior to consummation of this offering, Gordon A. McMillan, Andrew A. McKay and JovFunds each will enter into a binding agreement to jointly and severally pay the costs of dissolution and/or liquidation in the event our remaining assets outside of the trust account are insufficient to pay those costs, however, there is no guarantee that the assets of Messrs. McMillan and McKay and JovFunds will be sufficient to satisfy our dissolution and/or liquidation expenses.

Escrow of management and private stockholders' shares
On the effective date of the registration statement, all of our private stockholders will place the shares they owned before this offering into an escrow account maintained by American Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow) and except for up to 468,750 shares of common stock owned by TFC Holdings Ltd. which may be redeemed by us at no cost if the underwriters do not exercise their over-allotment option, none of these shares will be transferable until one year following the consummation of our initial business combination, except the 4,700,000 warrants sold to Parkwood Holdings Ltd. prior to the consummation of this offering may be transferred after the 90th day following consummation of our initial business combination.
Underwriter's purchase option
We have also agreed to sell to Deutsche Bank Securities Inc. for $100, as additional compensation, an option to purchase up to a total of 625,000 units at $9.60 per unit. The units issuable upon exercise of this option are identical to the other units offered by this prospectus except that the warrants included in the option have an exercise price of $7.20 per share (120% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable commencing on the later of the consummation of a business combination and one year from the effective date of the registration statement and expiring four years from the effective date of the registration statement. The option and the 625,000 units, the 625,000 shares of common stock and the 625,000 warrants underlying such units, and the 625,000 shares of common stock underlying such warrants, have been deemed compensation by the National Association of Securities Dealers, Inc., or NASD, and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period following the effective date of the registration statement except in certain circumstances. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances.

Conflicts of interest and benefits to our affiliates
Potential conflicts of interest may arise with respect to our directors, officers and private stockholders as we seek to consummate business combinations. While we will not enter into a business combination with any of our private stockholders, officers or directors or any of their affiliates, our private stockholders, officers and directors may benefit, either directly or indirectly upon our consummation of a business combination. For a detailed discussion of these potential conflicts of interest and benefits, see "Management—Conflicts of Interest" and "Certain Relationships and Related Transactions."

Risks

        In making your decision on whether to invest in our securities, you should take into account the special risks we face as a blank check development stage company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled "Risk Factors" beginning on page 19 of this prospectus. Some of our other risks include the following:

  •
  We are a recently incorporated blank check development stage company with no operating results to date. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to consummate a business combination.

  •
  We have a very limited amount of available cash and working capital. Our ability to continue as a going concern is thus dependent on funds raised in this offering and our auditor has expressed its opinion that there is substantial doubt about our ability to continue as a going concern.

  •
  If we are unable to find a suitable target acquisition that would result in a business combination, the funds being held in the trust account may not be returned to you for two years or longer.

  •
  If we are forced to dissolve and/or liquidate before a business combination and distribute the trust account, our public stockholders may receive less than $8.00 per share and our warrants will expire worthless.

  •
  If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders will be less than the $8.00 per share held in the trust account.

  •
  Our ability to successfully consummate a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, certain of who will not be employees of ours and others who may not continue with us following a business combination.

  •
  Our officers, directors and initial investors currently are, and may in the future become, affiliated with additional entities that are engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

  •
  Initially, we only may be able to consummate one business combination, which may cause us to be solely dependent on a single business and a limited number of products or services. By consummating a business combination with only a single business, our lack of diversification may subject us to numerous economic and competitive challenges.

  •
  We are not required to use all or any of the amount in the trust account for our initial business combination as long as we consummate an initial business combination with one or more target acquisitions with a fair market value equal to at least 80% of our net assets (excluding the assets held in the trust account representing the underwriters' deferred compensation). We may use any remaining proceeds held in the trust account for working capital, including director and officer compensation, change-in-control payments or payments to affiliates, to finance the operations of the target acquisition, make other acquisitions and pursue our growth strategy.

  •
  Investors in this offering have no basis to evaluate the merits or risks of a business combination as we have not yet selected any target acquisition with which to consummate a business combination.

Summary Financial Data

        The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	December 31, 2006
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficiency)	$(387,340)	$100,129,250
Total assets	440,846	100,129,250
Total liabilities	411,596	—
Value of common stock which may be converted to cash ($8.00 per share)	—	19,990,000
Stockholders' equity	29,250	80,139,250

        The "as adjusted" information gives effect to the sale of the units we are offering (other than pursuant to the underwriters' over-allotment options), including the application of the related gross proceeds. This also includes $3,000,000 of deferred underwriting fees which are payable only upon the consummation of a business combination and $4,700,000 in proceeds from the private sale to Parkwood Holdings Ltd. of the warrants.

        The as adjusted working capital and total assets amounts include the $100,000,000 to be held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. This amount includes the $3,000,000 being held in the trust account ($3,450,000 if the underwriters' over-allotment option is exercised) representing the underwriters' deferred discount and the $4,700,000 of proceeds from the private sale of warrants to Parkwood Holdings Ltd. If a business combination is not consummated, in accordance with our second amended and restated certificate of incorporation, our corporate purposes and powers will immediately thereupon be limited to acts and activities related to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities. Our private stockholders have agreed to vote in favor of such dissolution. If our dissolution is approved by our stockholders, we will promptly adopt a plan of distribution in accordance with Delaware law, and upon adoption of a plan of dissolution, the proceeds then held in the trust account including the deferred underwriting discounts and commissions and all interest thereon, net of income taxes on such interest, will be distributed as soon as practicable solely to our public stockholders. In addition, such holders will be entitled to receive a pro rata portion of our remaining assets not held in the trust account, less amounts we pay, or reserve to pay, for all of our liabilities and obligations. These liabilities and obligations include our corporate expenses arising during our remaining existence, including the costs of our dissolution and liquidation. Our private stockholders have agreed to waive their respective rights to participate in any liquidating distributions occurring upon our failure to consummate a business combination and subsequent dissolution with respect to the shares of common stock owned by them immediately prior to this offering.

        We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Our private stockholders have agreed to vote the shares of common stock owned by them prior to this offering in accordance with the majority of our public stockholders; however, they may cast votes with respect to any other shares of common stock acquired in or following this offering in any manner as they may determine in their sole discretion. Each public stockholder will only be able to convert his, her or its shares if such holder elects to do so; voting against the business combination alone will not result in a pro rata distribution of the trust account. Accordingly, we may still consummate a business combination if public stockholders owning up to approximately 19.99% of the shares sold in this offering exercise their conversion rights. If this occurs and a business combination is consummated, we could be required to convert to cash from the trust account up to approximately 19.99% of the 12,500,000 shares sold in this offering, or 2,498,750 shares of common stock, at an initial per-share conversion price of $8.00 (for an aggregate of $19,990,000), without taking into account interest earned on the trust account or rights of creditors to funds held in the trust account, if any. The actual per-share conversion price will be equal to:

  •
  the amount in the trust account (including a pro rata portion of the underwriters' discount), net of (1) income taxes payable on the interest income on the trust account, and (2) up to $1,600,000 of interest income on the trust account balance, net of income taxes payable on this amount, released to us to fund working capital requirements, each calculated as of two business days prior to the proposed consummation of the business combination,

  •
  divided by the number of units sold in this offering.

RISK FACTORS

        Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before making a decision to invest in our units. The risks and uncertainties described below are not the only ones facing us. Subject to our initial objective of acquiring a business in the financial services industry, we have not yet selected a target business with which to consummate a business combination. As a result, we are unable to ascertain the merits or risks of the business in which we may ultimately operate. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of the following risks occur, our business, financial condition or results of operations may be materially and adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Related to Our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

        We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to consummate a business combination. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination. The report of our independent registered public accountants on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.

Our ability to continue as a going concern is dependent on us raising funds in this offering.

        We have no present revenue and will not generate any revenue until, at the earliest, after the consummation of a business combination. We have a very limited amount of available cash and working capital. The report of our independent registered public accountants on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.

If we are forced to dissolve and/or liquidate before a business combination and distribute the trust account, our public stockholders may receive less than $8.00 per share and our warrants will expire worthless.

        We must consummate a business combination with a fair market value of at least 80% of our net assets at the time of acquisition (excluding the amount held in the trust account representing a portion of the underwriters' discount), or $77,600,000, excluding accrued interest not released to us to fund working capital requirements, or execute a letter of intent agreement in principle or definitive agreement within 18 months after the consummation of this offering and, in any event, our corporate existence will cease 24 months from the consummation of this offering if we do not obtain stockholder approval to extend our existence in connection with the approval of a business combination. If we are unable to consummate a business combination within the prescribed time frames and are forced to dissolve and/or liquidate our assets, the per-share liquidation distribution may be less than $8.00. Furthermore, there will be no distribution from the trust account with respect to our outstanding warrants which will expire worthless if we dissolve and/or liquidate before the consummation of a business combination. For a more complete discussion of the effects on our stockholders if we are unable to consummate a business combination, see the section below entitled "Proposed Business—Consummating a Business Combination—Dissolution and/or liquidation if no business combination." You will not be entitled to protections normally afforded to investors of blank check companies.

If we are unable to find a suitable target acquisition that would result in a business combination, the funds being held in the trust account may not be returned to you for two years or longer.

        We may not be able to find a suitable target acquisition which would result in a business combination. In such event, we will not be required to dissolve and liquidate until 18 months after the consummation of this offering, although our corporate existence will cease in any event 24 months after the consummation of this offering except for the purposes of winding up our affairs and liquidating pursuant for Section 278 of the Delaware General Corporation Law. As a result, in the event we fail to find a suitable target acquisition, the funds being held in the trust account may not be returned to you for as long as two years plus the time required to effect our dissolution and/or liquidation.

If we do not timely consummate a business combination or execute a letter of intent, agreement in principle or definitive agreement within 18 months after the consummation of this offering, we will be required to dissolve, but such dissolution requires the approval of holders of a majority of our outstanding stock in accordance with Delaware law. Without this stockholder approval, we will not be able to dissolve and liquidate until at least after our corporate existence ceases 24 months after the consummation of this offering.

        If we do not consummate a business combination or execute a letter of intent, agreement in principle or definitive agreement within 18 months after the consummation of this offering, our second amended and restated certificate of incorporation provides that our corporate powers will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities. Pursuant to Delaware law, our dissolution also requires the affirmative vote of stockholders owning a majority of our then outstanding common stock. In order to solicit such stockholder approval: (i) our board of directors will cause to be prepared a preliminary proxy statement setting forth the board of directors' recommendation that we dissolve; (ii) we would expect that on the date that the board of directors adopts such recommendation, we would file the preliminary proxy statement with the SEC; (iii) if the SEC does not review or notify us that they will review the preliminary proxy statement, then approximately 10 days following the filing of the preliminary proxy statement, we will mail a definitive proxy statement to our stockholders, and approximately 30 days following the date of such mailing we will convene a meeting of our stockholders at which they will either approve or reject our dissolution; and (iv) if the SEC does review the preliminary proxy statement, we currently estimate that we will receive their comments approximately 30 days following the filing of the preliminary proxy statement. We will mail a definitive proxy statement to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty), and we will convene a meeting of our stockholders at which they will either approve or reject our dissolution.

        In the event that we do not initially obtain approval for our dissolution by stockholders owning a majority of our outstanding common stock, we will continue to take all reasonable actions to obtain such approval, which may include adjourning the meeting from time to time to allow us to obtain the required vote and retaining a proxy solicitation firm to assist us in obtaining such vote. However, we cannot assure you that our stockholders will approve our dissolution in a timely manner or ever approve our dissolution. If we are not able to obtain approval from a majority of our stockholders, we cannot liquidate until at least 24 months after consummation of this offering and we will not be able to distribute funds from our trust account to holders of our common stock sold in this offering until after such date.

If the proceeds to us from the offering not held in the trust account together with interest earned on the trust account available to us are insufficient to allow us to operate for at least the next 24 months, we may not be able to consummate a business combination.

        We currently believe that, upon consummation of this offering, the funds outside the trust account available to us from the proceeds of the offering together with up to $1,600,000 of interest earned on the trust account that may be released to us will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We could use a portion of these funds to pay due diligence costs in connection with a potential business combination or to pay fees to consultants to assist us with our search for a target acquisition. We could also use a portion of these funds as a down payment or to fund a "no-shop" provision (a provision in letters of intent designed to keep target acquisitions from "shopping" around for transactions with others on terms more favorable to such target acquisitions) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into such a letter of intent where we paid for the right to receive exclusivity from a target acquisition and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to any other potential target acquisitions.

You will not be entitled to protections normally afforded to investors of blank check companies.

        Since the net proceeds of this offering are intended to be used to consummate a business combination with an unidentified target acquisition, we may be deemed to be a "blank check" company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC promptly following consummation of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to these rules, including Rule 419, our units will be immediately tradable and we have a longer period of time to consummate a business combination in certain circumstances than we would if we were subject to such rule.

Our second amended and restated certificate of incorporation requires that we put into the trust account the amount of net proceeds specified in our registration statement. Accordingly, we could reduce the amount of net proceeds to be put into the trust account by changing the disclosure of such amount in this registration statement.

        Our second amended and restated certificate of incorporation to be filed prior to consummation of this offering requires that we put into the trust account the amount of net proceeds of this offering specified in our registration statement. Accordingly, we could reduce the amount of net proceeds to be invested in the trust account prior to the effective date of this offering by changing the disclosure in the registration statement. However, we believe this provision to be an obligation of our company to its stockholders and that investors will make an investment decision in our company, relying, at least in part, on this provision. As a result, assuming we consummate an offering of the size indicated in this registration statement, we do not intend to change the amount of net proceeds to be invested in the trust account prior to consummation of this offering.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share liquidation price received by stockholders will be less than the $8.00 per share held in the trust account.

        Our placing of funds in the trust account may not protect those funds from third party claims against us. Upon our dissolution, we will be required, pursuant to the Delaware General Corporation Law Sections 280 and 281, to pay or make reasonable provision to pay all claims and obligations of the company. These claims may include contingent or conditional claims and claims of directors and officers entitled to indemnification under our second amended and restated certificate of incorporation. We intend to pay any claim, to the extent sufficient to do so, from our funds not held in the trust account. Although we will seek to have all vendors, prospective target businesses or other entities with which we execute agreements waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements, or even if they execute such agreements that they would be prevented from bringing claims against the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims.

        Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party's engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and not seek recourse against the trust account for any reason. In addition, creditors may seek to interfere with the distribution process under state or federal creditor and bankruptcy laws. Accordingly, the proceeds held in the trust account could be subject to claims which could take priority over those of our public stockholders. We cannot assure you that the per-share distribution from the trust account will not be less than $8.00 (of which approximately $0.24 per share is attributable to the deferred underwriters' discount), plus interest accrued not released to us to fund working capital requirements, due to such claims, or that there will not be delays in addition to those imposed by our duties to comply with Delaware General Corporation Law procedures and federal securities laws and regulations.

        Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $8.00 per share.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

        Our second amended and restated certificate of incorporation provides that we will continue in existence only until 24 months from the date of this prospectus. If we have not completed a business combination by such date and amended this provision in connection thereto, pursuant to the Delaware General Corporation Law, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after the expiration of the 24-month period and, therefore, we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

        If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a "preferential transfer" or a "fraudulent conveyance." As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held

in the trust account to our public stockholders promptly after                           , 2009 [twenty four months from the date of this prospectus], this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of our creditors. We cannot assure you that claims will not be brought against us for these reasons.

Since we have not yet selected any target acquisition with which to consummate a business combination, we are unable to currently ascertain the merits or risks of the business' operations.

        Because we have not yet identified a prospective target acquisition, investors in this offering currently have no basis to evaluate the possible merits or risks of the target acquisition. Although our management will evaluate the risks inherent in a particular target acquisition, we cannot assure you that they will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a target acquisition. Except for the limitation that a target acquisition have a fair market value of at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters' discount) at the time of the acquisition, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate.

We may issue shares of our capital stock, including through convertible debt securities, to consummate a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

        Our amended and restated certificate of incorporation authorizes the issuance of up to 70,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. Immediately after this offering (after giving effect to our stock dividend and assuming no exercise of the underwriters' over-allotment option), there will be 35,925,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the unit purchase option granted to Deutsche Bank Securities Inc., the representative of the underwriters) and the 5,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the effective date of the registration statement, we are likely to issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to consummate a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

  •
  may significantly reduce the equity interest of investors in this offering;

  •
  may subordinate the rights of holders of our common stock if preferred stock is issued with rights senior to those afforded to our common stock;

  •
  will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

  •
  may adversely affect prevailing market prices for our common stock.

Our ability to successfully consummate a business combination and to be successful thereafter will be largely dependent upon the efforts of Gordon A. McMillan, our Chairman of the Board, Andrew A. McKay, our Chief Executive Officer and Philip Armstrong, Robert C. Hain, Stephen T. Moore and Robert Penteliuk, our directors.

        Our ability to successfully consummate a business combination is largely dependent upon the efforts of Gordon A. McMillan, our Chairman of the Board, Andrew A. McKay, our Chief Executive Officer and Philip Armstrong, Robert C. Hain, Stephen T. Moore and Robert Penteliuk, our directors, as well as the relationship we have with JovFunds. We have not entered into employment or consultant agreements with Messrs. McMillan, McKay, Armstrong, Hain, Moore or Penteliuk, or obtained "key man" life insurance on their lives. The loss of any of Messrs. McMillan's or McKay's services or of those of any of our outside directors could have a material adverse effect on our ability to successfully achieve our business objectives, including seeking a suitable target business with which to consummate a business combination.

Our officers and directors will allocate only a portion of their business time to our company, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

        Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. None of our officers and directors are obligated to devote any specific number of hours to our affairs. If an officer or director is required to devote more substantial amounts of time to his or her other businesses and affairs, it could limit his or her ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor.

Our officers and directors currently are, and may in the future become affiliated with additional entities that are, engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

        None of our officers or directors have been or currently are a principal of, or affiliated or associated with, a blank check company. However, our officers and directors currently are, and may in the future become affiliated with additional entities, including other "blank check" companies which may be engaged in activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties or other contractual obligations. Specifically, Mr. Penteliuk, one of our directors, is a principal of Genuity Capital Markets, a subsidiary of Genuity Financial Group. Genuity Capital Markets is a registered broker dealer which provides financial advisory services to its clients, which may also be appropriate for presentation to us. In addition, Mr. McMillan is the Chairman of the Board of JovFunds Management Inc., a Canadian asset management firm and one of our initial stockholders. Mr. Armstrong is a director of JovFunds and the President, Chief Executive Officer and a Director of Jovian Capital Corporation, a TSX Venture Exchange-listed company which invests in financial services companies and is the parent company of JovFunds. Mr. Hain is the Chairman of City Financial Investment Company Limited, a London based investment firm primarily focused on providing mutual funds and for individual investors in the United Kingdom, Europe and the Middle East and Mr. Moore chairs the board of governors of CI Funds Inc. Accordingly, our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that any of these conflicts will be resolved in our favor. For a more detailed discussion of our management's business affiliations and the potential conflicts of interest of which you should be aware, see the sections entitled "Management—Directors and Executive Officers" and "Certain Relationships and Related Transactions."

Genuity Financial Group and its subsidiaries are under no legal or contractual obligation to identify acquisition opportunities or perform any other services on our behalf and Genuity Financial Group and its subsidiaries may take actions that conflict with our interests.

        Robert Penteliuk, a member of our board, is a principal of Genuity Capital Markets, a subsidiary of Genuity Financial Group. Because of this relationship, Mr. Penteliuk may, in the course of his financial services activities, help us to identify potential acquisition candidates. However, Mr. Penteliuk, Genuity Financial Group and its subsidiaries do not act as financial advisor to us and are under no legal or contractual obligation to perform these or any other services on our behalf. Mr. Penteliuk, Genuity Financial Group and its subsidiaries may present acquisition opportunities to others before they present these opportunities to us. Acquisition candidates brought to our attention through Mr. Penteliuk may include clients of Genuity Financial Group or its subsidiaries and Genuity Financial Group and its subsidiaries may have contractual, fiduciary or other obligations to these clients which may be inconsistent with, or adverse to, our interests and the interests of our stockholders. In addition, nothing precludes Mr. Penteliuk, Genuity Financial Group or its subsidiaries from representing, investing in or participating in other blank check entities or other companies that compete with us for acquisition candidates. Finally, while no such agreement or arrangement is currently in place or contemplated, Genuity Financial Group or its subsidiaries may be entitled to a fee in connection with our initial business combination which could lead to a conflict of interest for Mr. Penteliuk.

Jovian Capital Corporation and its subsidiaries are under no legal or contractual obligation to perform any services on our behalf and they may take actions that conflict with our interests.

        Philip Armstrong, a member of our board, is the Chief Executive Officer and President and a director of Jovian Capital Corporation. Because of his position with Jovian Capital Corporation, Mr. Armstrong may become aware of potential acquisition candidates that might be appropriate for us. Mr. Armstrong has fiduciary duties to Jovian Capital Corporation which may conflict with our interests. Mr. Armstrong, Jovian Capital Corporation and its subsidiaries may have pre-existing fiduciary and contractual obligations to other parties which may conflict with our interests. For example, in the course of his duties for Jovian Capital Corporation, Mr. Armstrong may identify an acquisition candidate which could be appropriate for us, but he might be required to present that opportunity to Jovian Capital Corporation as a result of his fiduciary obligations to Jovian Capital Corporation and its subsidiaries. In addition, nothing prohibits Mr. Armstrong, Jovian Capital Corporation or its subsidiaries from investing in or participating in other blank check entities or other companies that compete with us for acquisition candidates. Neither Mr. Armstrong nor Jovian Capital Corporation is under any contractual obligation to perform any services on our behalf.

If we were to engage in a business combination with one or more target businesses that have relationships with our existing stockholders, directors or officers, it may raise potential conflicts.

        If we were to engage in a business combination with one or more target businesses that have relationships with our existing stockholders, directors or officers, it may raise potential conflicts. In particular, Robert Penteliuk, in his capacity as financial advisor to clients of Genuity Financial Group and its subsidiaries, may present us with acquisition opportunities on behalf of those clients and, although no agreement or arrangement is currently in place or contemplated, Genuity Financial Group and its subsidiaries may be entitled to a fee in connection with our initial business combination. Also, the completion of a business combination between us and an entity owned by a business in which one of our directors or officers may have an interest could enhance their prospects for future business from such client. For example, because one of our directors is a principal of Genuity Capital Markets, another director is President and Chief Executive Officer of Jovian Capital Corporation and a director of JovFunds, and because our Chairman of the Board is Chairman of the Board of JovFunds, each may have a conflict of interest in determining whether to recommend a business combination in which our officers or directors may have an interest. In order to avoid such potential conflicts, we will not enter into a business combination with our officers, directors or private stockholders, or an entity affiliated with any of them. For a more detailed discussion of our management's business affiliations and the potential conflicts of interest of which you should be aware, see the sections entitled "Management—Directors and Executive Officers" and "Certain Relationships and Related Transactions."

Our current officers and directors may resign upon consummation of a business combination.

        Upon consummation of a business combination, the role of our founding officers and directors in the target business cannot presently be fully ascertained. While it is possible that one or more of our founding officers and directors will remain in senior management or as directors following a business combination, we may employ other personnel following the business combination. If we acquire a target business in an all cash transaction, it would be more likely that our founding officers and certain of our directors would remain with us if they chose to do so. If a business combination were structured as a merger whereby the stockholders of the target company were to control the combined company, following a business combination, it may be less likely that our founding officers or directors would remain with the combined company unless it was negotiated as part of the transaction via the acquisition agreement, an employment agreement or other arrangement. If, as a condition to a potential business combination, our founding officers negotiate to be retained after the consummation of the business combination, such negotiations may result in a conflict of interest. The ability of such individuals to remain with us after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. In making the determination as to whether current management should remain with us following the business combination, we will analyze the experience and skill set of the target business' management and negotiate as part of the business combination that certain of our founding officers and directors remain if it is believed that it is in the best interests of the combined company after the consummation of the business combination. Although we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct.

The shares of common stock and warrants owned by our private stockholders, officers and directors will not participate in liquidation distributions, and a conflict of interest may arise in determining whether a particular target acquisition is appropriate for a business combination.

        Immediately prior to the consummation of this offering, TFC Holdings Ltd., an entity owned 97% by Parkwood Holdings Ltd. and 3% by our outside directors, Parkwood Holdings Ltd., and our officers and directors will beneficially own, in the aggregate, 3,125,000 shares of our common stock (after giving effect to our stock dividend and assuming no exercise of the underwriters' over-allotment) and 4,700,000 warrants but have waived their right to receive distributions (other than with respect to units they purchase in this offering or common stock they purchase in the aftermarket) upon our dissolution and liquidation prior to a business combination. These shares and warrants will be worthless if we do not consummate a business combination. In addition, the 3,125,000 shares of common stock (after giving effect to our stock dividend and assuming no exercise of the underwriters' over-allotment) and 4,700,000 warrants will be held in escrow and may not be transferred until the first anniversary of the consummation of a business combination and ninety days after consummation of a business combination, respectively. The personal and financial interests of our existing stockholders, officers and directors, including their interest in releasing these transfer restrictions and in releasing their common stock and warrants from escrow may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. Consequently, the discretion of our existing stockholders, officers and directors in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our public stockholders' best interest.

If our common stock becomes subject to the SEC's penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

        If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock will be subject to the "penny stock" rules promulgated under the Securities Exchange Act of 1934, as amended. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

  •
  make a special written suitability determination for the purchaser;

  •
  receive the purchaser's written agreement to the transaction prior to sale;

  •
  provide the purchaser with risk disclosure documents which identify certain risks associated with investing in "penny stocks" and which describe the market for these "penny stocks" as well as a purchaser's legal remedies; and

  •
  obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a "penny stock" can be completed.

        If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

Initially, we may only be able to consummate one business combination, which may cause us to be solely dependent on a single business and a limited number of products or services.

        Of the proceeds from this offering and the private placement of warrants, $100,000,000 will be held in the trust account and may be used by us to consummate a business combination. Our business combination must be with a business having a fair market value of at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters' discount) at the time of such acquisition. We have no limitation on our ability to raise additional funds through the sale of securities or the incurrence of indebtedness that would enable us to consummate a business combination with an operating business having a fair market value in excess of 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters' discount) at the time of such an acquisition. Since we have no specific business combination under consideration, we have not entered into any such fundraising arrangement and have no current intention of doing so. Consequently, initially it is probable that we will have the ability to consummate only a single business combination. We may not be able to acquire more than one target business because of various factors, including insufficient financing or the difficulties involved in consummating the contemporaneous acquisition of more than one operating company, as is required by our second amended and restated certificate of incorporation. Therefore, it is probable that we will have the ability to consummate a business combination with only a single operating business, which may have only a limited number of products or services. The resulting lack of diversification may:

  •
  result in our dependency upon the performance of a single or small number of operating businesses;

  •
  result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services; and

  •
  subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

        In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to consummate several business combinations in different industries or different areas of a single industry so as to diversify risks and offset losses. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target business or businesses we acquire.

The ability of our stockholders to exercise their conversion rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

        When we seek stockholder approval of any business combination, we will offer each public stockholder (but not our private stockholders with respect to any shares they owned prior to the consummation of this offering) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and consummated. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata share of the trust account. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having to incur an amount of leverage that is not optimal for our business combination. This may limit our ability to consummate the most attractive business combination available to us.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate a business combination during the prescribed time period.

        We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies, for example, Doubloon Corp., and operating businesses competing for the types of businesses that we intend to primarily focus on. Many of these individuals and entities are well established and have extensive experience in identifying and consummating, directly or indirectly, acquisitions of companies in the financial services industry. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous target acquisitions that we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain target acquisitions that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target acquisitions. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target acquisitions. Also, our obligation to convert into cash the shares of common stock in certain instances may reduce the resources available for a business combination. Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

        Based upon publicly available information from public filings of blank check companies, we have identified approximately 92 blank check companies that have gone public since August 2003. Of these companies, only 22 have actually consummated a business combination and five will be liquidating, while 19 others have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations but have not yet consummated business combinations. Accordingly, there are approximately 65 blank check companies with approximately $5.7 billion in trust and potentially an additional 44 blank check companies with approximately $3.8 billion in trust that have filed registration statements and are seeking, or will be seeking, to consummate business combinations. Furthermore, the fact that only 22 of such companies have consummated business combinations, five will be liquidating and only 19 other of such companies have entered into definitive agreements for business combinations may be an indication that there are only a limited number of attractive targets available to such entities or that many targets are not inclined to enter into a transaction with a blank check company, and therefore we also may not be able to consummate a business combination within the prescribed time period. If we are unable to consummate an initial business combination within the prescribed time period, we will be forced to dissolve and/or liquidate.

We will depend on the proceeds of this offering not placed in the trust account and interest on the trust account available to us to fund our search for a target business or businesses and to consummate our initial business combination.

        We will depend on the $100,000 of proceeds of this offering not placed in the trust account and up to $1,600,000 of interest earned on the trust account and released to us to provide us with working capital that we may need to identify one or more target businesses and to consummate our initial business combination. This may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to obtain additional funds from our initial stockholders or another source to continue operations.

Our private stockholders, including our directors and officers, may vote shares of common stock they acquire in or following the offering on a proposed business combination any way they choose.

        In connection with the stockholder vote required for a business combination, all of our private stockholders, including our directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. Any common stock acquired by private stockholders in the offering or the aftermarket will be considered part of the holdings of the public stockholders. These private stockholders will have the same rights as other public stockholders with respect to such shares, including voting and conversion rights in connection with a potential business combination. Accordingly, they may vote such shares on a proposed business combination any way they choose.

Our private stockholders, including our directors and officers, control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

        Upon consummation of our offering, our private stockholders (including our directors and officers), will collectively own approximately 20.0% of our issued and outstanding shares of common stock (assuming there are no purchases of units in the offering by our private stockholders, directors or officers). As a result, these stockholders will have the ability to influence certain actions requiring a stockholder vote, for example, the election of directors.

Our staggered board may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders.

        Our second amended and restated certificate of incorporation provides that our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. As a result, at any annual meeting only a minority of the board of directors will be considered for election. Since our "staggered board" would prevent our stockholders from replacing a majority of our board of directors at any annual meeting, it may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders.

Prior to the consummation of this offering, after giving effect to our stock dividend and after giving effect to our redemption of 468,750 shares from TFC Holdings Ltd. assuming the underwriters' over-allotment is not exercised, our stockholders will have paid an aggregate of $31,250 for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

        The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. Our private stockholders acquired their shares of common stock at a nominal price, significantly contributing to this dilution. Assuming the offering is consummated, you and the other new investors will incur an immediate and substantial dilution of approximately 23.7% or $1.89 per share (the difference between the pro forma net tangible book value per share of $6.11, and the initial offering price of $8.00 per unit).

Our outstanding warrants and the unit purchase option may have an adverse effect on the market price of our common stock and make it more difficult to consummate a business combination.

        In connection with this offering, as part of the units, we will be issuing warrants to purchase up to 12,500,000 shares of common stock and have agreed to sell to Deutsche Bank Securities Inc. an option to purchase up to a total of 625,000 units, comprised of 625,000 shares of common stock and warrants to purchase 625,000 shares of common stock. In addition, Parkwood Holdings Ltd. will purchase 4,700,000 warrants in a private placement immediately prior to consummation of this offering and we have also agreed to issue up to 1,875,000 warrants to purchase additional shares of common stock if the over-allotment option that we granted to the underwriters is exercised in full. To the extent we issue shares of common stock to consummate a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants and the unit purchase option could make us a less attractive acquisition vehicle in the eyes of a target acquisition. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to consummate the business combination. Therefore, our warrants and the unit purchase option may make it more difficult to consummate a business combination or increase the cost of acquiring the target acquisition. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and the unit purchase option could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants and the unit purchase option are exercised, you may experience dilution to your holdings.

If our private stockholders exercise their registration rights, and/or if Deutsche Bank Securities Inc. exercises its registration rights for the common stock underlying its unit purchase option, it may have an adverse effect on the market price of our common stock and the existence of the registration rights may make it more difficult to consummate a business combination.

        Our private stockholders are entitled to make a demand that we register the resale of their shares of common stock at any time commencing three months prior to the date on which their shares are released from escrow. If our private stockholders exercise their registration rights with respect to all of their shares of common stock, after giving effect to our stock dividend and assuming no exercise of the underwriters' over-allotment option, there will be an additional 3,125,000 shares of common stock eligible for trading in the public market (as well as up to 4,700,000 additional shares of common stock issuable upon the exercise of the

4,700,000 warrants sold in a private placement prior to this offering). In addition, Deutsche Bank Securities Inc. may require that we register the resale of the shares of common stock comprising the unit purchase option and underlying the warrants comprising the unit purchase option. If Deutsche Bank Securities Inc. exercises these registration rights, there will be an additional 1,250,000 shares of our common stock eligible for trading in the public market. The presence of these additional shares of common stock trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of the registration rights may make it more difficult to consummate a business combination or increase the cost of acquiring the target acquisition, as the stockholders of the target acquisition may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of the registration rights may have on the trading market for our common stock.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to consummate a business combination, or we may be required to incur additional expenses if we are unable to dissolve after the expiration of the allotted time periods.

        If we are deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to consummate a business combination, including:

  •
  restrictions on the nature of our investments; and

  •
  restrictions on the issuance of securities.

        In addition, we may have imposed upon us certain burdensome requirements, including:

  •
  registration as an investment company;

  •
  adoption of a specific form of corporate structure; and

  •
  reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

        To this end, the proceeds held in the trust account may be invested by the trust agent only in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940.

Our proposed target acquisition company could itself be an investment company.

        Although our target acquisition might include a hedge fund or a fund of funds, or a company that buys, manages and sells real estate properties on behalf of separate account clients and commingled investment pools, in these cases we would acquire a controlling interest which would not be a security for purposes of the Investment Company Act of 1940 (for example, a general partner interest in a partnership). We also might acquire an investment adviser to a hedge fund, fund of funds or a real estate asset manager. In none of these cases would the target company fall within the definition of an investment company under Section 3(a)(1) of the Investment Company Act. If we were to acquire an adviser to an investment company, then the Investment Company Act would apply to the relationship between the adviser and the investment company. For example, under Section 15 of the Investment Company Act, the advisory contract between the adviser and the investment company would be subject to approval of a majority of the investment company's shareholders.

        If we are deemed to be an investment company at any time, we will be required to comply with additional regulatory requirements under the Investment Company Act of 1940 which would require additional expenses for which we have not budgeted.

The determination of the offering price of our units is more arbitrary than the pricing of securities for an operating company in a particular industry.

        Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative of the underwriters. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

  •
  the history and prospects of companies whose principal business is the acquisition of other companies;

  •
  prior offerings of those companies;

  •
  our prospects for acquiring an operating business at attractive values;

  •
  our capital structure;

  •
  an assessment of our management and our management's experience in identifying operating companies;

  •
  general conditions of the securities markets at the time of the offering; and

  •
  other factors as were deemed relevant.

        However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

We may or may not obtain an opinion from an unaffiliated third party as to the fair market value of a target acquisition or that the price we are paying for the business is fair to our stockholders.

        Pursuant to our second amended and restated certificate of incorporation which we will file with the Delaware Secretary of State prior to consummation of this offering, our board of directors is not required to obtain an opinion from an unaffiliated third party that either the target acquisition we select has a fair market value in excess of 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters' discount) or that the price we are paying is fair to stockholders unless either (i) the board of directors is not able to independently determine that the target acquisition has a sufficient fair market value, or (ii) a conflict of interest exists with respect to the transaction. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors regarding the valuation of the target acquisition.

In the event that our securities are listed on the American Stock Exchange, the American Stock Exchange may delist our securities from trading on its exchange, which could limit investors' ability to effect transactions in our securities and subject us to additional trading restrictions.

        We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities, if listed, will continue to be listed on the American Stock Exchange in the future. In addition, in connection with a business combination, it is likely that the American Stock Exchange may require us to file a new listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

        If the American Stock Exchange delists our securities from trading on its exchange in the future, we could face significant material adverse consequences, including:

  •
  a limited availability of market quotations for our securities;

  •
  a determination that our common stock is a "penny stock," which would require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

  •
  a more limited amount of news and analyst coverage for our company;

  •
  a decreased ability to issue additional securities or obtain additional financing in the future;

  •
  a decreased ability of our securityholders to sell their securities; and

  •
  restrictions on the nature of investments for which we would use our stock as consideration.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to be practically worthless.

        No warrant (including the warrants to be sold to Parkwood Holdings Ltd. in a private placement prior to consummation of this offering) will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrants comprising the units to be sold in this offering is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

Because we may acquire a company located outside of the United States, we may be subject to various risks of the foreign jurisdiction in which we ultimately operate in.

        If we acquire a company that has sales or operations outside the United States, we could be exposed to risks that negatively impact our future sales or profitability following a business combination, including:

  •
  tariffs and trade barriers;

  •
  regulations related to customs and import/export matters;

  •
  tax issues, such as tax law changes and variations in tax laws as compared to the United States;

  •
  government instability;

  •
  different or inadequate banking systems;

  •
  currency fluctuations;

  •
  foreign exchange controls;

  •
  restrictions on the repatriation of profits or payment of dividends; or

  •
  nationalization or expropriation of property.

We may be subject to taxation in Canada, which would increase our operating expenses for which we have limited funds available.

        By virtue of maintaining an office in Canada, we may be subject to taxation in Canada, including Canadian income taxation. As a result, our aggregate tax liabilities in any particular taxation year may exceed the tax liabilities that would have arisen if we did not have an office or other permanent establishment in Canada. Canadian taxation legislation also differs in many material respects from tax legislation currently enacted in the United States, which may give rise to additional tax liabilities. These taxes may increase our operating expenses and we have limited funds available outside the trust account.

There may be tax consequences associated with our acquisition, holding and disposition of target companies and assets.

        We may incur significant taxes in connection with effecting acquisitions; holding, receiving payments from, and operating target companies and assets; and disposing of target companies and assets.

Because any target business with which we attempt to complete a business combination will be required to provide our stockholders with financial statements prepared in accordance with and reconciled to United States generally accepted accounting principles, the pool of prospective target businesses may be limited.

        In accordance with the requirements of United States federal securities laws, in order to seek stockholder approval of a business combination, a proposed target business will be required to have certain financial statements which are prepared in accordance with, or which can be reconciled to U.S. generally accepted accounting principles and audited in accordance with U.S. generally accepted auditing standards. To the extent that a proposed target business does not have financial statements which have been prepared with, or which can be reconciled to, U.S. GAAP, and audited in accordance with U.S. generally accepted auditing standards, we will not be able to acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses.

If we acquire one or more Canadian financial services businesses, we may incur additional costs due to currency exchange and we could experience gains or losses solely on changes in the exchange rate between the U.S. Dollar and the Canadian Dollar.

        If we make an acquisition of a Canadian financial services business in Canadian Dollars, fluctuation in the U.S./Canadian Dollar exchange rate could affect the cost of acquisition because our cash assets are in U.S. Dollars. For example, an increase in the value of the Canadian Dollar relative to the U.S. Dollar would result in our paying a higher U.S. Dollar purchase price because we would be required to convert more U.S. Dollars to buy the necessary amount of Canadian Dollars to fund the purchase price.

        If we acquire one or more Canadian financial services businesses with our cash assets, our assets, liabilities and earnings would be denominated in Canadian Dollars. As a result, our earnings may be affected favorably or unfavorably by changes in the exchange rates between the U.S. Dollar and the Canadian Dollar. For example, an increase in the value of the Canadian Dollar relative to the U.S. Dollar would result in higher profits when those profits are converted into U.S. Dollars. Conversely, a decrease in the value of the Canadian Dollar relative to the U.S. Dollar would result in lower profits when those profits are converted into U.S. Dollars. Similarly, the overall value of our assets and any Canadian Dollar liabilities would fluctuate up or down with the value of the Canadian Dollar. Fluctuations in the in the U.S./Canadian exchange rate could adversely affect the value of our shares. We may also incur transaction costs associated with exchanging Canadian Dollars into U.S. Dollars.

        We may manage the currency risks by hedging through forward currency contracts, currency futures, currency swap agreements or currency options, but there is no assurance that we will employ such measures or, if employed, they will effectively manage currency risk.

We are located outside the United States and, if we acquire one or more Canadian financial services businesses, our assets would be located and a number of our directors and officers would be resident outside the United States, which may hinder service of process or make it impossible, difficult or more costly for an investor to enforce a judgment granted by a United States court against us or such persons.

        We are incorporated under the laws of Delaware, but our head office is located and a number of our directors and officers may be resident in Canada. If we acquire one or more Canadian financial services businesses, a number of our directors and officers may be resident in Canada and a substantial portion of their assets and substantially all of our assets will be located in Canada. As a result, it may be difficult for an investor to effect service of process within the United States upon the directors and officers who are not residents of the United States. It may also be difficult for an investor to enforce judgments in the courts of the United States, including those based upon the civil liability under United States federal securities laws, against us where damages exceed the realizable value of U.S.- based assets or against directors and officers who are not residents of the United States. Therefore, judgments against us or such persons may have to be enforced in Canada and may be subject to additional defenses or may result in additional costs to the party seeking to enforce a judgment as a result.

        Claim brought in Canadian courts, where appropriate, may be subject to defenses not available in actions in courts of the United States or may result in additional costs or different damages being awarded to the party bringing the claim.

Provisions in our second amended and restated certificate of incorporation and bylaws and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

        Our second amended and restated certificate of incorporation and bylaws contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred stock.

        We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Risks Related to the Financial Services Industry

We may be subject to significant regulatory requirements in connection with our efforts to consummate a business combination with a financial services firm, which may result in our failure to consummate our initial business combination within the required time frame and may force us to liquidate.

        The Canadian Competition Act provides that pre-merger notification filings must be submitted in connection with mergers and acquisitions that meet certain asset and revenue thresholds, including where the assets or revenues of an acquired business exceed C$50,000,000. A notifiable transaction cannot ordinarily close until the expiration of a waiting period of either 14 or 42 days following notification, depending on the type of filing submitted, unless the parties obtain an advance ruling certificate. Moreover, acquisitions of Canadian businesses by non-Canadians may be subject to review by Industry Canada and Ministerial approval; in the case of an investment to acquire control of a Canadian business that provides any financial service, the threshold for such review is C$5,000,000. In addition, acquisition of financial services companies are often subject to significant regulatory requirements and consents, and we will not be able to consummate a business combination with certain types of financial services companies without complying with applicable laws and regulations and obtaining required governmental and other necessary third party consents, possibly in advance of transaction consummation. For example, if we were to attempt to acquire or acquire control of a dealer or adviser in Canada, the prior approval of the securities regulatory authorities in Canada would be required. In addition, if we were to acquire or attempt to acquire control of an investment management firm in Canada, we would be required to give notice to the firm's investment management clients; whereas, in the United States, we would have to obtain consents of the firm's investment management clients or enter into new contracts with them. There is no assurance that we would be able to obtain such consents or maintain existing or enter into new contracts. Similarly, if we were to attempt to acquire certain banks, we would be required to obtain, in Canada, approval of the Office of the Superintendent of Financial Institutions and, in the United States, the prior approval of relevant federal and state banking agencies, which may include the Board of Governors of the Federal Reserve Systems, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Office of Thrift Supervision and/or state banking commissions. In determining whether to approve applications we may file, the agencies will consider a number of factors including, but not limited to, our current and pro forma financial condition and that of the target as well as the target's compliance with the Community Reinvestment Act and the USA PATRIOT Act. In addition, even if the applications are approved, federal and state banking regulators may impose conditions on the consummation of any transaction. If our acquisition target were an insurance company, in Canada, it would be necessary to obtain approval of the Office of the Superintendent of Financial Institutions in the case of a federally-regulated insurance company and the applicable provincial insurance regulator in the case of a provincially-regulated insurance company, and, in the United States, state insurance commissioners in the state or states where the insurance company is domiciled would review an acquisition transaction and could prevent it by withholding their consent. Similar approvals would be required in the case of an acquisition of an insurance holding company. The acquisition of a business in other sectors of the financial services industry may require similar approvals or consents.

        In addition, in the United States, in connection with seeking prior approval for an acquisition of a bank or insurance company in the United States or providing notice of change to such company, any individual or entity holding a 10% or greater interest in our equity may be required to participate as notificants or applicants. Moreover, any bank holding company with a 5% or greater interest in our equity may be independently required to seek approval to retain such interest following our acquisition of certain types of banks. In Canada, any individual or entity seeking to acquire more than 10% of the shares of any class of shares of a bank or federally-regulated insurance company or bank or insurance holding company must first obtain approval of the Minister of Finance (by way of application to the Office of Superintendent of Financial Institutions). Moreover, there are different ownership restrictions based on size thresholds that are applicable to larger banks and insurance companies. In the United States, there exists a presumption of "control" when an acquiring party acquires 10% or more (5% or more, in the case of Florida) of the voting securities of an insurance company or insurance holding company. Therefore, any person acquiring 10% or more (5% or more, in the case of Florida) of common stock or other voting securities of such a company would need the prior approval of the state insurance regulators in the state or states in which such company is domiciled or commercially domiciled. We may not receive any such required approvals or we may not receive them in a timely manner, including as a result of factors or matters beyond our control. Satisfying any requirements of regulatory agencies may delay the date of our consummation of our initial business combination beyond the required time frame (18 months after the consummation of this offering or 24 months after the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the consummation of this offering and the initial business combination relating thereto has not yet been consummated within such 18-month period). If we fail to consummate our initial business combination within the required time frame, we will be forced to liquidate.

The financial services industry faces substantial regulatory and litigation risks and conflicts of interest, and, after the consummation of a business combination with a company in the financial services industry, we may face legal liability and reduced revenues and profitability if our services are not regarded as compliant or for other reasons.

        The financial services industry is subject to extensive regulation. Many regulators, including U.S., Canadian and other government agencies and self-regulatory organizations, as well as state and provincial securities commissions, insurance regulators and attorneys general, are empowered to conduct administrative proceedings and investigations that can result in, among other things, censure, fine, the issuance of cease-and-desist orders, prohibitions against engaging in some lines of business, suspension or termination of licenses or the suspension or expulsion of a broker-dealer, investment adviser or insurance distributor. The requirements imposed by regulators are designed to ensure the integrity of the financial markets and to protect customers, policyholders and other third parties who deal with financial services firms and are not designed to protect our stockholders. Regulations and investigations may result in limitations on our activities, such as the restrictions imposed on several leading securities firms as part of a settlement these firms reached with federal and state securities regulators and self-regulatory organizations in 2003 to resolve investigations into equity research analysts' alleged conflicts of interest.

        Banks domiciled or operating in the United States and their holding companies are subject to extensive regulation and supervision by applicable federal and state banking agencies. Many of these regulations are intended to protect parties other than shareholders, such as depositors. If we were to acquire a bank, these regulations may limit our operations significantly and control the methods by which we conduct our business, including our lending practices, capital structure, investment practices and dividend policy. In addition, banks and their holding companies generally are subject to rigorous capital requirements and may be examined on a regular basis for their general safety and soundness and compliance with various federal and state legal regimes, including, but not limited to, the Community Reinvestment Act, the Truth in Lending Act, the Equal Credit Opportunity Act, the Real Estate Settlement and Procedures Act, the Fair Credit Reporting Act and the Bank Secrecy Act, as amended by the USA PATRIOT Act. Failure to comply with these requirements or receive a satisfactory examination may subject a bank to informal or formal agreements, such as a memorandum of understanding, deferred prosecution agreement or cease-and-desist order, and may also result in the assessment of civil monetary penalties or the limitation of expansionary activities at both the bank and holding company levels. Canadian banks and their shareholders are subject to similar extensive regulation and supervision relating to the conduct of business, capital requirements, safety and soundness and compliance.

        Governmental and self-regulatory organizations, including in Canada, the provincial securities commissions, such as the Ontario Securities Commission, the Investment Dealers Association and the Mutual Fund Dealers Association, and in the United States, the SEC, the NASD and national securities exchanges such as the American Stock Exchange and the New York Stock Exchange, impose and enforce regulations on broker-dealers, investment banking firms, investment advisers and similar financial services companies. In both Canada and the U.S., self-regulatory organizations adopt rules, subject to approval by the applicable Canadian securities regulatory authority and the SEC, respectively, that govern aspects of the financial services industry and conduct periodic examinations of the operations of registered investment dealers, broker-dealers and investment advisers. For example, Canadian investment dealers and U.S. broker-dealers are subject to rules and regulations that cover all aspects of the securities business including: sales methods and trade practices; use and safekeeping of customer funds and securities; capital structures; recordkeeping; the preparation of research; the extension of credit; and the conduct of officers and employees. The types of regulations to which investment advisers are subject are also extensive and include: minimum capital requirements (under Canadian provincial securities law), recordkeeping; fee arrangements; client disclosure; custody of customer assets; and the conduct of officers and employees. In addition, investment advisers and dealers in Canada are subject to anti-money laundering and privacy legislation.

        The Investment Dealers Association, the applicable Canadian securities authorities, the SEC, the NASD and various regulatory agencies also have stringent rules with respect to the maintenance of specific levels of net capital by securities brokerage firms. Failure to maintain the required net capital may subject a firm to suspension or revocation of registration by applicable Canadian Securities authorities and SEC and suspension or expulsion from Investment Dealers Association and NASD and other regulatory bodies, which ultimately could prevent any broker-dealers that we acquire or acquire control of from performing as a broker-dealer. In addition, a change in the net capital rules, the imposition of new rules or any unusually large charge against net capital could limit the operations of broker-dealers, which could harm our business if we were to consummate a business combination with a securities brokerage firm. Similar capital requirements apply to insurance companies. In the United States, under laws adopted by individual states, insurers engaged in certain lines of business are subject to risk based capital requirements. Insurers having less total adjusted capital than that required under the risk based capital laws are subject to varying degrees of regulatory action, depending on the level of capital inadequacy. Maintaining appropriate levels of statutory surplus is also considered important by state insurance regulatory authorities. Failure by an insurance company to maintain certain levels of statutory surplus could result in increased regulatory scrutiny and enforcement.

        In addition, insurance companies are subject to extensive regulation and supervision in the jurisdictions in which they do business. For example, in the United States, state insurance departments have broad powers with respect to such things as: licensing companies to transact business; authorizing lines of business; imposing dividend limitations; licensing agents and distributors of insurance products; restricting companies' ability to enter and exit markets; mandating certain insurance benefits; restricting companies' ability terminate or cancel coverage; requiring companies to provide certain types of coverage; regulating premium rates, including the ability to increase premium rates; approving policy forms; regulating trade, marketing, sales and claims practices; imposing privacy requirements; establishing reserve requirements and solvency standards; restricting certain transactions between affiliates; and regulating the type, amounts and valuation of investments.

        The regulatory environment in which we will operate is also subject to modifications and further regulations. New laws or regulations or changes in the enforcement of existing laws or regulations applicable to us also may adversely affect our business, and our ability to function in this environment will depend on our ability to constantly monitor and react to these changes. For example, in the United States recently the insurance industry has been subject to a significant level of scrutiny by various regulatory bodies, including state attorneys general and insurance departments, concerning certain practices within the insurance industry. These practices include, without limitation, the receipt of contingent commissions by insurance brokers and agents from insurance companies and the extent to which such compensation has been disclosed, bid rigging and related matters. As a result of these and related matters, including actions taken by the New York State Attorney General, there have been a number of proposals to modify various provincial and state laws and regulations and industry practices and guidelines regarding insurance agents and brokers, including proposals by the National Association of Insurance Commissioners, that could impose additional legal obligations, including disclosure obligations, on us if we were to offer insurance or other financial products.

        In recent years, the volume of claims and amount of damages claimed in litigation and regulatory proceedings against financial services firms has been increasing. After our initial business combination, our engagement agreements or arrangements may include provisions designed to limit our exposure to legal claims relating to our services, but these provisions may not protect us or may not be adhered to in all cases. We may also be subject to claims arising from disputes with employees for alleged discrimination or harassment, among other things. The risk of significant legal liability is often difficult to assess or quantify and its existence and magnitude often remain unknown for substantial periods of time. As a result, we may incur significant legal expenses in defending against litigation. Substantial legal liability or significant regulatory action against us could materially adversely affect our business, financial condition or results of operations or cause significant reputational harm to us, which could seriously harm our business.

        Financial services firms are subject to numerous conflicts of interest or perceived conflicts of interest. We will need to adopt various policies, controls and procedures to address or limit actual or perceived conflicts and regularly seek to review and update our policies, controls and procedures. However, these policies, controls and procedures may result in increased costs, additional operational personnel and increased regulatory risk. Failure to adhere to these policies and procedures may result in regulatory sanctions or client litigation. There have been a number of highly publicized cases involving fraud or other misconduct by employees in the financial services industry in recent years, and we run the risk that employee misconduct could occur. It is not always possible to deter or prevent employee misconduct and the precautions we take to prevent and detect this activity may not be effective in all cases.

After the consummation of our initial business combination, we will face strong competition from financial services firms, many of whom have the ability to offer clients a wider range of products and services than we may be able to offer, which could lead to pricing pressures that could materially adversely affect our revenue and profitability.

        After consummation of our initial business combination in the financial services industry, we will compete with other firms—both domestic and foreign—on a number of factors, including the quality of our employees, transaction execution, our products and services, innovation, reputation and price. We may fail to attract new business and we may lose clients if, among other reasons, we are not able to compete effectively. We will also face significant competition as result of a recent trend toward consolidation in this industry. In the past several years, there has been substantial consolidation and convergence among companies in the financial services industry. In particular, since the passage of the Gramm- Leach-Bliley Act in 1999, which reduced barriers to banks providing a wide range of financial services, a number of large commercial banks, insurance companies and other broad-based financial services firms have established or acquired broker-dealers or have merged with other financial institutions. Many of these firms have the ability to offer a wide range of products such as loans, deposit-taking and insurance, brokerage, investment management and investment banking services, which may enhance their competitive position. They also have the ability to support investment banking with commercial banking, insurance and other financial services revenue in an effort to gain market share, which could result in pricing pressure on other businesses. We believe, in light of increasing industry consolidation and the regulatory overhaul of the financial services industry, that competition will continue to increase from providers of financial services products.

The financial services industry has inherent risks, which may affect our net income and revenues.

        The financial services business is, by its nature, subject to numerous and substantial risks, including volatile trading markets and fluctuations in the volume of market activity. Consequently, our net income and revenues are likely to be subject to wide fluctuations, reflecting the effects of many factors, including: general economic conditions; securities market conditions; the level and volatility of interest rates and equity prices; competitive conditions; liquidity of global markets; international and regional political conditions; regulatory and legislative developments; monetary and fiscal policy; investor sentiment; availability and cost of capital; technological changes and events; outcome of legal proceedings; changes in currency values; inflation; credit ratings; and the size, volume and timing of transactions. These and other factors could affect the stability and liquidity of securities and futures markets, and the ability of issuers, other securities firms and counterparties to perform their obligations.

        A reduced volume of securities and futures transactions and reduced market liquidity generally results in lower revenues from principal transactions and commissions. Lower price levels for securities may result in a reduced volume of transactions and may also result in losses from declines in the market value of securities held in proprietary trading and underwriting accounts, particularly in volatile or illiquid markets, or in markets influenced by sustained periods of low or negative economic growth, including the risk of losses resulting from the ownership of securities, trading and the failure of counterparties to meet commitments. In particular, if we consummate a business combination with an investment management firm, our business could be expected to generate lower revenue in a market or general economic downturn. Under a typical arrangement for an investment management business, the investment advisory fees we could receive would be based on the market value of the assets under management. Accordingly, a decline in the prices of securities would be expected to cause our revenue and income to decline by:

  •
  causing the value of the assets under management to decrease, which would result in lower investment advisory fees;

  •
  causing negative absolute performance returns for some accounts which have performance-based incentive fees, resulting in a reduction of revenue from such fees; or

  •
  causing some of our clients to withdraw funds from our investment management business in favor of investments they perceive as offering greater opportunity and lower risk, which also would result in lower investment advisory fees.

Operational risks may disrupt our business, result in regulatory action against us or limit our growth.

        Financial services businesses are dependent on communications and information systems, including those of vendors. Any failure or interruption of these systems, whether caused by fire, other natural disaster, power or telecommunications failure, act of terrorism or war or otherwise, could materially adversely affect operating results. After the consummation of a business combination, we will need to continue to make investments in new and enhanced information systems. Interruption or loss of our information processing capabilities or adverse consequences from implementing new or enhanced systems could have a material adverse effect on our business and the price of our common stock and warrants. As our information system providers revise and upgrade their hardware, software and equipment technology, we may encounter difficulties in integrating these new technologies into our business. Additionally, our systems may be subject to infiltration by unauthorized persons. If our systems or facilities were infiltrated and damaged by unauthorized persons, our clients could experience data loss, financial loss and significant business interruption. If that were to occur, it could have a material adverse effect on our business, financial condition and results of operations.

Many financial services firms face credit risks which, if not properly managed, could cause revenues and net income to decrease.

        Many types of financial services firms, including banks and broker-dealers, lend funds to their customers. Among the risks all lenders face is the risk that some of their borrowers will not repay their loans. The ability of borrowers to repay their obligations may be adversely affected by factors beyond our control, including local and general economic and market conditions. A substantial portion of the loans may be secured by liens on real estate or securities. These same factors may adversely affect the value of real estate and securities as collateral. If we enter into a business combination with a firm that makes loans, we would maintain an allowance for loan losses to reflect the level of losses determined by management to be inherent in the loan portfolio. However, the level of the allowance and the amount of the provisions would only be estimates based on management's judgment and regulatory guidance, and actual losses incurred could materially exceed the amount of the allowance or require substantial additional provisions to the allowance, either of which would likely have a material adverse effect on our revenues and net income.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements. Such forward-looking statements include statements regarding, among others, (a) our expectations about possible business combinations, (b) our growth strategies, (c) our future financing plans, and (d) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "approximate," "estimate," "believe," "intend," "plan," or "project," or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found in this prospectus. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, the events anticipated in the forward-looking statements may or may not occur.

        Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

  •
  our status as a development stage company;

  •
  our dissolution or liquidation prior to a business combination;

  •
  the reduction of the proceeds held in the trust account due to third party claims;

  •
  our selection of a prospective target business or asset;

  •
  our issuance of our capital shares or incurrence of debt to consummate a business combination;

  •
  our ability to consummate an attractive business combination due to our limited resources and the significant competition for business combination opportunities;

  •
  our dependence on our key personnel;

  •
  conflicts of interest of our officers, directors and existing investors;

  •
  potential future affiliations of our officers and directors with competing businesses;

  •
  our ability to obtain additional financing if necessary;

  •
  the control by our private stockholders of a substantial interest in us;

  •
  our common stock becoming subject to the SEC's penny stock rules;

  •
  the adverse effect the outstanding warrants and the unit purchase option may have on the market price of our common shares;

  •
  the existence of registration rights with respect to the securities owned by our private stockholders and the securities underlying the unit purchase option;

  •
  our being deemed an investment company;

  •
  the lack of a market for our securities;

  •
  costs of complying with United States securities laws and regulations;

  •
  market risks;

  •
  risks of acquiring and operating a business outside the United States; and

  •
  regulatory risks and operational risks.

        These risks and others described under "Risk Factors" are not exhaustive.

        Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it, and is expressly qualified in its entirety by the foregoing cautionary statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

        We estimate that the net proceeds of this offering and the private placements of the units and warrants will be as set forth in the following table:

	Without Over- Allotment Option	Over-Allotment Option Exercised
Gross proceeds
Gross proceeds from units offered to the public	$100,000,000	$115,000,000
Gross proceeds from private placement of warrants	4,700,000	4,700,000

Total gross proceeds	$104,700,000	$119,700,000

Offering expenses
Underwriting discount (7% of gross proceeds from units offered to the public) (1)	$7,000,000	$8,050,000
Legal fees and expenses	360,000	360,000
Printing and engraving expenses	65,000	65,000
Accounting fees and expenses	55,000	55,000
SEC registration fee	23,734	23,734
NASD registration fee	23,000	23,000
AMEX application and listing fees	65,000	65,000
Miscellaneous expenses	8,266	8,266

Total offering expenses	$7,600,000	$8,650,000
Initial working capital (2)	$100,000	$100,000

Net proceeds held in trust account
Net proceeds from the offering and private placement of warrants	$97,000,000	$110,950,000
Deferred underwriting fees	3,000,000	3,450,000

Total net proceeds held in trust account (3)	$100,000,000	$114,400,000

Percentage of unit offering held in trust account	100%	99.5%
	Amount	Percentage
Use of net proceeds not held in the trust account and up to $1,600,000 of the interest earned on the trust account (net of taxes payable) that may be released to us to cover working capital requirements
Due diligence (excluding accounting and legal due diligence) of prospective target(s)	$200,000	(11.8%)
Legal and accounting expenses attendant to the due diligence investigations, structuring and negotiations of an initial transaction	650,000	(38.3%)
Payment of administrative fee to Parkwood Holdings Ltd. or an affiliate of Parkwood Holdings Ltd. ($7,500 per month for 24 months)	180,000	(10.5%)
Legal and accounting fees relating to SEC reporting obligations	100,000	(5.8%)
Working capital to cover miscellaneous expenses, including trustee and escrow agent fees and D&O insurance	570,000	(33.6%)

Total net proceeds not held in the trust account	$1,700,000	(100.0%)

(1)
The underwriters have agreed to defer a portion of their underwriting discount, equal to 3% of the gross proceeds of the public portion of this offering, until the consummation of a business combination. Upon the consummation of a business combination, such deferred discount shall be released to the underwriters out of the gross proceeds of this offering held in a trust account at JPMorgan Chase, maintained by American Stock Transfer & Trust Company, acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred discount.

(2)
Working capital for the company consists of the amount of net proceeds to the company not held in the trust account ($100,000) and up to $1,600,000 of the interest earned on the trust account which may be released to us.

(3)
$8.00 per unit or $7.96 per unit if the over-allotment option is exercised.

        Of the proceeds of this offering, $92,300,000 or $106,250,000 if the over-allotment option is exercised in full, plus $4,700,000 from the private placement of warrants, (accordingly, an aggregate of $97,000,000 or $110,950,000, respectively) will be placed in a trust account at JPMorgan Chase, maintained by American Stock Transfer & Trust Company, New York, New York, as trustee. Additionally, $3,000,000 or $3,450,000 if the underwriters' over-allotment option is exercised in full, of the proceeds attributable to the underwriters' discount will be deposited into the trust account. The funds held in trust will be invested only in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. The proceeds will not be released from the trust account until the earlier of the consummation of a business combination or our dissolution and liquidation. If we are required to dissolve, we will pay for the costs of dissolution from our remaining assets outside the trust account. Prior to consummation of this offering, Gordon A. McMillan, our Chairman of the Board, Andrew A. McKay, our Chief Executive Officer, and JovFunds will each enter into a binding agreement to pay, jointly and severally, the costs of dissolution and liquidation, which we currently estimate to be approximately $50,000 to $75,000, to the extent they exceed our remaining assets outside of the trust account. While we will seek waivers from all target acquisitions, vendors and service providers to claims to amounts in the trust account, we cannot guarantee that we will be able to obtain any such waiver or that any such waiver will be held valid and enforceable. Prior to consummation of this offering, Gordon A. McMillan, our Chairman of the Board, Andrew A. McKay, our Chief Executive Officer, and JovFunds, will each enter into a binding agreement such that, if we dissolve and/or liquidate prior to a business combination, they will be jointly and severally liable to ensure that the proceeds in the trust account are not reduced by the claims of vendors for services rendered or products sold to us, as well as claims of prospective target businesses for fees and expenses of third parties that we agree in writing to pay in the event we do not consummate a combination with such business. However, we cannot assure you that will be able to satisfy those obligations. The proceeds held in the trust account may be used as consideration to pay the sellers of a target acquisition with which we consummate a business combination (excluding the amount held in the trust account representing a portion of the underwriters' discount). Any amounts not paid as consideration to the sellers of the target business will be used to finance our operations, which may include the target business(es) we acquired on the consummation of the business combination, to consummate other acquisitions, or for working capital, as determined by our board of directors at that time.

        We have agreed to pay Parkwood Holdings Ltd., a company that is wholly owned by Gordon A. McMillan, Andrew A. McKay and JovFunds (or an affiliate of Parkwood Holdings Ltd.), a monthly fee of $7,500 for general and administrative services including office space, utilities and administrative support. This arrangement is being agreed to by Parkwood

Holdings Ltd. or its affiliate for our benefit and is not intended to provide Messrs. McMillan and McKay or JovFunds compensation in lieu of a salary. We believe, based on fees for similar services in the Toronto, Ontario metropolitan area, that the fee charged by Parkwood Holdings Ltd. or its affiliate is at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon consummation of our business combination or the distribution of the trust account to our public stockholders.

        Regardless of whether the underwriters exercise their over-allotment option in full, the net proceeds available to us outside of the trust account and from interest earned on the trust account that may be released to us for our search for a business combination will consist of $1,700,000. We intend to use this amount for tax payments, due diligence, legal, accounting and other expenses of structuring and negotiating a business combination, as well as a possible down payment, lock-up or "no-shop" provision (a provision in letters of intent designed to keep target acquisitions from "shopping" around for transactions with other companies on terms more favorable to such target acquisitions). Prior to consummation of this offering, Messrs. McMillan and McKay and JovFunds will agree, jointly and severally, to pay, on our company's behalf, any expenses in excess of this $1,700,000 that we may incur in connection with our pursuit of a business combination. Such payments will be reimbursed upon consummation of our initial business combination. If necessary, the $1,700,000 would also be used to bear the costs of liquidation and/or dissolution if in the event we are unable to consummate a business combination within 18 months after the consummation of this offering or execute a letter of intent, agreement in principle or definitive agreement within 18 months after the consummation of this offering, or if our corporate existence should cease 24 months from the consummation of this offering. While we do not have any current intention to use these funds as a down payment or to fund a "no-shop" provision with respect to a particular proposed business combination, if we were to enter into such a letter of intent where we paid for the right to receive exclusivity from a target acquisition, the amount that would be used as a down payment or to fund a "no-shop" provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target acquisitions. In addition to the use of funds described above, we could also use a portion of these funds to pay fees to consultants to assist us with our search for a target acquisition. We believe that this amount will be sufficient to cover the foregoing expenses. This arrangement is for our benefit and is not intended to provide our private stockholders or special advisors with any other compensation prior to the consummation of our initial business combination.

        To the extent that our capital stock or debt securities are used in whole or in part as consideration to consummate a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance our operations.

        We may not use all of the proceeds in the trust account in connection with a business combination, either because the consideration for the business combination is less than the proceeds in the trust account or because we finance a portion of the consideration with our capital stock or debt securities. In such event, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance our operations, which may include the target business(es) that we acquire in the business combination, to consummate other acquisitions, or for working capital, as determined by our board of directors at that time.

        The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested only in "government securities" or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 so that we are not deemed to be an investment company under the Investment Company Act. The income derived from investment of these net proceeds during this period that is not otherwise returned to public stockholders who vote against a business combination along with up to $1,600,000 of interest from the trust account available to us will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is consummated.

        We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

        Commencing on the effective date of this prospectus through the consummation of a business combination, we will pay Parkwood Holdings Ltd. (or an affiliate of Parkwood Holdings Ltd.) the administrative services fee described above. Other than this $7,500 per month fee, no compensation of any kind (including finders, consulting or other similar fees) will be paid by us to any of our officers, directors or private stockholders, or any of their affiliates, prior to, or for any services that they render in order to consummate, or in connection with the consummation of a business combination, provided, however, that, although no agreement or arrangement is currently in place or contemplated, Genuity Financial Group or its subsidiaries (affiliated with our director Robert Penteliuk) may be entitled to a fee in connection with our initial business combination. Our officers, directors and private stockholders will receive reimbursement, without limit but subject to board approval, for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target acquisitions, performing business due diligence on suitable target acquisitions and business combinations, as well as traveling to and from the offices, plants or similar locations of prospective target acquisitions to examine their operations.

        A public stockholder (but not our private stockholders with respect to any shares of our common stock owned by them immediately before this offering) will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of our dissolution and subsequent liquidation of the trust account pursuant to the trust agreement or if that public stockholder (but not our private stockholders with respect to any shares of our common stock owned by them immediately before this offering) converts such shares into cash in connection with a business combination that the public stockholder voted against and that we consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

        Upon the consummation of a business combination, the underwriters will be entitled to receive a portion of the proceeds attributable to the underwriters' discount held in the trust account. In the event that we are unable to consummate a business combination and the trustee is forced to dissolve and/or liquidate the trust account, the underwriters have agreed that: (i) they will forfeit any rights or claims to such proceeds and any accrued interest thereon; and (ii) the proceeds attributable to the underwriters' discount will be distributed on a pro-rata basis among the public stockholders along with any accrued interest thereon.

DILUTION

        The difference between the public offering price per share of our common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

        On December 31, 2006, our net tangible book value was a deficiency of $387,340, or approximately $(0.12) per share of common stock. After giving effect to the sale of 12,500,000 shares of common stock included in the units, proceeds of an additional $4,700,000 for the private placement of warrants, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at December 31, 2006 would have been $80,139,250 or $6.11 per share, representing an immediate increase in net tangible book value of $6.23 per share to the private stockholders and an immediate dilution of $1.89 per share or 23.7% to new investors not exercising their conversion rights.

        For purposes of presentation, our pro forma net tangible book value after this offering is $19,990,000 less than it otherwise would have been because if we consummate a business combination, the conversion rights to the public stockholders (but not our existing stockholders) may result in the conversion into cash of up to approximately 19.99% (2,498,750 shares) of the aggregate number of the shares sold in this offering. The per-share conversion price would be equal to the amount in the trust account (which includes $3,000,000 in deferred underwriting discounts and commissions), net of (1) income taxes payable on the interest income on the trust account and (2) up to $1,600,000 of interest income on the trust account balance, net of income taxes payable on this amount, released to us to fund working capital requirements, each calculated as of two business days prior to the consummation of the proposed business combination divided by the number of units sold in this offering.

        The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and assuming no exercise of the warrants:

Public offering price		$8.00
Net tangible book value before this offering	$(0.12)
Increase attributable to new investors	$6.23
Pro forma net tangible book value after this offering		$6.11

Dilution to new investors		$1.89

        The following table sets forth information with respect to our private stockholders and the new public investors:

	Shares Purchased		Total Consideration
					Average Price Per Share
	Number	Percentage	Amount	Percentage
Existing shareholders(1)	3,125,000	20.0%	$31,250	0.03%	$0.01
New investors	12,500,000	80.0%	100,000,000	99.97%	$8.00

	15,625,000	100.0%	$100,031,250	100.00%

(1)
After giving effect to our stock dividend and after giving effect to our redeeming 468,750 shares from TFC Holdings Ltd., assuming the underwriters' over-allotment option is not exercised.

        The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(387,340)
Proceeds from this offering and private placement of warrants	100,100,000
Offering costs incurred in advance and excluded from tangible book value before this offering	416,590
Less: Proceeds held in trust account subject to conversion to cash ($8.00 × 2,498,750 shares)	(19,990,000)

$80,139,250

Denominator:
Shares of common stock outstanding prior to this offering(1)	3,125,000
Shares of common stock included in the units offered	12,500,000
Less: Shares subject to conversion (12,500,000 × 19.99%)	(2,498,750)

13,126,250

(1)
After giving effect to our stock dividend and after giving effect to our redeeming 468,750 shares from TFC Holdings Ltd., assuming the underwriters' over-allotment option is not exercised.

CAPITALIZATION

        The following table sets forth our capitalization as of December 31, 2006 and our capitalization as adjusted to give effect to the sale of our units in this offering and in our sale of private placement warrants and the application of the estimated net proceeds derived from sales:

	As of December 31, 2006
	Actual	As Adjusted (1)
Total debt	$68,750	$—

Common Stock, $0.001 par value, 0 and 2,498,750 shares, which may be converted into cash at conversion value of $8.00 per share	—	19,990,000

Stockholders' equity:
Preferred Stock, $0.01 par value, 5,000,000 shares authorized; none issued or outstanding (2)	—	—
Common Stock, $0.001 par value, 70,000,000 shares authorized; 3,593,750 shares issued and outstanding; and 13,126,250 shares (excluding 2,498,750 shares subject to possible conversion), as adjusted (2)	3,594	13,126
Additional paid in capital	27,656	80,128,124
Deficit accumulated during the development stage	(2,000)	(2,000)

Total stockholders' equity	29,250	80,139,250

Total capitalization	$98,000	$100,129,250

(1)
Includes $4,700,000 payable immediately prior to this offering for the purchase, through a private placement of warrants to Parkwood Holdings Ltd. Also includes $31,250 paid on July 12, 2006 for the private placement of our common stock to TFC Holdings Ltd. Assumes redemption of 468,750 shares from TFC Holdings Ltd.

(2)
Our certificate of incorporation as of December 31, 2006 authorized 6,000,000 shares of common stock and no shares of preferred stock. We filed an amended and restated certificate of incorporation on March 14, 2007 pursuant to which we authorized 70,000,000 shares of common stock ($0.001 par value) and 5,000,000 shares of preferred stock. We also declared a 1 for 1.15 stock split in the form of a dividend.

        If we consummate a business combination, the conversion rights afforded to our stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account as of two business days prior to the consummation of the proposed business combination divided by the number of shares sold in this offering.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        We were formed on June 30, 2006 to consummate a merger, capital stock exchange, asset acquisition, exchangeable share transaction or other similar business combination with an operating business in the financial services industry. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in consummating one or more business combinations. The issuance of additional shares of our capital stock:

  •
  May significantly reduce the equity interest of our stockholders;

  •
  May subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

  •
  May cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may result in the resignation or removal of our present officers and directors; and

  •
  May adversely affect prevailing market prices of our common stock.

Similarly, if we issue debt securities, it could result in

  •
  Default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

  •
  Acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and such covenant is breached without a waiver or renegotiations of that covenant;

  •
  Our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

  •
  Our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;

  •
  Our inability to pay dividends on our common stock;

  •
  Using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock, working capital, capital expenditures, acquisitions and other general corporate purposes;

  •
  Limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

  •
  Increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

  •
  Limitations on our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes; and

  •
  Other disadvantages compared to our competitors who have less debt.

        We have not engaged in any operations that generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through our initial public offering of our equity securities.

        Of the net proceeds from the sale of the units and the private placement of warrants, $97,000,000, or $110,950,000 if the over-allotment option is exercised in full, will be deposited in the trust account. Additionally, $3,000,000 or $3,450,000 if the underwriters' over-allotment option is exercised in full, of the proceeds attributable to the underwriters' discount will be deposited into the trust account.

        We intend to use substantially all of the funds held in the trust account, less the payment due the underwriter for the deferred underwriting discount, to acquire a target business. However, as long as we consummate a business combination with one or more target acquisitions with a fair market value equal to at least 80% of our net assets (excluding the amount held in the trust account representing the underwriters' deferred discount), we may use the assets in the trust account for any purpose we may choose. To the extent that our capital stock or debt is used in whole or in part as consideration to consummate a business combination, the remaining proceeds held in the trust account will be used as working capital, including director and officer compensation, change-in-control payments or payments to affiliates, or to finance the operations of the target business, make other acquisitions and pursue our growth strategies.

        We believe that, upon consummation of this offering, the funds available to us outside of the trust account ($100,000) and up to $1,600,000 of the interest earned on the trust account that may be released to us will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period although we are not required to, we intend to use these funds to identify and evaluate prospective acquisition candidates, to perform business due diligence on prospective target businesses, to travel to and from offices, plants or similar locations of prospective target businesses, to select the target business to acquire and to structure, negotiate, and consummate the business combination.

        We anticipate that we will incur approximately $650,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigation, structuring and negotiating of a business combination, $180,000 for the administrative fee payable to Parkwood Holdings Ltd., a company that is wholly owned by Gordon A. McMillan, our Chairman, Andrew A. McKay, our Chief Executive Officer and JovFunds, or an affiliate of Parkwood Holdings Ltd. ($7,500 per month for 24 months), $100,000 of expenses in legal and accounting fees relating to our SEC reporting obligations, $200,000 for general working capital that can be used for fairness opinions in connection with our acquisition plans, and approximately $570,000 for director and officer liability insurance premiums and other miscellaneous expenses, including trustee and escrow agent fees, and reserves. We do not believe that we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through an offering of debt or equity securities if funds are required to consummate a business combination that is presented to us, although we have not entered into any such arrangements and have no current intention of doing so. Prior to consummation of this offering, Messrs. McMillan and McKay and JovFunds will each have jointly and severally agreed to pay, on our behalf any expenses in excess of $1,700,000 that we may incur in connection with our pursuit of a business combination. Such amounts will be reimbursed upon consummation of our initial business combination.

        We have agreed to issue to Deutsche Bank Securities Inc., for $100, upon consummation of this offering, as additional compensation, an option to purchase up to a total of 625,000 units. The units issuable upon exercise of this option will be identical to those sold in this offering, except that the warrants included in the option will have an exercise price of $7.20 per share (120% of the price of the warrants to be sold in this offering). The option will be exercisable by Deutsche Bank Securities Inc. at $9.60 per unit (120% of the price of the units to be sold in this offering) upon the later of the consummation of a business combination with a target acquisition or the first anniversary of the effective date of this registration statement and will expire four years from the consummation of this offering. We have determined, based on a Black-Scholes model, that the fair value of the option on the date of the sale would be approximately $1.1 million using an expected life of four years, volatility of 27.6% and a risk-free interest rate of 4.8%. The expected volatility of approximately 27.6% was estimated by management based on an evaluation of the historical volatilities of public entities in the financial services industry. For a more complete description of the purchase option, see the section appearing elsewhere in this prospectus entitled "Underwriting—Purchase Option."

        As indicated in the accompanying financial statements, at December 31, 2006, we had $24,256 in cash. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management's plans to address this uncertainty through this offering are discussed above. We cannot assure you that our plan to raise capital in this offering will be successful. These factors, among others, raise substantial doubt as to our ability to continue as a going concern.

PROPOSED BUSINESS

Overview

        We are a blank check development stage company organized under the laws of the State of Delaware on June 30, 2006. We were formed to acquire, through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination, one or more businesses in the financial services industry. We do not currently have any specific businesses under consideration. We have not identified or been provided with the identity of, or had any direct or indirect contact with potential targets. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable target, although we may do so following the offering. To date, our efforts have been limited to organizational activities and activities related to this offering. Our efforts in identifying a prospective target will not be limited to a particular geography.

Industry Trends

        The global investment management industry is a large and growing industry. According to the Investment Company Institute, worldwide mutual fund assets totaled approximately $17.8 trillion at year-end 2005 compared with approximately $9.6 trillion in 1998, representing a 9.2% compound annual growth rate. In addition to the size and growth profile of the investment management sector, the industry continues to experience trends that we believe create investment opportunities. These trends, which we believe create opportunities for our company, are driven by developments in capital market conditions, client preferences, regulatory and industry economics. Specific trends include:

  •
  Differentiation of performance between passive and active managers, with active managers having more opportunities to create value in volatile markets;

  •
  Increased structured equity products that compete with asset managers will enhance future distribution for these products;

  •
  Developing prominence of hedge funds as an asset class has increased exposure of value creation through alternative asset management strategies to traditional public equity investors;

  •
  Benefits of economies of scale that favor large, diversified asset managers will advance strategies of continued growth through acquisitions; and

  •
  Increased regulatory requirements have increased costs for smaller asset managers.

        According to the Investment Company Institute, in 2005 North America comprised approximately 53% of worldwide mutual fund assets, with Canada as an attractive niche market and the United States as the largest market in the world. The investment management industry has grown significantly over the past 25 years in the United States. The Investment Company Institute estimates that 47.5% of all U.S. households owned mutual funds in 2005, compared with less than 6% in 1980.

        In Canada, according to Investor Economics Inc., a consultant to the Canadian financial services industry, the wealth management market, defined as financial instruments and investments held for the purposes of accumulating household financial wealth, totaled approximately C$1.9 trillion at the end of 2004 and is expected to grow at a compound annual growth rate of 7.8% to C$4.0 trillion by the end of 2014. According to the Investment Company Institute, the Canadian mutual fund market, with a record $490.5 billion in assets under management as of year-end 2005, generated 12.6% compound annual growth since 1998.

        In the United States, according to the Investment Company Institute, the investment management industry managed a record $9.5 trillion in assets at year-end 2005 compared with almost $3.0 trillion in 1995, representing a 12.2% compound annual growth rate. According to the Investment Company Institute, the U.S mutual fund market, with a record $8.9 trillion in assets under management as of year-end 2005, is the largest in the world, accounting for half of the $17.8 trillion in mutual fund assets worldwide. Snapdata International Group estimates U.S. mutual fund assets will total approximately $12.8 trillion by 2010.

        The robust outlook for the investment management industry in North America mainly reflects changing demographics. During the next decade, the first generation of Baby Boomers will begin to retire, and we expect they will shift focus from a consumption oriented phase to a capital preservation phase. The risk of outliving retirement assets, or longevity risk, is a consumer concern that we expect will support further growth in the investment management industry. This further supports need for retirement planning, inter-generational wealth transfer and succession planning for family owned businesses. We also expect that continued growth in personal income, a relatively low inflation environment and historically low interest rates will contribute to growth of the investment management industry.

Target Businesses/Sectors

        As the North American financial services industry continues to expand internationally over the next decade, we believe it will continue to be an important contributor to global economic growth and significant corporate profit growth is likely across the range of financial service sectors. Our universe of potential acquisition targets in the financial services industry includes, but is not limited to:

  •
  Asset management firms;

  •
  Brokerage firms;

  •
  Investment consultants;

  •
  Financial information and technology companies and other vendors to the financial industry;

  •
  Insurance underwriters and brokers;

  •
  Residential and commercial mortgage banking and servicing firms;

  •
  Specialty finance and leasing companies; and

  •
  Banks.

        Within the universe of potential targets set forth above, an important focus for us will be on certain industry sub-sectors including, but not limited to, those listed below.

  •
  Mutual fund managers—Mutual fund managers invest client assets in open-end and/or closed-end investment pools according to specific investment objectives and constraints outlined in each fund's prospectus.

  •
  High net worth managers—High net worth managers provide investment management and related services to high net worth individuals and families.

  •
  Institutional equity and fixed income managers—Institutional investment managers manage portfolios of equity, fixed income and other securities on behalf of institutional clients including, but not limited to, public and corporate pension plans, foundations and endowments.

  •
  Private equity and venture capital managers—Private equity and venture capital managers manage funds that are generally private partnerships that invest capital on behalf of qualified individuals and institutions in private and public companies.

  •
  Hedge funds and hedge funds of funds managers—Hedge funds aggressively manage portfolios on behalf of qualified individual and institutional investors that invest in both conservative and speculative opportunities. A hedge fund of funds is a portfolio of investments in selected hedge funds.

  •
  Financial planning firms—Financial planning firms work with clients to identify and achieve financial objectives, including asset allocation, investment management and tax, estate and retirement planning.

  •
  Real estate investment managers, property managers and brokers—Real estate investment managers buy, manage and sell real estate properties on behalf of separate account clients and commingled investment pools. Real estate property managers oversee the day-to-day operations and business plans for real estate properties. Real estate brokers generate commissions for arranging sales and leases of real estate properties.

  •
  Retail and institutional brokerage firms—Brokerage firms provide investment advice, trade execution services, investment research and other services to individual and institutional clients, typically in return for commissions.

  •
  Specialty trading companies—Specialty trading companies execute trades on behalf of third parties and their own accounts and may focus on (i) financial instruments including stocks, bonds and currencies and (ii) physical commodities including industrial metals, chemicals, energy and timber and the derivative contracts related to these assets.

        Our sources of revenue will be determined by the initial business combination that we complete, which has not yet been identified. However, it is anticipated that our revenues will be derived from a variety of sources including primarily portfolio management fees based upon assets under management, investment administration fees and fees derived from the execution of trades.

Our Competitive Advantages

Management Experience.

        Our management team has extensive experience in the financial services sector with a particular emphasis on the Canadian asset management industry. Gordon A. McMillan, our Chairman of the Board, has founded or co-founded four separate asset management firms in Canada and has overseen the sale of these firms to larger industry consolidators in Canada for aggregate sale proceeds in excess of C$100 million. Andrew A. McKay, our Chief Executive Officer was the founder and, until its recent sale, the Chief Executive Officer of Fairway Asset Management Corp. (now, JovFunds Management Inc.), a Canadian manager of closed-end investment trusts and venture capital funds. JovFunds is also one of our initial stockholders.

        Our board of directors includes Philip Armstrong, Robert C. Hain, Stephen T. Moore and Robert Penteliuk, who also have significant experience in the financial services sector. Mr. Armstrong is the President, Chief Executive Officer and a Director of Jovian Capital Corporation, a TSX Venture Exchange-listed company which invests in financial services companies and is a director of JovFunds. Mr. Hain is the Chairman of City Financial Investment Company Limited, a London based investment firm primarily focused on providing mutual funds to individual investors in the United Kingdom, Europe and the Middle East and until 2004, was the Chief Executive Officer of INVESCO UK Ltd., one of the largest asset managers in the UK. Mr. Moore has held a number of positions in the financial services industry during the past 27 years and currently chairs the board of governors of CI Funds Inc., one of Canada's largest mutual fund companies. Mr. Penteliuk is a principal of Genuity Capital Markets, a subsidiary of Genuity Financial Group and a registered broker dealer which provides merger, acquisition, valuation and strategic advisory services to the financial services and other industries.

        Messrs. McMillan, McKay, Armstrong, Hain, Moore and Penteliuk each have extensive relationships within the financial services sector, which we believe will provide us with access to a broad range of potential acquisition targets. However, the results of our management team's prior business ventures are not necessarily indicative of our company's future performance or results.

Attractive Proposition to Target Business.

        We believe that potential acquisition targets may favor us over some other potential purchasers of their businesses, venture capital funds, leveraged buyout funds, operating businesses and other entities and individuals, both foreign and domestic, for the following reasons:

  •
  We believe that potential acquisition targets may favor us over many large financial platforms because our Chairman of the Board, our Chief Executive Officer and our directors have extensive experience as entrepreneurs in the financial services sector and may be perceived as being better able to appreciate the culture and motivation that helps to make smaller, entrepreneurial firms successful.

  •
  We believe that potential acquisition targets may favor us over venture capital funds, leveraged buyout funds and other private equity funds because most of these funds have a finite life, which generally requires the fund to effect a liquidity event, such as a sale, refinancing or public offering, for portfolio companies in order to return capital to investors. Our capital structure will not require us to effect these liquidity events at any particular time.

  •
  We believe that potential acquisition targets may favor us over many large financial platforms, which may include, but are not limited to, banks, insurance companies or other holding companies, because we will not integrate the operations of our initial acquisition target into an existing environment and corporate culture with pre-existing methods of doing business, as is common with acquisitions by large financial platforms.

Extensive Sourcing Network.

        While we believe that the relationships and financial services industry experience of our officers and directors will facilitate our identification of potential acquisition targets, we do not have any specific merger, capital stock exchange, asset acquisition, exchangeable share transaction, stock purchase or other similar business combination under consideration and neither we nor any of our affiliates, attorneys, agents or representatives have had any discussions, formal or otherwise, with any target business or any intermediary regarding such a transaction.

Consummating a Business Combination

General

        We were formed to acquire, through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination, one or more businesses engaged in the financial services industry. We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock or a combination of these in consummating a business combination. Although substantially all of the net proceeds of this offering are intended to be applied generally toward consummating a business combination as described in this prospectus, the proceeds are not otherwise designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations.

        Subject to the requirement that our business combination must be with a target acquisition having a fair market value that is at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters' discount) at the time of such acquisition, there are no limitations on the type of investments we can make or the percentage of our total assets that may be invested in any one investment. Accordingly, other than the requirement that our business combination must be with a target acquisition having a fair market value that is at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters' discount) at the time of such acquisition, our investment policies may be changed from time to time at the discretion of our board of directors, without a vote of our stockholders. Additionally, no limits have been set on the concentration of investments in any location or type of market.

        We intend to focus our acquisition efforts primarily in the financial services industry. We believe that our management team and board of directors have the industry knowledge and relationships to source and execute acquisitions that will create above average stockholder returns.

        Prior to consummation of our initial business combination, we will seek to have all third parties, including any vendors, prospective target businesses and other entities with whom we engage in business, enter into agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. In the event that a third party refuses to enter into such a waiver, our decision to engage that third party would be based on our management's determination that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to enter into such a waiver.

We have not identified a target acquisition

        To date, we have not selected any target acquisition on which to concentrate our search for a business combination. None of our officers or directors or JovFunds is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition, exchangeable share transaction, stock purchase or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable target acquisition, nor have we engaged or retained any agent or other representative to identify or locate an acquisition candidate. We also have not conducted any research with respect to identifying the number and characteristics of potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target acquisition or that we will be able to engage in a business combination on favorable terms.

        Subject to the requirement that a target acquisition have a fair market value of at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters' discount) at the time of the transaction, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective transaction candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target acquisitions. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of any target acquisition with which we may ultimately consummate a business combination. To the extent we consummate a business combination with entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of such financially unstable business. Although our management will endeavor to evaluate the risks inherent in a particular target acquisition, we cannot assure you that we will properly ascertain or assess all significant risk factors. Although neither our second amended and restated certificate of incorporation nor Delaware law prohibits us from entering into a business combination with one of our officers, directors or private stockholders, we will not do so. We believe this provision to be an obligation of our company to its stockholders and that investors will make an investment decision in our company, relying, at least in part, on this provision. If our board of directors determines that a conflict of interest exists with respect to our initial business combination, our second amended and restated certificate of incorporation requires our board of directors to obtain an opinion from an independent third party appraiser regarding the fair market value of the target acquisition and its fairness to our stockholders.

Sources of target acquisition

        While we have not yet identified any candidates for a business combination, we believe that there are numerous acquisition candidates in the financial services industry that we intend to target. Unaffiliated sources may introduce us to target acquisitions they think we may be interested in on an unsolicited basis. Our officers and directors and their affiliates, may bring to our attention target candidates of which they become aware through their business contacts as a result of formal or informal inquiries or discussions they may have. In no event will we pay any of our existing officers, directors or private stockholders any finder's fee, consulting fee or other compensation prior to, or for any services they render in order to consummate a business combination, provided, however, that, although no agreement or arrangement is currently in place or contemplated, Genuity Financial Group or its subsidiaries (affiliated with our director Robert Penteliuk) may be entitled to a fee in connection with our initial business combination.

Selection of a target acquisition and structuring of a business combination

        Subject to the requirement that our business combination must be with a target acquisition having a fair market value that is at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters' discount) at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting prospective target acquisitions. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target acquisitions. In evaluating a prospective target acquisition, our management will consider, among other factors, the following:

  •
  companies with strong growth prospects and/or cost reduction opportunities with a need for capital;

  •
  demonstrated track records of growth in revenues and cash flow;

  •
  involvement in an industry that lacks companies with dominant market share;

  •
  well-developed risk management culture and willingness to expand;

  •
  a market which requires a high degree of financial or technical skills and resources to enter the market; and/or

  •
  experienced management groups with operating experience growing financial services companies.

        These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in consummating a business combination consistent with our business objective. In the case of all possible acquisitions, we will seek to determine whether the transaction is advisable and in the best interests of us and our stockholders. We believe it is possible that our attractiveness as a potential buyer of businesses may increase after the consummation of an initial transaction and there may or may not be additional acquisition opportunities as we grow and integrate our acquisitions. We may or may not make future acquisitions. Fundamentally, however, we believe that, following consummation of an initial business combination, we could learn of, identify and analyze acquisition targets in the same way after an initial transaction as we will before an initial transaction. To the extent we are able to identify multiple acquisition targets and options as to which business or assets to acquire as part of an initial transaction, we intend to seek to consummate the acquisition which is most attractive and provides the greatest opportunity for creating stockholder value. The determination of which entity is the most attractive would be based on our analysis of a variety of factors, including whether such acquisition would be in the best interests of our shareholders, the purchase price, the terms of the sale, the perceived quality of the assets and the likelihood that the transaction will close.

        The time and costs required to select and evaluate a target acquisition and to structure and consummate the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target acquisition with which a business combination is not ultimately consummated will result in a loss to us and reduce the amount of capital available to otherwise consummate a business combination. None of our officers or directors will receive any compensation from us prior to the consummation of our initial business combination, except for out-of-pocket expenses incurred by them on our behalf.

Fair market value of target acquisition

        The initial target acquisition that we acquire must have a fair market value equal to at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters' deferred discount) at the time of such acquisition, subject to the conversion rights described below, although we may acquire a target acquisition whose fair market value significantly exceeds 80% of our net assets. To accomplish this, we may seek to raise additional funds through credit facilities or other secured financings or a private offering of debt or equity securities if such funds are required to consummate such a business combination, although we have not entered into any such fund raising arrangement and do not currently anticipate effecting such a financing other than in connection with the consummation of the business combination. The fair market value of our initial target acquisition will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target acquisition has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent third party appraiser, which may or may not be an investment banking firm that is a member of the NASD with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of our net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders. We will not be required to obtain an opinion from a third party as to the fair market value if our board of directors independently determines that the target acquisition complies with the 80% threshold unless there is a conflict of interest with respect to the transaction. Nevertheless we reserve the right to obtain an opinion from an unaffiliated, independent third party appraiser if we deem it appropriate, for example, in the event of a potential conflict of interest.

        Although neither our second amended and restated certificate of incorporation nor Delaware law prohibit us from infusing an acquisition target with our own capital prior to an acquisition to enable the acquisition to meet the 80% of our net assets threshold for its fair market value, we will not do so. We believe this provision to be an obligation of our company to its stockholders and that investors will make a decision about investing in our company, relying, at least in part, on this provision.

Possible lack of business diversification

        Our business combination must be with a target acquisition which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is possible that we may only have the ability to consummate a single business combination. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation. Unlike other entities that may have the resources to consummate several business combinations of entities or assets operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

  •
  subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and

  •
  result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

        In the event we ultimately determine to simultaneously acquire several businesses or assets and those businesses or assets are owned by different sellers, we may need for each of those sellers to agree that our purchase of its businesses or assets is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to consummate the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the properties or assets into a single operating business.

Limited ability to evaluate the target business' management

        Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of consummating a business combination, we cannot assure you that our assessment of the target business' management will prove to be correct. Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

        Prior to the consummation of our business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with any such transaction, we will also submit to our stockholders for approval a proposal to amend our second amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of a business combination. Any vote to extend the corporate life to continue perpetually following the consummation of a business combination will be taken only if the business combination is approved. We will only consummate a business combination if stockholders vote both in favor of the business combination and an amendment to extend our corporate life. In connection with seeking stockholder approval of a business combination and the extension of our corporate existence, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and historical financial statements of the business.

        In connection with the vote required for any business combination, our private stockholders will have agreed, pursuant to letter agreements entered into prior to the consummation of this offering, to vote all of the shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by our private stockholders. Accordingly, they may vote these shares on a proposed business combination any way they choose. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering both exercise their conversion rights and vote against the business combination.

        Following the consummation of our business combination, unless required by Delaware law, the federal securities laws, and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.

Conversion rights

        At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and consummated. Our private stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, prior to this offering; they will have the right with respect to any shares of our common stock that they may acquire in connection with or following this offering. The actual per-share conversion price will be equal to the amount in the trust account (excluding the amount held in the trust account representing a portion of the underwriters' discount), which shall include $4,700,000 from the private sale of warrants, net of (1) income taxes payable on the interest income on the trust account, and (2) up to $1,600,000 of interest income earned on the trust account balance, net of income taxes payable on this amount, released to us to fund working capital requirements (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of units sold in this offering. Without taking into any account interest earned on the trust account, the initial per-share conversion price would be $8.00. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and consummated. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after consummation of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise any warrants that they still hold. We will not consummate any business combination if public stockholders, owning 20% or more of the shares sold in this offering, both exercise their conversion rights and vote against the business combination.

Dissolution and/or liquidation if no business combination

        If we do not consummate a business combination within 18 months after the consummation of this offering, or if a letter of intent, agreement in principle or definitive agreement has not been executed within 18 months after consummation of this offering, our second amended and restated certificate of incorporation provides that our corporate powers will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities. Pursuant to Delaware law, our dissolution also requires the affirmative vote of stockholders owning a majority of our then outstanding common stock. In order to solicit such stockholder approval, (i) our board of directors will cause to be prepared a preliminary proxy statement setting forth the board of directors' recommendation that we dissolve; (ii) we would expect that on the date that the board of directors adopts such recommendation, we would file the preliminary proxy statement with the SEC; (iii) if the SEC does not review the preliminary proxy statement, then approximately 10 days following the filing of the preliminary proxy statement, we will mail a definitive proxy statement to our stockholders, and approximately 30 days following the date of such mailing we will convene a meeting of our stockholders at which they will either approve or reject our dissolution; and (iv) if the SEC does review the preliminary proxy statement, we currently estimate that we will receive their comments approximately 30 days following the filing of the preliminary proxy statement. We will mail a definitive proxy statement to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty), and we will convene a meeting of our stockholders at which they will either approve or reject our dissolution. In the event that we do not initially obtain approval for our dissolution by stockholders owning a majority of our outstanding common stock, we will continue to take all reasonable actions to obtain such approval, which may include adjourning the meeting from time to time to allow us to obtain the required vote and retaining a proxy solicitation firm to assist us in obtaining such vote. However, we cannot assure you that our stockholders will approve our dissolution in a timely manner or at all. However, in any event, our second amended and restated certificate of incorporation also provides that our corporate existence will cease on                           , 2009 [twenty four months from the consummation of this offering] except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, by limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to obtain formal stockholder approval of our dissolution and liquidation and to file a certificate of dissolution with the Delaware Secretary of State.

        Assuming our dissolution is approved by our directors and stockholders in accordance with Delaware law or upon our liquidation following the cessation of our corporate existence, holders of our common stock sold in this offering will be entitled to receive their proportionate share of the trust account (including any interest, net of taxes, and the deferred underwriting discount). In addition, such holders will be entitled to receive a pro rata portion of our remaining assets not held in the trust account, less amounts we pay, or reserve to pay, for all of our liabilities and obligations. These liabilities and obligations include our corporate expenses arising during our remaining existence and the costs associated with our dissolution and liquidation. Our corporate expenses are expected to be primarily associated with preparation for and conduct of our special meeting of stockholders and our continuing public reporting obligations, including legal services, proxy soliciting firms, services of our independent public accounting firm as well as legal fees we may incur in the event of disputes with any claimants or creditors. To the extent that funds reserved to pay liabilities or obligations are not subsequently used for such purpose, the funds will be available for distribution to our holders of common stock sold in this offering or for ongoing corporate expenses including costs of our dissolution and liquidation during our remaining existence.

        Our private stockholders have waived their rights to participate in any distribution with respect to shares of common stock owned by them immediately prior to this offering upon our dissolution and/or liquidation prior to a business combination. In addition, the underwriters have agreed to waive their rights to $3,000,000 (or $3,450,000 if the over-allotment is exercised in full) of deferred underwriting discounts and commissions deposited in the trust account in the event we do not timely consummate a business combination and dissolve and/or liquidate. There will be no distribution from the trust account with respect to our outstanding warrants, which will expire worthless if we dissolve and/or liquidate before the consummation of a business combination.

        Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Although, if we dissolve and liquidate prior to our corporation ceasing to exist in accordance with our second amended and restated certificate of incorporation, we will make liquidating distributions to our stockholders as as soon as reasonably possible as part of our plan of dissolution and distribution, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our stockholders will likely extend beyond the third anniversary of such dissolution. Because we will not be complying with Section 280, we will seek stockholder approval to comply with Section 281(b) of the Delaware General Corporation Law, requiring us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our service providers (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, we intend to have all providers of goods and services, prospective target businesses and other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. For further information on the statutory dissolution procedures, see "Proposed Business—Consummating a Business Combination—Dissolution and/or liquidation if no business combination."

        If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $8.00 (of which approximately $0.24 per share is attributable to the underwriters' discount). The proceeds deposited in the trust account could, however, become subject to the claims of our creditors, if any, which could have higher priority than the claims of our public stockholders. These creditors could include our directors and officers to the extent they are entitled to indemnification under our second amended and restated certificate of incorporation. We cannot assure you that the actual per-share liquidation price will not be less than $8.00, plus interest (net of taxes payable, which taxes, if any, should be paid from the trust account, and net of any amounts that may be released to us to fund our working capital requirements), due to claims of creditors. Although we will seek to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party's engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Prior to consummation of this offering, Gordon A. McMillan, Andrew A. McKay and JovFunds will each have jointly and severally entered into a binding agreement stating that if we dissolve and/or liquidate prior to a business combination, they will be liable to ensure that the proceeds in the trust account are not reduced by the claims of vendors for services rendered or products sold to us, as well as claims of prospective target businesses for fees and expenses of third parties that we agree in writing to pay in the event we do not consummate a combination with such business in excess of the net proceeds of this offering not held in the trust account. Additionally, the underwriters have agreed to forfeit any rights or claims against the proceeds held in the trust account which includes a portion of their underwriters' discount. We cannot assure you, however, that Messrs. McMillan and McKay and JovFunds would be able to satisfy such obligations.

        If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $8.00 per share. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a "preferential transfer" or a "fraudulent conveyance." As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after                           , 2009 [twenty four months from the consummation of this offering], this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

        Our public stockholders will be entitled to receive funds from the trust account only in the event of our dissolution and/or liquidation or if they seek to convert their respective shares into cash upon a business combination which those stockholders voted against and which is consummated by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. Voting against the business combination alone will not result in conversion of a stockholder's shares into a pro rata share of the trust account. The stockholder must have also exercised his, her or its conversion rights described above.

Second Amended and Restated Certificate of Incorporation

        Our second amended and restated certificate of incorporation will be filed prior to consummation of this offering provides that our corporate existence will cease on                           , 2009 [twenty four months from the consummation of this offering] and thereafter our activities will be limited to winding up our affairs and liquidating in accordance with Section 278 of the Delaware General Corporation Law. This provision may be amended to extend our corporate existence only in connection with a proposal to our stockholders to approve a business combination. In addition, our second amended and restated certificate of incorporation will set forth certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Pursuant to our second amended and restated certificate of incorporation, these conditions cannot be amended without the consent of 95% in interest of our stockholders. Specifically, our second amended and restated certificate of incorporation will provide, among other things, that:

  •
  upon consummation of this offering, a certain amount of the offering proceeds will be placed into the trust account, which proceeds may not be disbursed from the trust account except in connection with a business combination or thereafter, upon our dissolution and liquidation or as otherwise permitted in the second amended and restated certificate of incorporation;

  •
  prior to the consummation of a business combination, we will submit the business combination to our stockholders for approval;

  •
  we may consummate the business combination if approved and public stockholders owning less than 20% of the shares sold in this offering vote against the business combination and exercise their conversion rights;

  •
  if a business combination is approved and consummated, public stockholders who voted against the business combination may exercise their conversion rights and receive their pro rata share of the trust account;

  •
  if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, our corporate purposes and powers will immediately thereupon be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities;

  •
  upon our dissolution, we will distribute to our public stockholders their pro rata share of the trust account in accordance with the trust agreement and the requirements of the Delaware General Corporation Law; and

  •
  we may not consummate any other merger, acquisition, asset purchase or similar transaction prior to the business combination.

        Pursuant to the underwriting agreement that we will enter into with the underwriters in connection with this offering, we will agree not to take any action to amend or modify the provisions set forth in the foregoing paragraph prior to the consummation of a business combination. While our board of directors is not prohibited by either Delaware law or our second amended and restated certificate of incorporation from amending these provisions prior to consummation of a business combination if we obtain the consent of holders of 95% of our common stock, or from amending the underwriting agreement to eliminate these prohibitions, we believe these provisions to be obligations of our company to its stockholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the agreement regarding any amendment or modification of such provisions. As a result, the board of directors will not, and pursuant to the underwriting agreement (which the company will not amend to allow) cannot, at any time prior to the consummation of a business combination, propose any amendment to or modification of our second amended and restated certificate of incorporation relating to any of the foregoing provisions and will not support, directly or indirectly, or in any way endorse or recommend that stockholders approve an amendment or modification to such provisions.

Competition

        We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), and other blank check companies. Many of these individuals and entities are well established and have extensive experience identifying and consummating business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target acquisitions that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target acquisitions will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target. Further, the following may not be viewed favorably by certain targets:

  •
  our obligation to seek stockholder approval of a business combination may delay the consummation of a transaction;

  •
  our obligation to convert into cash shares of common stock held by our public stockholders to such holders that both vote against the business combination and exercise their conversion rights may reduce the resources available to us for a business combination; and

  •
  our outstanding warrants and option, and the potential future dilution they represent.

        Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target acquisition with significant growth potential on favorable terms.

        If we succeed in consummating a business combination, there will be, in all likelihood, intense competition from competitors of the target acquisition. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Regulation

        The Canadian Competition Act provides that pre-merger notification filings must be submitted in connection with mergers and acquisitions that meet certain asset and revenue thresholds, including where the assets or revenues of an acquired business exceed C$50,000,000. A transaction cannot ordinarily close until the expiration of a waiting period of either 14 or 42 days following notification, depending on the type of filing submitted, unless the parties obtain an advance ruling certificate. Moreover, acquisitions of Canadian businesses by non-Canadians may be subject to review by Industry Canada and Ministerial approval; in the case of an investment to acquire control of a Canadian business that provides any financial service, the threshold for such review is C$5,000,000. In addition, acquisitions of financial services companies are often subject to significant regulatory requirements and consents, possibly in advance of transaction consummation, and we will not be able to consummate a business combination with certain types of financial services companies without complying with applicable laws and regulations and obtaining required governmental and other necessary third party consents. For example, if we were to attempt to acquire or acquire control of an investment dealer or adviser in Canada, the prior approval of the applicable securities regulatory authorities in Canada would be required. In addition, if we were to attempt to acquire or acquire control of an investment management firm in Canada, we would be required to give notice to the firm's investment management clients; whereas, in the United States, we would have to obtain consents of the firm's investment management clients or enter into new contracts with them. There is no assurance that we would be able to obtain such consents or maintain existing or enter into new contracts. Similarly, if we were to attempt to acquire certain banks, we would be required to obtain the approvals of, in Canada, the Office of the Superintendent of Financial Institutions) and, in the United States, of relevant federal and state banking agencies, which may include the Board of Governors of the Federal Reserve Systems, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Office of Thrift Supervision and/or state banking commissions. In determining whether to approve applications we may file, the agencies will consider a number of factors including, but not limited to, our current and pro forma financial condition and that of the target, as well as the target's compliance with the Community Reinvestment Act and the USA PATRIOT Act. In addition, even if the applications are approved, federal and state banking regulators may impose conditions on the consummation of any transaction. If our acquisition target were an insurance company, in Canada, it would be necessary to obtain the approval of the Minister of Finance (by way of application to the Office of the Superintendent of Financial Institutions) in the case of a federally-regulated insurance company and the applicable provincial insurance regulator in the in the case of provincially-incorporated insurance companies and, in the United States, state insurance regulators or commissioners in the locations where the insurance company is domiciled would review an acquisition transaction and could prevent it by withholding their consent. Similar approvals would be required in the case of an acquisition of an insurance holding company. The acquisition of a business in other sectors of the financial services industry may require similar approvals or consents.

        In addition, in connection with seeking prior approval for an acquisition of a bank or insurance company in the United States or providing notice of change to such company, any individual or entity holding a 10% or greater interest in our equity may be required to participate as notificants or applicants. Moreover, any bank holding company with a 5% or greater interest in our equity may be independently required to seek approval to retain such interest following our acquisition of certain types of banks. In Canada, any individual or entity seeking to acquire more than 10% of the shares of any class of shares of a bank or federally-regulated insurance company or bank or insurance holding company must first obtain approval of the Minister of Finance (by way of application to the Office of Superintendent of Financial Institutions). Moreover, there are different ownership restrictions based on size thresholds that are applicable to larger banks and insurance companies. In the United States, there exists a presumption of "control" when an acquiring party acquires 10% or more (5% or more in the case of Florida) of the voting securities of an insurance company or insurance holding company. Therefore, any person acquiring 10% or more (5% or more, in the case of Florida) of common stock or other voting securities of such a company would need the prior approval of the state insurance regulators in the state or states in which such company is domiciled or commercially domiciled.

        We may not receive any such required approvals or we may not receive them in a timely manner, which may be a result of factors or matters beyond our control. Satisfying any requirements of regulatory agencies may delay the date of our consummation of our initial business combination beyond the required time frame (18 months after the consummation of this offering or 24 months after the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the consummation of this offering and our initial business combination relating thereto has not yet been consummated within such 18-month period). If we fail to consummate our initial business combination within the required time frame, we will be forced to dissolve and/or liquidate.

        Because we intend to acquire, or acquire control of, one or more operating businesses in the financial services industry, following our initial business combination, we will become subject to the regulatory regimes that govern the business or businesses we acquire. The financial services industry is subject to extensive regulation. Many regulators, including U.S., Canadian and other government agencies and self-regulatory organizations, as well as state and provincial securities commissions, insurance regulators and attorneys general, are empowered to conduct administrative proceedings and investigations that can result in, among other things, censure, fine, the issuance of administrative orders such as orders denying exemptions, cease-and-desist orders, prohibitions against engaging in some lines of business, suspension or termination of licenses or the suspension or expulsion of a dealer, broker-dealer, investment adviser or insurance distributor. The requirements imposed by regulators are designed to ensure the integrity of the financial markets and to protect customers, policy holders and other third parties who deal with financial services firms and are not designed to protect our stockholders. Regulations and investigations may result in limitations on our activities; such as the restrictions imposed on several leading securities firms as part of a settlement these firms reached with federal and state securities regulators and self-regulatory organizations in 2003 to resolve investigations into equity research analysts' alleged conflicts of interest.

        Banks domiciled or operating in the United States and their holding companies are subject to extensive regulation and supervision by applicable federal and state banking agencies. Many of these regulations are intended to protect parties other than shareholders, such as depositors. If we were to acquire a bank, these regulations may limit our operations significantly and control the methods by which we conduct our business, including our lending practices, capital structure, investment practices and dividend policy. In addition, banks and their holding companies generally are subject to rigorous capital requirements and may be examined on a regular basis for their general safety and soundness and compliance with various federal and state legal regimes, including, but not limited to, the Community Reinvestment Act, the Truth in Lending Act, the Equal Credit Opportunity Act, the Real Estate Settlement and Procedures Act, the Fair Credit Reporting Act and the Bank Secrecy Act, as amended by the USA PATRIOT Act. Failure to comply with these requirements or receive a satisfactory examination may subject a bank to informal or formal agreements, such as a memorandum of understanding, deferred prosecution agreement or cease-and-desist order, and may also result in the assessment of civil monetary penalties or the limitation of expansionary activities at both the bank and holding company levels. Canadian banks and their shareholders are subject to similar extensive regulation and supervision relating to conduct of business, capital requirements, safety and soundness and compliance.

        Governmental and self-regulatory organizations, including, in Canada, provincial securities commissions such as the Ontario Securities Commission, the Investment Dealers' Association and the Mutual Fund Dealers' Association, and, in the United States, the SEC, the NASD and

national securities exchanges such as the American Stock Exchange and the New York Stock Exchange, impose and enforce regulations on financial services companies. In both Canada and the U.S., broker-dealers, investment banking firms, investment advisers and similar self-regulatory organizations adopt rules, subject to approval by the applicable Canadian securities regulatory authorities and the SEC, respectively, that govern aspects of the financial services industry and conduct periodic examinations of the operations of registered investment dealers, broker-dealers and investment advisers. For example, Canadian investment dealers and U.S. broker-dealers are subject to rules and regulations that cover all aspects of the securities business including sales methods and trade practices; use and safekeeping of customer funds and securities; capital structures; recordkeeping; the preparation of research; the extension of credit and the conduct of officers and employees. The types of regulations to which investment advisers are subject are also extensive and include: minimum capital requirements (under Canadian provincial securities law), recordkeeping; fee arrangements; client disclosure; custody of customer assets; and the conduct of officers and employees. In addition, investment advisors and dealers are subject to anti-money laundering and privacy legislation.

        The Investment Dealers' Association, applicable Canadian securities regulatory authorities, the SEC, the NASD and various regulatory agencies also have stringent rules with respect to the maintenance of specific levels of net capital by securities brokerage firms. Failure to maintain the required net capital may subject a firm to suspension or revocation of registration by the applicable Canadian securities regulatory authorities, the SEC and suspension or expulsion from the Investment Dealers' Association and the NASD and other regulatory bodies, which ultimately could prevent any investment dealers or broker-dealers that we acquire or acquire control of from performing as an investment dealer or broker-dealer. In addition, a change in the net capital rules, the imposition of new rules or any unusually large charge against net capital could limit the operations of investment dealers or broker-dealers, which could harm our business if we were to consummate a business combination with a securities brokerage firm. Similar capital requirements apply to Canadian insurance companies. In the United States, under laws adopted by individual states, insurers engaged in certain lines of business are subject to risk based capital requirements. Insurers having less total adjusted capital than that required under the risk based capital laws are subject to varying degrees of regulatory action, depending on the level of capital inadequacy. Maintaining appropriate levels of statutory surplus is also considered important by state insurance regulatory authorities. Failure by an insurance company to maintain certain levels of statutory surplus could result in increased regulatory scrutiny and enforcement.

        In addition, insurance companies are subject to extensive regulation and supervision in the jurisdictions in which they do business. For example, in the United States, state insurance departments have broad powers with respect to such things as: licensing companies to transact business; authorizing lines of business; imposing dividend limitations; licensing agents and distributors of insurance products; restricting companies' ability to enter and exit markets; mandating certain insurance benefits; restricting companies' ability to terminate or cancel coverage; requiring companies to provide certain types of coverage; regulating premium rates, including the ability to increase premium rates; approving policy forms; regulating trade, marketing, sales and claims practices; imposing privacy requirements; establishing reserve requirements and solvency standards; restricting certain transactions between affiliates; and regulating the type, amounts and valuation of investments.

        The regulatory environment in which we will operate is also subject to modifications and further regulations. New laws or regulations or changes in the enforcement of existing laws or regulations applicable to us also may adversely affect our business, and our ability to function in this environment will depend on our ability to constantly monitor and react to these changes. For example, in the United States recently the insurance industry has been subject to a significant level of scrutiny by various regulatory bodies, including state attorneys general and insurance departments, concerning certain practices within the insurance industry. These practices include, without limitation, the receipt of contingent commissions by insurance brokers and agents from insurance companies and the extent to which such compensation has been disclosed, bid rigging and related matters. As a result of these and related matters, including actions taken by the New York State Attorney General, there have been a number of proposals to modify various state and provincial laws and regulations and industry practices and guidelines regarding insurance agents and brokers, including proposals by the National Association of Insurance Commissioners, that could impose additional legal obligations, including disclosure obligations, on us if we were to offer insurance or other financial products.

Facilities

        We maintain our principal executive offices at BCE Place, 181 Bay Street, Suite 2040, Toronto, Ontario, Canada M5J 2T3. The cost for this approximately 1,500 square feet of space is included in the $7,500 monthly fee that Parkwood Holdings Ltd., a company that is wholly owned by Messrs. McMillan and McKay and JovFunds, or an affiliate of Parkwood Holdings Ltd., will charge us for general and administrative services, including office space, utilities and administrative support, commencing on the effective date of the proposed offering and terminating upon consummation of our business combination or the distribution of the trust account to our public stockholders. We believe, based on fees for similar services in the Toronto, Ontario metropolitan area, that the fee charged by Parkwood Holdings Ltd., or an affiliate of Parkwood Holdings, Ltd., is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

        We have two executive officers. None of our officers, upon whom we will be dependent prior to consummating a business combination, have entered into an employment agreement with us and none are obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target acquisition has been selected for the business combination and the stage of the business combination process we are in. Accordingly, once management locates a suitable target acquisition to acquire they will spend more time investigating such target acquisition and negotiating and processing the business combination (and consequently more time to our affairs) than they would prior to locating a suitable target acquisition. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

        We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, as amended, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

        Our management will provide stockholders with audited financial statements of the businesses to be acquired as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific target acquisition we seek to acquire. While the requirement of having available financial information for the target acquisition may limit the pool of potential acquisition candidates, given the broad range of target acquisitions we may consummate a business combination with, we do not believe that the narrowing of the pool will be material.

Legal Proceedings

        To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Code of Ethics

        We will adopt a code of ethics that applies to directors, officers and employees.

Comparison to Offerings of Blank Check Companies

        The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$100,000,000 of the offering proceeds will be deposited into a trust account at JPMorgan Chase, maintained by American Stock Transfer & Trust Company, acting as trustee. These proceeds consist of $92,300,000 from the proceeds of the offering, the $4,700,000 of proceeds to us from the private placement of the warrants and $3,000,000 of the proceeds attributable to the underwriters' discount.	$83,700,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	The $100,000,000 of offering proceeds held in the trust account will only be invested in United States' government securities' within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on fair value or net assets of acquisition candidates	The initial target acquisition that we acquire must have a fair market value equal to at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters' discount) at the time of such acquisition.	We would be restricted from acquiring a target acquisition unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The units may commence trading on or promptly after the effective date of the registration statement. The common stock and warrants comprising the units, without any securityholder having to take any action, may trade separately on the 90th day after the effective date of the registration statement unless Deutsche Bank Securities Inc. informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K. Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading on the American Stock Exchange, and any securityholder may elect to trade the common stock or warrants separately or as a unit.	No trading of the units or the underlying common stock and warrants would be permitted until the consummation of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the later of the consummation of a business combination and one year from the effective date of the registration statement and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the consummation of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor	We will give our stockholders the opportunity to vote on our business combination, and in the event that a majority of the shares sold in this offering vote in favor of the proposed business combination, the business combination will be approved. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder who votes against the transaction and who follows the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account (including a pro rata portion of the underwriters' discount); provided that if holders of 20% or more of our outstanding common stock both elect to convert their shares and vote against the business combination, we will not consummate such business combination. A stockholder who does not follow these conversion procedures or a stockholder who does not take any action would not be entitled to the return of any funds.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.
Business combination deadline	A business combination must occur within 18 months after the consummation of this offering or within 24 months from the consummation of this offering if a letter of intent or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period.	If an acquisition has not been consummated within 18 months after the effective date of the registration statement, funds held in the trust or escrow account would be returned to investors.

Release of funds	The proceeds held in the trust account will not be released until the earlier of the consummation of a business combination or our dissolution and liquidation upon failure to consummate a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the consummation of a business combination or the failure to consummate a business combination within the allotted time.
Interest earned on the trust account	Interest earned on the trust account, net of up to $1,600,000 which may have been released to us to fund our working capital requirements, may be disbursed for the purposes of paying taxes on interest earned. While we intend, in the event of our dissolution and liquidation, to distribute funds from our trust account of our public stockholders as soon as reasonably practicable pursuant to our stockholder approved plan of dissolution and distribution, the actual time at which our public stockholders receive their funds will be longer than the 5 business days under a Rule 419 offering.	Interest earned on proceeds held in the trust account would be held in the trust account for the sole benefit of the shareholders and would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time. In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within 5 business days of such date.

MANAGEMENT

Directors and Executive Officers

        Our current directors and executive officers are as follows:

Name	Age	Position
Gordon A. McMillan	39	Chairman of the Board
Philip Armstrong	56	Director
Andrew A. McKay	47	Chief Executive Officer and President
Robert C. Hain	53	Director
Stephen T. Moore	53	Director
Robert Penteliuk	39	Director

        Gordon A. McMillan has been an entrepreneur in the financial services industry in Canada for the past twelve years. From December 2005 until the present, he has served as Chairman and a director of JovFunds Management Inc. (formerly, Fairway Asset Management Corp.), an asset management holding company focused on private equity and structured investment products. From 2000 to 2005, Mr. McMillan was the Chief Executive Officer and a director of NGB Management Ltd., a private equity firm he founded which was focused on providing growth capital to life sciences companies in Canada. From 2000 to 2003, Mr. McMillan was the Chief Executive Officer and a director of Skylon Capital Corp., a private investment management holding company and VentureLink Capital Corp., a private equity firm providing growth capital to a broad range of companies in Canada, including firms operating in the Canadian financial services sector. Prior to co-founding Skylon and VentureLink, from 1995 to 2000 Mr. McMillan was the President, Chief Executive Officer and a director of Triax Capital Corp., a private Canadian investment management holding company. In addition to his activities in the Canadian investment management industry, Mr. McMillan was a founder and serves as Trustee of Impax Energy Services Income Trust, a publicly traded Canadian income trust which, through its subsidiaries, provides services to the Canadian oil and gas industry. Mr. McMillan holds a Bachelor of Laws degree from Queen's University in Kingston, Ontario and is a member of the Law Society of Upper Canada.

        Andrew A. McKay was a founder and until November, 2006, a Managing Director of JovFunds, a private Canadian asset management firm which was sold to Jovian Capital Corporation, a public Canadian asset management firm, in 2006. From November 2003 until May 2006, Mr. McKay was Chief Executive Officer of JovFunds. Previously, from January 2000, to November 2003, Mr. McKay was a co-founder, Chief Operating officer and a Director of Skylon Capital Corp., an investment holding company. Prior to co-founding Skylon, from 1994 until 1999, Mr. McKay was a Director of Altamira International Bank (Barbados) Inc., the offshore asset management subsidiary of Altamira Management Ltd., a major Canadian investment counselor, and an officer of Ivory & Sime plc, a leading U.K. investment management firm. Mr. McKay is a Fellow of both the Institute of Chartered Management Accountants and the Institute of Chartered Secretaries and Administrators.

        Philip Armstrong has been, since July 2003, the President and Chief Executive Officer and a Director of Jovian Capital Corporation, a TSX Venture Exchange-listed company which invests in the financial services industry, and was a founding principal in 2001. Prior to that time he was President and a Director of Altamira Investment Services Inc. from August 1987 to January 2001, and was also a founding Partner. Mr. Armstrong served as Chairman of The Investment Funds Institute of Canada and Chairman of The Mutual Fund Dealer's Association. He currently serves on the board of the Canadian Opera Company, Ireland Fund of Canada and Mr. Armstrong holds a BA (Law) with Honours from Manchester Polytechnical.

        Robert C. Hain has been Chairman of City Financial Investment Company Limited, a London-based investment firm focused on providing mutual funds for individual investors in the United Kingdom, Europe and the Middle East, since January 2006. Prior to that time, from December 2001 until November 2004 he was Chief Executive Officer of INVESCO UK Ltd., a large asset manager in the United Kingdom and prior to that time, from 1998 until 2001, he was Chief Executive Officer of AMVESCAP's Canadian AIM TRIMARK business. Mr. Hain holds a Bachelor of Arts degree from the University of Toronto and a B Litt degree from Oxford University.

        Stephen T. Moore has been a Managing Director and the Chief Compliance Officer for Newhaven Asset Management, Inc., an investment counseling firm, since its formation in January 2006. Mr. Moore has held a number of positions in the financial services industry during the past 27 years, including vice president and director of Burns Fry Ltd. from 1979 to 1993, Lancaster Financial Inc. from May 1993 to January 1995, and TD Securities Inc. from January 1995 to February 1996. In addition, he was a founder and Managing Director of Kensington Capital Partners, a company specializing in advisory services and private equity, from February 1996 to May 2004. Mr. Moore currently chairs the Board of Governors of CI Funds Inc., is a trustee of the Advantaged Preferred Share Trust, and a trustee of Impax Energy Services Income Trust. Mr. Moore holds a Bachelor's degree in Economics and a Masters of Business Administration from Queen' University.

        Robert Penteliuk has been a principal of Genuity Capital Markets since February 2005 and in that capacity, has advised on a variety of major public financings and mergers and acquisitions. His most recent financing clients include Addenda Capital, Canaccord Capital, Gluskin Sheff and GMP Capital. Mr. Penteliuk has also acted as an advisor for numerous financial services mergers and acquisition transactions including CI Financial conversion to an income trust, Manulife's acquisition of John Hancock, Assante Corporation's sale to CI Fund Management, Mackenzie Financial Corporation's sale to Investors Group, as well as advising AMVESCAP PLC in its acquisition of Trimark Financial Corporation. Prior to joining Genuity Capital Markets in 2004, Mr. Penteliuk worked for CIBC World Markets from November 1997 until December 2004, most recently as a Managing Director in Investment Banking. Mr. Penteliuk's background includes experience in real estate, hospitality and technology sectors as well as corporate restructuring and workout situations. Mr. Penteliuk graduated with an Honours degree in Business Administration from Wilfrid Laurier University and has obtained his Chartered Financial Analyst designation.

        These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target acquisition, and structuring, negotiating and consummating its acquisition. None of these individuals has been or currently are principals of or affiliated with a blank check company. However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transactional expertise should enable them to successfully identify and consummate an acquisition.

        The members of our board of directors are classified into three classes, one of which is elected at each meeting of the stockholders to hold office for a three-year term and until the successors of each such class have been elected and qualified. The members of each class are set forth below:

  •
  Class III: Gordon A. McMillan and Robert C. Hain (terms expire 2010)

  •
  Class II: Robert Penteliuk and Philip Armstrong (terms expire 2009)

  •
  Class I: Stephen T. Moore (term expires 2008)

        Our second amended and restated certificate of incorporation does not limit the size of our board of directors. However, we anticipate our board of directors will be comprised of five members.

Director Independence

        We currently have three independent directors: Robert C. Hain, Stephen T. Moore and Robert Penteliuk. Our board of directors currently complies with and we intend that it will continue to comply with the independence requirements of the American Stock Exchange (including the transition rules for companies consummating an initial public offering) and to be comprised of such number of independent directors as is required by such rules. By "independent director," we mean a person other than an officer or employee of ours or any other individual having a relationship, which, in the opinion of our board of directors would interfere with the director's exercise of independent judgment in carrying out the responsibilities of a director. Our independent directors will have regularly scheduled meetings at which only independent directors will be present.

Audit Committee

        Effective upon consummation of this offering, we will establish an audit committee of the board of directors which will consist of Robert C. Hain, Stephen T. Moore and Robert Penteliuk, each of whom is an independent director. The audit committee's duties, which are specified in our Audit Committee Charter, include, but are not limited to:

  •
  serving as an independent and objective party to monitor our financial reporting process, audits of our financial statements and internal control system;

  •
  reviewing and appraising the audit efforts of our independent registered public accounting firm and internal finance department; and

  •
  providing an open avenue of communications among our independent registered public accounting firm, financial and senior management, our internal finance department, and the board of directors.

Independence of and Financial Experts on Audit Committee

        The audit committee currently has three independent directors and currently complies with and we intend that it will continue to comply with the independence requirements of the Rule 10A-3 of the Securities and Exchange Act of 1934, as amended, and the rules of the American Stock Exchange and is comprised of members who are "financially literate," meaning they are able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement.

        In addition, the audit committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual's financial sophistication. The board of directors has determined that Mr. Penteliuk satisfies the definition of financial sophistication and also qualifies as an "audit committee financial expert," as defined under the SEC's rules and regulations.

Nominating Committee

        Effective upon consummation of this offering, we will establish a nominating committee of the board of directors comprised entirely of independent directors. The nominating committee will be comprised of Robert C. Hain, Stephen T. Moore and Robert Penteliuk and will be responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.

Compensation for Officers and Directors

        No executive officer has received any cash compensation for services rendered to us. Commencing on the effective date of the registration statement through the consummation of an initial business combination, pursuant to a letter agreement, we will pay Parkwood, a company that is wholly owned by Messrs. McMillan and McKay and JovFunds, or an affiliate of Parkwood Holdings, Ltd., a fee of $7,500 per month for providing us with administrative services. Other than the fees payable to Parkwood Holdings Ltd., or an affiliate of Parkwood Holdings, Ltd., pursuant to the agreement described above, no compensation of any kind, including finder's, consulting fees or other similar compensation, will be paid by us to any of our officers, directors, private stockholders or any of their respective affiliates, prior to or in connection with a business combination, provided, however, that, although no agreement or arrangement is currently in place or contemplated, Genuity Financial Group or its subsidiaries (affiliated with our director Robert Penteliuk) may be entitled to a fee in connection with our initial business combination. Our officers, directors and private stockholders and their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Conflicts of Interest

        Potential investors should be aware of the following potential conflicts of interest:

  •
  None of our officers or directors are required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

  •
  In light of our officers', directors' and existing investors' involvement with other financial services companies, and our purpose to consummate a business combination with one or more operating businesses in the financial services industry, we may decide to acquire one or more businesses affiliated with our officers, directors and existing investors or with clients of our officers, directors and existing investors which could result in a payment to an officer, director or investor by the acquired business. Potential conflicts of interest may exist, and as a result, the terms of the business combination may not be as advantageous to our public stockholders as it would be absent any conflicts of interest. Mr. McMillan is the Chairman of the Board of JovFunds, one of our initial stockholders. Mr. Armstrong is the President, Chief Executive Officer and a Director of Jovian Capital Corporation, the parent company of JovFunds, and a director of JovFunds. Mr. Hain is the Chairman of City Financial Investment Company Limited, Mr. Moore chairs the board of governors of CI Funds Inc. and is a trustee of Impax Energy Services Income Trust and Mr. Penteliuk is a principal of Genuity Capital Markets.

  •
  In the course of their other business activities, our officers and directors and existing investors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they have relationships. Our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

  •
  Our officers, directors or other existing investors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

  •
  Since our existing investors will own 3,125,000 shares of our common stock (after giving effect to our stock dividend and assuming no exercise of the underwriters' over- allotment) which will be released from escrow only if a business combination is successfully consummated and will own 4,700,000 warrants which will expire worthless if a business combination is not consummated, they may have a conflict of interest in determining whether a particular target acquisition is appropriate to consummate a business combination. Additionally, certain members of our management team may enter into consulting or employment agreements with us as part of a business combination, pursuant to which they may be entitled to compensation for their services. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target acquisition, timely completing a business combination and securing the release of their stock.

  •
  Other than with respect to the business combination, we have not adopted a policy that expressly prohibits our officers and directors from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions in which we are involved, and may also compete with us.

  •
  Although no agreement or arrangement is currently in place or contemplated, Genuity Financial Group or its subsidiaries may be entitled to a fee in connection with our initial business combination. Robert Penteliuk, one of our directors, is a principal of Genuity Capital Markets, a subsidiary of Genuity Financial Group.

  •
  Our directors, officers and other existing investors may purchase shares of common stock as part of the units sold in this offering or in the open market. If they did, they would be entitled to vote such shares as they choose on a proposal to approve a business combination.

        In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

  •
  the corporation could financially undertake the opportunity;

  •
  the opportunity is within the corporation's line of business; and

  •
  it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

        Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

        In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, prior to consummation of this offering, each of our officers and directors has agreed, until the earliest of our consummation of a business combination, our dissolution and liquidation or such time as he or she ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be deemed appropriate for our company based on the description in this registration statement of our proposed business or which is required to be presented to us under Delaware law subject to any pre-existing fiduciary obligations he or she has and that he or she shall not assist or participate with any other person or entity in the pursuit of or negotiation with respect to such business opportunity unless and until he or she receives written notice from us that we have determined not to pursue such business opportunity.

        As each of our officers and directors is currently involved in other business enterprises, each has pre-existing fiduciary or contractual obligations to other entities that may cause him or her to have conflicts of interest in determining to which entity he or she presents a specific business opportunity. If any director or officer with such a pre-existing business affiliation cannot avoid a conflict of interest with a prior business affiliation, such director or officer shall, in accordance with our code of ethics, act in a manner expected to protect and advance our company's best interests, subject to any fiduciary and contractual obligations such person may have to any such prior business affiliation.

        In order to minimize any conflict of interest that may arise if Genuity Financial Group or its subsidiaries is entitled to a fee in connection with our initial business combination, any such arrangement must be approved by a majority of our disinterested directors and will be described in the proxy statement delivered to our stockholders in connection with their approval of our initial business combination. In addition, if our board of directors determines that a conflict of interest exists with respect to our initial business combination, our second amended and restated certificate of incorporation requires our board of directors to obtain an opinion from an independent third party appraiser regarding the fair market value of the target acquisition and its fairness to our stockholders.

        Although neither our second amended and restated certificate of incorporation nor Delaware law prohibits us from entering into a business combination with one of our officers, directors or private stockholders, or an entity affiliated with any of them, we will not do so. We believe this provision to be an obligation of our company to its stockholders and that investors will make an investment decision in our company, relying, at least in part, on this provision. If our board of directors determines that a conflict of interest exists with respect to our initial business combination, our second amended and restated certificate of incorporation requires our board of directors to obtain an opinion from an independent third party appraiser regarding the fair market value of the target acquisition and its fairness to our stockholders.

        In connection with the vote required for any business combination, all of our private stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock which were owned prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to those shares of common stock acquired by them prior to this offering. Any common stock acquired by private stockholders in the offering or aftermarket will be considered part of the holdings of the public stockholders. Except with respect to the conversion rights afforded to public stockholders, these private stockholders will have the same rights as other public stockholders with respect to such shares, including voting rights in connection with a potential business combination. Accordingly, they may vote such shares on a proposed business combination any way they choose.

PRINCIPAL STOCKHOLDERS

        The following table sets forth information regarding the beneficial ownership of our securities as of March 15, 2007 and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

  •
  each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

  •
  each of our officers and directors; and

  •
  all our officers and directors as a group.

        Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock and warrants beneficially owned by them.

	Common Stock and Warrants
	Before the Offering to Public Stockholders				As Adjusted for the Public Offering
Name and Address of Beneficial Owners (1)	Number of Shares (2)	Percentage of Common Stock	Number of Warrants	Percentage of Warrants	Number of Shares (2)	Percentage of Common Stock	Number of warrants	Percentage of Warrants
Gordon A. McMillan (3)	3,125,000	100.0%	4,700,000	100.0%	3,125,000	20.0%	4,700,000	27.3%
Andrew A. McKay (3)	378,906	12.1%	587,500	12.5%	378,906	2.4%	587,500	3.4%
Robert Penteliuk	31,250	1.0%	0	0.0%	31,250	0.2%	0	0.0%
Robert C. Hain	31,250	1.0%	0	0.0%	31,250	0.2%	0	0.0%
Stephen T. Moore	31,250	1.0%	0	0.0%	31,250	0.2%	0	0.0%
JovFunds Management Inc. (3)	3,125,000	100.0%	4,700,000	100.0%	3,125,000	20.0%	4,700,000	27.3%
Jovian Asset Management Inc. (3)	3,125,000	100.0%	4,700,000	100.0%	3,125,000	20.0%	4,700,000	27.3%
Jovian Capital Corporation (3)	3,125,000	100.0%	4,700,000	100.0%	3,125,000	20.0%	4,700,000	27.3%
Parkwood Holdings Ltd. (3)	3,125,000	100.0%	4,700,000	100.0%	3,125,000	20.0%	4,700,000	27.3%
TFC Holdings Ltd. (3)	3,125,000	100.0%	4,700,000	100.0%	3,125,000	20.0%	4,700,000	27.3%
All Directors and Officers as a Group	3,125,000	100.0%	4,700,000	100.0%	3,125,000	20.0%	4,700,000	27.3%

(1)
Unless otherwise indicated, the business address of each of the stockholders is BCE Place, 181 Bay Street, Suite 2040, Toronto, Ontario, Canada, M5J 2T3.

(2)
Unless otherwise indicated, all ownership is direct beneficial ownership. Assumes no exercise of the underwriters' over-allotment option and assumes the redemption of 468,750 shares (after giving effect to our stock dividend).

(3)
All 3,125,000 shares of common stock currently outstanding are issued to TFC Holdings Ltd. TFC Holdings Ltd. is owned 97% by Parkwood Holdings Ltd. and 1% each by Messrs. Hain, Moore and Penteliuk. On August 24, 2006, JovFunds became a shareholder of Parkwood Holdings Ltd.; JovFunds owns 50%, Mr. McMillan owns 37.5% and Mr. McKay owns 12.5% of Parkwood Holdings Ltd. Parkwood Holdings Ltd. also will purchase 4,700,000 warrants to be sold in a private placement prior to the offering. 100% of the non-voting equity shares and 49% of the voting shares of JovFunds are owned by Jovian Asset Management Inc., a wholly owned subsidiary of Jovian Capital Corporation. Gordon A. McMillan owns 51% of the voting shares of JovFunds. Jovian Capital Corporation holds an option to purchase such voting shares from Mr. McMillan. It is expected that Jovian Capital Corporation will exercise such option on or about March 31, 2007, after which Mr. McMillan will not own any voting shares of JovFunds. Accordingly both Mr. McMillan and Jovian Capital Corporation may be deemed to be the beneficial owners of the shares of the company owned by JovFunds. The business address of each of Parkwood Holdings Ltd. and TFC Holdings Ltd. is BCE Place, 181 Bay Street, Suite 2040, Toronto, Ontario, Canada M5J 2T3. The business address of JovFunds is 181 Bay Street, Suite 3740, Toronto, Ontario MJY 2T3 Canada. The business address of each of Jovian Asset Management Inc. and Jovian Capital Corporation is 76 Wellington Street East, Suite 920, Toronto, Ontario M5E 1S2. Each of Messrs. McMillan and McKay, JovFunds, Jovian Asset Management Inc. and Jovian Capital Corporation disclaims beneficial ownership with respect to the shares and the warrants beneficially owned by Parkwood Holdings Ltd. except to the extent of their respective pecuniary interests therein.

        Immediately after this offering, our private stockholders (including certain of our directors), will collectively own 20.0% of the then issued and outstanding shares of our common stock. None of our private stockholders, officers or directors has indicated to us that he, she or it intends to purchase our securities in the offering. Because of the ownership block held by our private stockholders, other than with respect to approval of a business combination, such holders may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions.

        On the effective date of the registration statement, all of our private stockholders will place the shares they owned before this offering into an escrow account maintained by American Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow), all of those shares will not be transferable until the first anniversary of our initial business combination, at which time such shares will be released from escrow. The 4,700,000 warrants to be purchased by Parkwood Holdings Ltd. in a private placement prior to this offering may be transferred 90 days from our initial business combination.

        We have rights to redeem up to 468,750 shares at no cost (after giving effect to our stock dividend) of common stock from TFC Holdings Ltd. in the event that the underwriters do not exercise all or a portion of their over-allotment option. We have agreed with the underwriters to exercise these rights if, and to the extent, the underwriters do not exercise all or a portion of their over-allotment option. This right is exercisable for the five-day period following the earlier to occur of the expiration or termination of the underwriters' option to purchase 1,875,000 additional units to cover over-allotments. If the underwriters exercise their over-allotment option in full, we will no longer have a right to redeem any shares of common stock from TFC Holdings Ltd. In accordance with our agreement with the underwriters, we will exercise this right to redeem shares only in an amount sufficient to cause TFC Holdings Ltd., together with our directors and senior advisors, to maintain control over shares acquired prior to this offering and prior to the private placement in an amount equal to 20% of our outstanding shares after giving effect to the offering and the exercise, if any, of the underwriters' over-allotment otpion, but not including the shares underlying the warrant sold in the private placement.

        During the escrow period, the holders of these shares and warrants will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit, but will retain all other rights as our securityholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to consummate a business combination and dissolve and/or liquidate, none of our private stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the consummation of this offering.

        Any of Messrs. McMillan, McKay, Armstrong, Hain, Moore and Penteliuk and JovFunds may be deemed our "promoters" as that term is defined under the Federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        On July 12, 2006, we issued to the following shares of our common stock to the following entity for an aggregate of $31,250 in cash.

TFC Holdings Ltd.	3,125,000

Total:	3,125,000

        As a result of our 1 for 1.15 stock split in the form of a stock dividend on March 14, 2007, these shares converted into 3,593,750 shares. 468,750 of such shares are redeemable by us to the extent the underwriters' over-allotment option is not exercised.

        TFC Holdings Ltd. is owned 97% by Parkwood Holdings Ltd. and 1% each by Messrs. Hain, Moore and Penteliuk, each of whom are members of our board of directors. Prior to the consummation of this offering, we will privately sell to Parkwood Holdings Ltd., 4,700,000 warrants for $4,700,000 in cash, at a purchase price of $1.00 per warrant. Parkwood Holdings Ltd. is owned by Gordon A. McMillan, Andrew A. McKay and JovFunds Management Inc. Until November 2006, Mr. McKay, our Chief Executive Officer, was a Managing Director of JovFunds and Mr. McMillan is Chairman of JovFunds.

        The holders of the majority of these shares and warrants will be entitled to make up to two demands that we register these shares, warrants and the shares of common stock underlying such warrants pursuant to an agreement to be signed prior to or on the effective date of the registration statement. The holders of the majority of these shares may elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain "piggy-back" registration rights with respect to registration statements filed subsequent to the date on which these shares of common stock are released from escrow. The holders of the majority of these warrants can elect to exercise these registration rights at any time commencing three months prior to the date upon which they will first become eligible for resale. In addition, these warrant holders have certain "piggy-back" registration rights with respect to registration statements filed subsequent to the date they become eligible for resale. We will bear the expenses incurred in connection with the filing of any of these registration statements.

        The payment to Parkwood Holdings Ltd., a company that is wholly owned by Messrs. McMillan and McKay and JovFunds, or to an affiliate of Parkwood Holdings, Ltd., of a monthly fee of $7,500 is for certain administrative services, including approximately 1,500 square feet of office space located at BCE Place, 181 Bay Street, Suite 2040, Toronto, Ontario, Canada, utilities and secretarial support. Mr. McKay is the President of Parkwood Holdings Ltd. and Messrs. McMillan and McKay and JovFunds each will benefit from the transaction with Parkwood Holdings Ltd., or an affiliate of Parkwood Holdings, Ltd. However, this arrangement is solely for our benefit and is not intended to provide Messrs. McMillan or McKay or JovFunds compensation in lieu of a salary.

        To fund pre-offering expenses associated with this offering, Parkwood Holdings, Ltd. has loaned $368,750 to us in exchange for a promissory note, without interest, to be repaid from the proceeds of this offering on the earlier of August 31, 2007 and consummation of this offering.

        We will reimburse our officers and directors, subject to board approval, for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target acquisitions and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

        Other than the $7,500 per month administrative fee payable to Parkwood Holdings Ltd., or to an affiliate of Parkwood Holdings, Ltd., and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder's and consulting fees, will be paid by us to any of our private stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates or family members for services rendered to us prior to or with respect to the initial transaction, provided, however, that, although no agreement or arrangement is currently in place or contemplated, Genuity Financial Group and its subsidiaries may be entitled to a fee in connection with our initial business combination.

        All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our uninterested "independent" directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested "independent" directors (or, if there are no "independent" directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

        Pursuant to our Audit Committee charter, following consummation of this offering, any related party transaction, as defined in SEC Rule S-K 404(a) must be reviewed and approved by our Audit Committee. The transactions described in this section were not pre-approved by our Audit Committee as they were entered into prior to consummation of this offering.

DESCRIPTION OF SECURITIES

General

        We are authorized to issue 70,000,000 shares of common stock, par value $0.001, and 5,000,000 shares of preferred stock, par value $0.01. Prior to the consummation of this offering, 3,125,000 shares of common stock will be outstanding (after giving effect to our 1 for 1.15 stock dividend and assuming no exercise of the underwriters' over-allotment), held by one stockholder of record and 4,700,000 warrants to purchase common stock will be outstanding, held by one warrant holder of record. No shares of preferred stock are currently outstanding.

Units

        Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants, without any securityholder having to take any action, may begin to trade separately on the 90th day after the effective date of the registration statement unless Deutsche Bank Securities Inc. informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our securities in particular), provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K information indicating if Deutsche Bank Securities Inc. has allowed separate trading of the common stock and warrants prior to the 90th day after the effective date of the registration statement. Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any securityholder may elect to trade the common stock or warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and any securityholder of our common stock and warrants may elect to combine them together and trade them as a unit. Securityholders will have the ability to trade our securities as units until such time as the warrants expire or are called.

Common stock

        Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our private stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of our common stock voted by our public stockholders. This voting arrangement shall not apply to shares included in units purchased following this offering in the open market by any of our private stockholders, officers and directors. Additionally, our private stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

        In accordance with Article Sixth of our amended and restated certificate of incorporation (which Article Sixth cannot be amended except by the approval of holders of 95% of our outstanding common stock), we will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering both exercise their conversion rights discussed below and vote against the business combination.

        Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

        If we do not consummate a business combination within 18 months after the consummation of this offering or if a letter of intent, agreement in principle or definitive agreement has not been executed within the 18-month period, then we will be obligated to take all action necessary to dissolve. In any event, our corporate existence will cease 24 months from consummation of this offering unless our stockholders vote to extend our existence in connection with their approval of a business combination. Upon our dissolution and/or liquidation, the funds held in the trust account will be distributed to our public stockholders in accordance with the trust agreement and we will dissolve and/or liquidate our remaining assets as soon as possible in accordance with Delaware law. Under Delaware law, we are required to pay, or make provision for the payment of, our creditors out of our remaining assets and we are required to make liquidating distributions to our stockholders of any assets remaining after our creditors have been paid in full or amounts have been reserved and set aside for that purpose. Our private stockholders have agreed to waive their respective rights to participate in any liquidating distribution occurring upon our failure to consummate a business combination with respect to all of the shares of common stock owned by them immediately prior to this offering.

        Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and consummated. Public stockholders who convert their stock into their pro rata share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred stock

        Our amended and restated certificate of incorporation authorizes the issuance of 5,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to consummate a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

        As of March 15, 2007 no warrants are outstanding. Prior to this offering Parkwood Holdings Ltd. has agreed to purchase an aggregate of 4,700,000 warrants at $1.00 per warrant in a private placement. Each warrant will entitle the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

  •
  the consummation of a business combination; and

  •
  one year from the effective date of the registration statement.

        The warrants will expire four years from the effective date of the registration statement at 5:00 p.m., New York City time. We may call the warrants (including any warrants issued upon exercise of our unit purchase option),

  •
  in whole and not in part,

  •
  at a price of $0.01 per warrant at any time after the warrants become exercisable,

  •
  upon not less than 30 days' prior written notice of the call to each warrant holder, and

  •
  if, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share, subject to adjustments as discussed below, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of the call to warrant holders.

        In addition, we may not call the warrants unless the warrants and the shares of common stock underlying the warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the call.

        If the foregoing conditions are satisfied and we call the warrants, each warrant holder shall then be entitled to exercise its warrant prior to the date scheduled for the call. There can be no assurance, however, that the trading price of the common stock will exceed either the call price of $11.50 or the warrant exercise price of $6.00 after we call the warrants.

        The call criteria for our warrants have been established at a price which is intended to provide warrant holders a premium to the initial exercise price and provide a sufficient degree of liquidity to cushion the market reaction to our call.

        The warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

        The exercise price, number of shares of common stock issuable on exercise of the warrants, and the call criteria for the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend, our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

        The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

        No warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise a warrant, a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

        No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

        We anticipate that prior to the consummation of this offering, we will privately sell 4,700,000 warrants to Parkwood Holdings Ltd., at a price of $1.00 per warrant for an aggregate of $4,700,000. The privately placed warrants will be identical to the warrants offered by this prospectus except that they cannot be sold or transferred until 90 days after the consummation of a business combination. Each holder of private placement warrants will waive its right to receive distributions upon our dissolution and liquidation prior to a business combination with respect to the shares of common stock underlying the warrants.

        Upon completion of the proposed offering, our warrant holders who purchased units in the proposed public offering or who purchased warrants in the private placement to occur prior to the public offering, may exercise their warrants only for shares of our common stock. Pursuant to a warrant agreement, the holders of these warrants are entitled to exercise the warrants if, and only if, the following conditions have been met: (i) the date of exercise is after the later to occur of (a) the consummation of a business combination and (b) one year from the effective date of the registration statement; and (ii) we have an effective registration statement under the Securities Act of 1933, as amended, with respect to the common stock underlying the public warrants. The public warrants and the shares of common stock issuable upon exercise of the public warrants will be registered at the time of effectiveness of the registration statement relating to the proposed public offering. While there are no further registration requirements for the public warrants or the shares issuable upon exercise of the public warrants, we will use our best efforts to maintain the effectiveness of the registration statement.

        We have evaluated the appropriate accounting treatment for the warrants, in particular, we have evaluated paragraphs 12-33 of EITF 00-19 and we have determined that such provisions are either not applicable or that the provisions of the warrants satisfy the applicable requirements. Accordingly, we intend to classify the warrants as permanent equity.

Purchase option

        We have agreed to sell to Deutsche Bank Securities Inc. an option to purchase up to a total of 625,000 units at a per-unit price of $9.60 (120% of the price of the units sold in the offering). The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the warrants included in the option have an exercise price of $7.20 (120% of the exercise price of the warrants included in the units sold in the offering). We have evaluated the appropriate accounting treatment for the unit purchase option, in particular paragraph 11 of SFAS 133 which provides guidance to identify those contracts that should not be accounted for as derivative instruments and paragraphs 12-33 of EITF 00-19 and have determined that the terms of the unit purchase option satisfy the applicable requirements of these provisions. Accordingly, we intend to classify the unit purchase option as permanent equity. For a more complete description of the purchase option, including the registration rights afforded to the holder, see the section appearing elsewhere in this prospectus entitled "Underwriting—Purchase Option."

Dividends

        We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the consummation of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any cash dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

        The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038.

Shares Eligible for Future Sale

        Immediately after this offering, we will have 15,625,000 shares of common stock outstanding, or 17,968,750 shares if the underwriters' over-allotment option is exercised in full. Of these shares, the 12,500,000 shares sold in this offering, or 14,375,000 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act of 1933, as amended. All of the remaining 3,125,000, or 3,593,750 shares if the over-allotment option is exercised in full shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares will be eligible for sale under Rule 144 prior to                           , 2008 [one year from the effective date of the registration statement]. Notwithstanding this restriction, those shares will not be transferable until the first anniversary of our initial business combination and will only be released prior to that date if we dissolve and/or liquidate following a business combination or upon a subsequent transaction resulting in our stockholders having the right to exchange their shares for cash or other securities. Four million seven hundred thousand shares of common stock issuable upon exercise of the private placement warrants will not be transferable until 90 days following the consummation of an initial business combination, at which time such shares will be released from escrow.

    Rule 144

        In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

  •
  1% of the number of shares of common stock then outstanding, which will equal 156,250 shares immediately after this offering (or 179,688 if the over-allotment option is exercised in full); and

  •
  if the common stock is listed on a national securities exchange, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

        Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and by the availability of current public information about us.

    Rule 144(k)

        Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell his or her shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

    SEC Position on Rule 144 Sales

        The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination act as "underwriters" under the Securities Act of 1933, as amended, when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144. Any of Gordon A. McMillan, Andrew A. McKay, Robert C. Hain, Stephen T. Moore, Robert Penteliuk and JovFunds Management Inc. may be deemed to be our promoters as such term is defined within the rules promulgated by the SEC under the Securities Act of 1933, as amended.

    Registration Rights

        The holders of our issued and outstanding shares of common stock immediately prior to the consummation of this offering will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the registration statement. The holders of the majority of these shares are entitled to make up to two demands that we register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. In addition, these stockholders have certain "piggy-back" registration rights with respect to registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

        The holders of our issued and outstanding warrants, and the shares of common stock underlying such warrants, immediately prior to the consummation of this offering will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the registration statement. The holders of the majority of these warrants are entitled to demand that we register these warrants and the shares of stock underlying such warrants. The holders of the majority of these warrants can elect to exercise these registration rights at any time commencing three months prior to the date they first become eligible for resale. In addition, these warrant holders have certain "piggy-back" registration rights with respect to registration statements filed subsequent to the date they first become eligible for resale. We will bear the expenses incurred in connection with the filing of any such registration statement.

    Listing

        We have applied to have our units, common stock and warrants listed on the American Stock Exchange under the symbols TNF.U, TNF and TNF.WS, respectively. We anticipate that our units will commence trading on the American Stock Exchange on, or promptly after the effective date of the registration statement. Following the date the common stock and warrants are eligible to trade separately, we anticipate that the common stock and warrants will trade separately and as a unit on the American Stock Exchange.

Delaware anti-takeover law

        We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a "business combination" with:

  •
  a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an "interested stockholder");

  •
  an affiliate of an interested stockholder; or

  •
  an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

        A "business combination" includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

  •
  our board of directors approves the transaction that made the stockholder an "interested stockholder," prior to the date of the transaction;

  •
  after the consummation of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares; or

  •
  on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

        This statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.

UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS

        The following is a general discussion of material United States federal tax consequences of the acquisition, ownership, and disposition of our units, common stock, and warrants, which we refer to collectively as our securities, purchased pursuant to this offering. This discussion assumes that holders will hold our securities issued pursuant to this offering as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). This discussion does not address all aspects of United States federal taxation that may be relevant to a particular investor in light of the investor's individual investment or tax circumstances. In addition, this discussion does not address (a) United States gift or estate tax laws except to the limited extent set forth below, (b) state, local or non-U.S. tax consequences, (c) the special tax rules that may apply to certain investors, including without limitation, banks, insurance companies, financial institutions, broker-dealers, taxpayers who have elected mark-to-market accounting, taxpayers that are subject to the alternative minimum tax, tax-exempt entities, regulated investment companies, real estate investment trusts, taxpayers whose functional currency is not the U.S. dollar, or United States expatriates or former long-term residents of the United States, or (d) the special tax rules that may apply to an investor that acquires, holds, or disposes of our securities as part of a straddle, hedge, constructive sale, or conversion transaction or other integrated investment. Additionally, the discussion does not consider the tax treatment of partnerships (or other entities treated as partnerships for U.S. federal income tax purposes) or other pass-through entities or persons who hold our units, common stock or warrants through such entities.

        This discussion is based on current provisions of the Code, final, temporary and proposed United States Treasury Regulations, judicial opinions, and published positions of the Internal Revenue Service, or IRS, all as in effect on the date hereof and all of which are subject to differing interpretations or change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

        As used in this discussion, the term "U.S. person" means a person that is, for United States federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person. As used in this prospectus, the term "U.S. holder" means a beneficial owner of our securities that is a U.S. person and the term "non-U.S. holder" means a beneficial owner of our securities (other than a partnership or other entity treated as a partnership or as a disregarded entity for U.S. federal income tax purposes) that is not a U.S. person.

        The tax treatment of a partnership and each partner thereof will generally depend upon the status and activities of the partnership and such partner. A holder that is treated as a partnership for U.S. federal income tax purposes should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners of the purchase, ownership and disposition of our units, common stock and warrants.

        This discussion is only a summary of material United States federal income and estate tax consequences of the acquisition, ownership and disposition of our securities. Investors are urged to consult their own tax advisors with respect to the particular tax consequences to them of the acquisition, ownership and disposition of our securities, including the effect of any federal tax laws other than income and estate tax laws, any state, local, or non-U.S. tax laws and any applicable tax treaty.

General

        There is no authority addressing the treatment, for United States federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, such treatment is not entirely clear. Each unit should be treated for federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of common stock and the warrant based on their respective relative fair market values.

        Our view of the characterization of the units described above and a holder's purchase price allocation are not, however, binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, prospective investors are urged to consult their own tax advisors regarding the United States federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussions are based on the assumption that the characterization of the units and the allocation described above are accepted for United States federal tax purposes.

Tax Consequences of an Investment in our Common Stock

        Dividends and Distributions.    If we pay cash distributions to holders of shares of our common stock, such distributions generally will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the holder's adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under "—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock" below.

        Any dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including but not limited to dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, qualified dividends received by a non-corporate U.S. holder generally will be subject to tax at the maximum tax rate accorded to capital gains for taxable years beginning on or before December 31, 2010, after which the rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income. There is substantial uncertainty, however, whether the conversion rights with respect to the common stock that are described above may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the capital gains tax rate, as the case may be.

        Dividends paid to a non-U.S. holder that are not effectively connected with the non-U.S. holder's conduct of a trade or business in the United States generally will be subject to withholding of United States federal income tax at the rate of 30% or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder who wishes to claim the benefit of an applicable income tax treaty withholding rate and avoid backup withholding, as discussed below, for dividends will be required to (a) complete IRS Form W-8BEN (or other applicable form) and certify under penalties of perjury that such holder is not a United States person as defined under the Code and is eligible for the benefits of the applicable income tax treaty or (b) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury Regulations. These forms must be periodically updated. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty (including, without limitation, the need to obtain a United States taxpayer identification number).

        Dividends that are effectively connected with a non-U.S. holder's conduct of a trade or business in the United States and, if provided in an applicable income tax treaty, that are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States are subject to United States federal income tax on a net income basis at generally applicable United States federal income tax rates and are not subject to the United States withholding tax, provided that the non-U.S. holder establishes an exemption from such withholding by complying with certain certification and disclosure requirements. Any effectively connected dividends or dividends attributable to a permanent establishment received by a non-U.S. holder that is treated as a foreign corporation for United States federal income tax purposes may be subject to an additional "branch profits tax" at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.

        A non-U.S. holder eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

        Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock.    In general, a U.S. holder must treat any gain or loss recognized upon a sale, exchange, or other taxable disposition of a share of our common stock (which would include a liquidation in the event we do not consummate a business combination within the required timeframe) as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder's holding period for the disposed of common stock exceeds one year. There is substantial uncertainty, however, whether the conversion rights with respect to the common stock that are described above may prevent a U.S. holder from satisfying the applicable holding period requirements. In general, a U.S. holder will recognize gain or loss in an amount equal to the difference between the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock is held as part of a unit at the time of disposition of the unit, the portion of the amount realized on such disposition that is allocated to the common stock based upon the then fair market value of such common stock) and the U.S. holder's adjusted tax basis in the share of common stock. A U.S. holder's adjusted tax basis in the common stock generally will equal the U.S. holder's acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to that common stock) less any prior return of capital. Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a maximum tax rate of 15 percent for tax years beginning on or before December 31, 2010, after which the maximum long-term capital gains tax rate is scheduled to increase to 20 percent. The deduction of capital losses is subject to limitations, as is the deduction for losses realized upon a taxable disposition by a U.S. holder of our common stock (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical securities.

        Any gain realized by a non-U.S. holder upon the sale, exchange, or other taxable disposition of our common stock (whether or not held as part of a unit at the time of the sale, exchange, or other taxable disposition) generally will not be subject to United States federal income tax unless: (i) the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base of the non-U.S. holder), (ii) the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, or (iii) we are or have been a "United States real property holding corporation" for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held the common stock, and, in the case where the shares of our common stock are regularly traded on an established securities market, the non-U.S. holder owns, or is treated as owning, more than five percent of our common stock.

        Net gain realized by a non-U.S. holder described in clause (i) of the preceding sentence will be subject to tax at generally applicable United States federal income tax rates. Any gains of a foreign corporation non-U.S. holder described in clause (i) of the preceding sentence may also be subject to an additional "branch profits tax" at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. Gain realized by an individual non-U.S. holder described in clause (ii) of such sentence will be subject to a flat 30 percent tax, which may be offset by United States source capital losses, even though the individual is not considered a resident of the United States.

        We currently are not a "United States real property holding corporation". Moreover, we cannot yet determine whether we will be a "United States real property holding corporation" for United States federal income tax purposes, and will be unable to do so until we effect a business combination. A corporation is a "United States real property holding corporation" if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business.

        Conversion of Common Stock.    In the event that a holder converts common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the common stock. If the conversion qualifies as a sale of common stock by a holder under Section 302 of the Code, the holder will be treated as described under "—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock" above. If the conversion does not qualify as a sale of common stock under Section 302, a holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether the conversion qualifies for sale treatment will depend largely on the total number of shares of our common stock treated as held by the holder (including any common stock constructively owned by the holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (1) is "substantially disproportionate" with respect to the holder, (2) results in a "complete termination" of the holder's interest in the Company or (3) is "not essentially equivalent to a dividend" with respect to the holder. These tests are explained more fully below.

        In determining whether any of the foregoing tests are satisfied, a holder takes into account not only stock actually owned by the holder, but also shares of our stock that are constructively owned by it. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock the holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the conversion of common stock must, among other requirements, be less than 80 percent of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the conversion. There will be a complete termination of a holder's interest if either (1) all of the shares of our stock actually and constructively owned by the holder are converted or (2) all of the shares of our stock actually owned by the holder are converted and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock. The conversion of the common stock will not be essentially equivalent to a dividend if a holder's conversion results in a "meaningful reduction" of the holder's proportionate interest in the Company. Whether the conversion will result in a meaningful reduction in a holder's proportionate interest will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a "meaningful reduction." A holder should consult with its own tax advisors in order to determine the appropriate tax treatment to it of an exercise of a conversion right.

        If none of the foregoing tests are satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described above under "—Dividends and Distributions". After the application of those rules, any remaining tax basis of the holder in the converted common stock will be added to the holder's adjusted tax basis in his remaining stock, or, if it has none, to the holder's adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

        Persons who actually or constructively own 5 percent or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a conversion of our common stock, and such persons should consult their own tax advisors in that regard.

Tax Consequences of an Investment in the Warrants

        Exercise of a Warrant.    Upon its exercise of a warrant, a holder will not be required to recognize taxable gain or loss with respect to the warrant. The holder's tax basis in the share of our common stock received by such holder will be an amount equal to the sum of the holder's initial investment in the warrant (i.e., the portion of the holder's purchase price for a unit that is allocated to the warrant, as described above under "—General") and the exercise price (i.e., initially, $6.00 per share of our common stock). The holder's holding period for the share of our common stock received upon exercise of the warrant should begin on the date following the date of exercise (or possibly on the date of exercise) of the warrant and will not include the period during which the holder held the warrant.

    Sale, Exchange, Call, or Expiration of a Warrant

        Upon a sale, exchange (other than by exercise), call, or expiration of a warrant, a U.S. holder will be required to recognize taxable gain or loss in an amount equal to the difference between (i) the amount realized upon such disposition (or, if the warrant is held as part of a unit at the time of the disposition of the unit, the portion of the amount realized on such disposition that is allocated to the warrant based on the then fair market value of the warrant) and the U.S. holder's tax basis in the warrant (that is, as discussed above, the portion of the U.S. holder's purchase price for a unit that is allocated to the warrant, as described above under "—General"). Such gain or loss will generally be treated as long-term capital gain or loss if the warrant was held by the U.S. holder for more than one year at the time of such disposition or expiration. As discussed above, the deductibility of capital losses is subject to certain limitations, as is the deduction for losses upon a taxable disposition by a U.S. holder of a warrant (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical securities.

        The federal income tax treatment of a non-U.S. holder's gains recognized on a sale, exchange, redemption, or expiration of a warrant will generally correspond to the federal income tax treatment of a non-U.S. holder's gains recognized on a taxable disposition of our common stock, as described under "—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock" above.

Federal Estate Tax

        Shares of our common stock owned or treated as owned by an individual who is not a U.S. citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual's gross estate for U.S. federal estate tax purposes unless an applicable estate tax or other treaty provides otherwise, and therefore may be subject to U.S. federal estate tax. The foregoing will also apply to warrants.

Information Reporting and Backup Withholding

        Under United States Treasury Regulations, we must report annually to the IRS and to each holder the amount of dividends paid to such holder on our common stock and the tax withheld with respect to those dividends, regardless of whether withholding was required. In the case of a non-U.S. holder, copies of the information returns reporting those dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.

        The gross amount of dividends paid to a holder that fails to provide the appropriate certification in accordance with applicable United States Treasury Regulations generally will be reduced by backup withholding at the applicable rate (currently 28%).

        A non-U.S. holder is required to certify its foreign status under penalties of perjury or otherwise establish an exemption in order to avoid information reporting and backup withholding on disposition proceeds where the transaction is effected by or through a United States office of a broker. United States information reporting and backup withholding generally will not apply to a payment of proceeds of a disposition of common stock where the transaction is effected outside the United States through a foreign office of a foreign broker. However, information reporting requirements, but not backup withholding, generally will apply to such a payment if the broker is (i) a U.S. person, (ii) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) a controlled foreign corporation as defined in the Code; or (iv) a foreign partnership with certain United States connections, unless the broker has documentary evidence in its records that the holder is a non-U.S. holder and certain conditions are met or the holder otherwise establishes an exemption.

        Backup withholding is not an additional tax. Amounts that we withhold under the backup withholding rules may be refunded or credited against the holder's United States federal income tax liability, if any, provided that certain required information is furnished to the IRS in a timely manner. Holders should consult their own tax advisors regarding application of backup withholding in their particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current United States Treasury Regulations.

UNDERWRITING

        Subject to the terms and conditions of the underwriting agreement, the underwriters named below, through their representative Deutsche Bank Securities Inc., have severally agreed to purchase from us the following respective number of units at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus:

Underwriters	Number of Units
Deutsche Bank Securities Inc.

Total	12,500,000

        The underwriting agreement provides that the obligation of the underwriters to purchase all of the units being offered to the public is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets, the purchase by Parkwood Holdings, Ltd. of 4,700,000 warrants at a purchase price of $1.00 per warrant in a private placement prior to consummation of this offering, and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent auditors. Subject to the terms of the underwriting agreement, the underwriters will purchase all of the units being offered to the public, other than those covered by the over-allotment option described below, if any of these units are purchased.

        We have been advised by the representative of the underwriters that the underwriters propose to offer the units to the public at the public offering price set forth on the cover of this prospectus and to dealers at a price that represents a concession not in excess of $    per unit under the public offering price. The underwriters may allow, and these dealers may re-allow, a concession of not more than $    per unit to other dealers. After the initial public offering, the representative of the underwriters may change the offering price and other selling terms.

        We have granted to the underwriters an option, exercisable not later than 30 days after the effective date of the registration statement, to purchase up to 1,875,000 additional units at the public offering price less the underwriting discounts and commissions set forth on the cover of this prospectus. The underwriters may exercise this option only to cover over-allotments made in connection with the sale of the units offered by this prospectus. To the extent that the underwriters exercise this option, each of the underwriters will become obligated, subject to conditions, to purchase approximately the same percentage of these additional units as the number of units to be purchased by it in the above table bears to the total number of units offered by this prospectus. We will be obligated, pursuant to the option, to sell these additional units to the underwriters to the extent the option is exercised. If any additional units are purchased, the underwriters will offer the additional units on the same terms as those on which the other units are being offered hereunder.

        The underwriting discounts and commissions are 7% of the initial public offering price. We have agreed to pay the underwriters the discounts and commissions set forth below,

assuming either no exercise or full exercise by the underwriters of the underwriters' over-allotment option.

		Total Fees (1)
	Fee per Unit	Without Exercise of Over-Allotment Option	With Full Exercise of Over-Allotment Option
Public offering price	$8.00	$100,000,000	$115,000,000
Underwriting Discount (2)	$0.56	$7,000,000	$8,050,000
Proceeds before expenses (3)	$7.44	$93,000,000	$106,950,000

(1)
The total fees do not include the fair value of the purchase option we have agreed to sell to Deutsche Bank Securities Inc. There are no fees associated with the private placements of the warrants.

(2)
The underwriters have agreed to defer $3,000,000, or $3,450,000 if the underwriters' over-allotment option is exercised in full of their underwriting discount, equal to 3% of the gross proceeds of the units being offered to the public, until the consummation of a business combination. Upon the consummation of a business combination, such deferred discount shall be released to the underwriters out of the gross proceeds of this offering held in a trust account at JPMorgan Chase, maintained by American Stock Transfer & Trust Company, acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred discount.

(3)
The offering expenses are estimated at $600,000 and will be paid on the company's behalf by Parkwood Holdings Ltd. Such amounts will be repaid from the proceeds of this offering.

        Upon the consummation of a business combination, the underwriters will be entitled to receive that portion of the proceeds attributable to the underwriters' discount held in the trust account. If we are unable to consummate a business combination and the trustee is forced to liquidate the trust account, the underwriters have agreed that: (i) they will forfeit any rights to or claims against such proceeds and (ii) the proceeds attributable to the underwriters' discount will be distributed on a pro-rata basis among the public stockholders along with any interest accrued thereon.

        Notwithstanding the foregoing, if (a) during the last 17 days of the lock-up period we release earnings results or material news or a material event relating to us occurs, or (b) prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period following the last day of the lock-up period, the above restrictions shall continue to apply until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or material event.

Purchase Option

        We have agreed to sell to Deutsche Bank Securities Inc., for $100, an option to purchase up to a total of 625,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $7.20 per share (120% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable at $9.60 per unit, commencing on the later of the consummation of a business combination and one year from the effective date of the registration statement and expiring four years from the effective date of the registration statement. The option and the 625,000 units, the 625,000 shares of common stock and the 625,000 warrants underlying such units, and the 625,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the effective date of the registration statement except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered on the registration statement of which this prospectus forms a part, the option grants holders demand and "piggy back" registration rights for periods of five and seven years, respectively, from the date of this prospectus. These rights apply to all of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the option, other than underwriting commissions incurred and payable by the holders. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend, our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below the exercise price of the warrants included in the option. We have determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $1.1 million using an expected life of four years, volatility of 27.6% and a risk-free interest rate of 4.8%. The expected volatility of approximately 27.6% was estimated by management based on an evaluation of the historical volatilities of public entities in the financial services industry. We have no trading history, and as a result it is not possible to value this option based on historical trades. Management believes that this volatility is a reasonable benchmark to use in estimating the value of this option. The actual volatility of this option will depend on many factors that cannot be precisely valued.

Directed Unit Program

        At our request, the underwriters have reserved up to 500,000 units for sale at the initial public offering price through a directed unit program to persons who are directors, officers or employees, or who are otherwise associated with our corporate stockholder. The number of units available for sale to the public will be reduced by the number of directed units purchased by participants in the program, if any. To the extent the directed units are not purchased pursuant to the directed unit program, the units will be offered by the underwriters to the public on the same basis as all other units. We have agreed to indemnify the underwriters against certain liabilities and expenses, including liabilities under the Securities Act, in connection with the sales of the directed units.

Pricing of this Offering

        Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative of the underwriters. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

  •
  the history and prospects of companies whose principal business is the acquisition of other companies;

  •
  prior offerings of those companies;

  •
  our prospects for acquiring an operating business at attractive values;

  •
  our capital structure;

  •
  an assessment of our management and their experience in identifying operating companies;

  •
  general conditions of the securities markets at the time of the offering; and

  •
  other factors as were deemed relevant.

        However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Price Stabilization and Short Positions

        In order to facilitate the offering of our units, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the market price of our units. Specifically, the underwriters may over-allot units in connection with this offering, thus creating a short sales position in our units for their own account. A short sales position results when an underwriter sells more units than that underwriter is committed to purchase. A short sales position may involve either "covered" short sales or "naked" short sales. Covered short sales are sales made for an amount not greater than the underwriters' over-allotment option to purchase additional units in the offering described above. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing units in the open market. In determining the source of units to close out the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Naked short sales are sales in excess of the over-allotment option. The underwriters will have to close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Accordingly, to cover these short sales positions or to stabilize the market price of our units, the underwriters may bid for, and purchase, units in the open market. These transactions may be effected on the American Stock Exchange or otherwise.

        Additionally, the representative, on behalf of the underwriters, may also reclaim selling concessions allowed to an underwriter or dealer if the underwriting syndicate repurchases units distributed by that underwriter or dealer. Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales or to stabilize the market price of our units may have the effect of raising or maintaining the market price of our units or preventing or mitigating a decline in the market price of our units. As a result, the price of our units may be higher than the price that might otherwise exist in the open market. The underwriters are not required to engage in these activities and, if commenced, may end any of these activities at any time.

Other Terms

        Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target acquisitions or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm's length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the effective date of the registration statement, unless the National Association of Securities Dealers determines that such payment would not be deemed underwriters' compensation in connection with this offering.

Indemnification

        We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

        The validity of the securities offered in this prospectus is being passed upon for us by Bingham McCutchen LLP, New York, New York. Skadden, Arps, Slate, Meagher & Flom, LLP, Los Angeles, California, is acting as counsel for the underwriter in this offering.

EXPERTS

        The financial statements of Tailwind Financial Inc., as of December 31, 2006 and for the period from June 30, 2006 (inception) through December 31, 2006, appearing in this prospectus and registration statement have been audited by BDO Seidman, LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1) appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act of 1933, as amended, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

TAILWIND FINANCIAL INC.

(A Development Stage Company)

INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Stockholder of
Tailwind Financial Inc.

        We have audited the accompanying balance sheet of Tailwind Financial Inc. (a development stage company) as of December 31, 2006, and the related statements of operations, stockholder's equity and cash flows for the period from June 30, 2006 (date of inception) through December 31, 2006. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tailwind Financial Inc. as of December 31, 2006, and the results of its operations and its cash flows for the period from June 30, 2006 (date of inception) to December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

        The accompanying financial statements have been prepared assuming the company will continue as a going concern. As discussed in Note 1 to the financial statements, the company's business plan is dependent upon obtaining adequate financial resources through a proposed public offering. This condition raises substantial doubt about the company's ability to continue as a going concern. Management's plans regarding this matter are also described in Notes 1 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO Seidman, LLP
New York, New York
March 14, 2007

TAILWIND FINANCIAL INC.

(A Development Stage Company)

BALANCE SHEET

As of December 31, 2006

ASSETS
Current Assets, Cash	$24,256

Deferred offering costs	$416,590

Total Assets	$440,846

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities
Accrued offering costs	$342,846
Note payable—stockholder	68,750

Total Current Liabilities	$411,596

STOCKHOLDER'S EQUITY
Common Stock, $0.001 par value, 70,000,000 shares authorized; 3,593,750 shares issued and outstanding	$3,594
Additional paid in capital	27,656
Deficit accumulated during the development stage	(2,000)

Total Stockholder's Equity	$29,250

Total Liabilities and Stockholder's Equity	$440,846

See notes to financial statements.

TAILWIND FINANCIAL INC.

(A Development Stage Company)

STATEMENT OF OPERATIONS

For the period from June 30, 2006 (Inception) to December 31, 2006

Formation and operating costs	$2,000

Net loss for the period	$2,000

Weighted average number of shares outstanding	3,593,750

Net loss per share—basic and diluted	$0.00

See notes to financial statements.

TAILWIND FINANCIAL INC.

(A Development Stage Company)

STATEMENT OF STOCKHOLDER'S EQUITY

For the period from June 30, 2006 (Inception) to December 31, 2006

	Shares	Amount	Additional Paid in Capital	Deficit Accumulated During the Development Stage	Total
Issuance of common stock to initial stockholder at $0.001 per share	3,593,750	$3,594	$27,656	$—	$31,250
Net loss for the period	—	—	—	$(2,000)	$(2,000)

Balance at December 31, 2006	3,593,750	$3,594	$27,656	$(2,000)	$29,250

See notes to financial statements.

TAILWIND FINANCIAL INC.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

For the period from June 30, 2006 (Inception) to December 31, 2006

Cash flows from operating activities:
Net loss for the period	$(2,000)

Net cash used in operating activities	$(2,000)

Cash flows from financing activities:
Proceeds from note payable	$68,750
Proceeds from issuance of common stock	31,250
Deferred offering costs	(73,744)

Net cash provided by financing activities	$26,256

Net increase in cash and cash at end of period	$24,256

Supplemental disclosure of non-cash financing activity:
Accrued offering costs	342,846

See notes to financial statements.

TAILWIND FINANCIAL INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

December 31, 2006

NOTE 1—ORGANIZATION AND BUSINESS OPERATIONS

        Tailwind Financial Inc. (the "Company"), was incorporated in Delaware on June 30, 2006 as a blank check development stage company whose objective is to acquire, through a purchase, asset acquisition, or other business combination (each a "Business Combination") one or more operating businesses in the financial services industry.

        As of December 31, 2006, the Company had not yet commenced any operations. All activity through December 31, 2006 relates to the Company's formation and the proposed public offering described below.

        The Company's ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering ("Proposed Offering") which is discussed in Note 3. The Company's management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully consummate a Business Combination. Upon the closing of the Proposed Offering, 100% of the proceeds will be held in a trust account ("Trust Account") and invested only in "government securities" or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of a first Business Combination or (ii) dissolution and liquidation of the Company. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company's stockholders prior to the Proposed Offering, including all of the officers and directors of the Company ("Initial Stockholders"), have agreed to vote their founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company ("Public Stockholders") with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

        With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by the Initial Stockholders.

        On March 14, 2007, the Company's amended and restated certificate of incorporation was filed which provides for the Company's common stock to have a par value of $0.001 per share

(as retroactively reflected in the financial statements). Subsequent to March 14, 2007, the Company expects to amend and restate its certificate of incorporation, which it expects to provide for mandatory dissolution of the Company and subsequent liquidation of the funds held in the trust account in the event that the Company does not consummate a Business Combination or execute a letter of intent, agreement in principal or definitive agreement for a Business Combination within 18 months from the date of the consummation of the Proposed Offering. It also will provide that 24 months from consummation of the proposed offering the Company's corporate existence will cease. On March 14, 2007, the Company's Board of Directors declared a 1 for 1.15 stock split in the form of a stock dividend (as retroactively reflected in the financial statements). To the extent the underwriters' over-allotment is not exercised, 468,750 shares issued to TFC Holdings Ltd. are subject to redemption. In the event of dissolution and liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 3). The amended and restated certificate of incorporation authorizes 5,000,000 shares of preferred stock and 70,000,000 shares of common stock.

        As indicated in the accompanying financial statements, at December 31, 2006, the Company has no operations. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management's plans to address this uncertainty are discussed in Note 3. There is no assurance that the Company's plans to raise capital or to consummate a Business Combination will be successful or successful within the target business acquisition period. These factors, among others, indicate that the Company may be unable to continue operations as a going concern.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

        The financial statements include the accounts of the Company. The Company has not commenced operations. All activity through December 31, 2006, is related to the Company's formation and preparation of the Proposed Offering. The Company has selected June 30 as its fiscal year end.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual amounts could differ from those estimates.

Cash Equivalents

        The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Concentration of Credit Risk

        Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents. The Company's policy is to limit the amount of credit exposure to any one financial institution and place investments with financial institutions evaluated as being creditworthy, or in short-term money market funds which are exposed to minimal interest rate and credit risk.

Income Taxes

        The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. At December 31, 2006, a deferred income tax asset relating to the Company's net operating loss is offset by a full valuation allowance based upon a lack of earnings history for the Company.

        At December 31, 2006, the Company's net operating loss carryforward was approximately $700. Realization of the future tax benefits is dependent on many factors, including the Company's ability to generate taxable income within the loss carryforward period, which runs through 2026.

Loss Per Common Share

        Basic loss per share is computed by dividing net income applicable to common stock by the weighted average common shares outstanding during the period.

        Basic earnings (loss) per share excludes dilution and is computed by dividing income (loss) available to common stockholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. At December 31, 2006, there were no such potentially dilutive securities. Therefore, basic and diluted loss per share were the same for the period from inception (June 30, 2006) through December 31, 2006.

Deferred offering costs:

        Deferred offering costs consist principally of legal, accounting and underwriting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital or charged to expense if not completed.

Recently Issued Accounting Standards

        Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE 3—PROPOSED PUBLIC OFFERING

        The Proposed Offering calls for the Company to offer for public sale up to 12,500,000 units ("Units"). The Company also will sell in a private placement immediately prior to this offering 4,700,000 warrants for proceeds of $4,700,000. In addition, the Company will grant Deutsche Bank Securities Inc. an option (the "Over-Allotment Option"), exercisable not later than 30 days after the sale of the Units, to purchase up to 1,875,000 additional Units to cover over-allotments. Each Unit consists of one share of the Company's common stock, $0.001 par value, and one Callable Common Stock Purchase Warrant ("Warrant"). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing the later of the consummation of a Business Combination with a target business or one year from the effective date of the Proposed Offering and expiring four years from the effective date of the Proposed Offering. The Warrants will be callable at a price of $.01 per Warrant upon 30 days' notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of the call is given. We may not call the warrants unless the warrants and the shares of common stock underlying the warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the call.

        The Company has agreed to sell the Units issued in the Proposed Offering to Deutsche Bank Securities Inc. at a price per share equal to $7.44 (a discount of $0.56 per share), resulting in an aggregate underwriting discount to Deutsche Bank Securities Inc. of $7,000,000 if the Over-Allotment Option is not exercised and $8,050,000 if the Over-Allotment Option is exercised. The Company has agreed to sell to Deutsche Bank Securities Inc., for $100, an option to purchase up to a total of 625,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $7.20 per share (120% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable at $9.60 per unit, commencing on the later of the consummation of a business combination and one year from the effective date of the registration statement and expiring four years from the effective date of the registration statement. The option and the 625,000 units, the 625,000 shares of common stock and the 625,000 warrants underlying such units, and the 625,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the effective date of the registration statement except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend, our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below the exercise price of the warrants included in the option. The Company has determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $1.1 million using an expected life of four years, volatility of 27.6% and a risk-free interest rate of 4.8%. The expected volatility of approximately 27.6% was estimated by management based on an evaluation of the historical volatilities of public entities in the financial services industry. The Company has no trading history, and as a result it is not possible to value this option based on historical trades. Management believes that this volatility is a reasonable benchmark to use in estimating the value of this option. The actual volatility of this option will depend on many factors that cannot be precisely valued.

NOTE 4—COMMITMENT

        The Company utilizes certain administrative, technology and secretarial services, as well as certain limited office space provided by an affiliate of one of the Initial Stockholders. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such services available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Proposed Offering.

NOTE 5—NOTE PAYABLE—STOCKHOLDER

        On July 12, 2006, pursuant to a promissory note of the same date, Parkwood Holdings Ltd. provided a no-interest loan to the Company in the amount of $68,750 to be repaid from the proceeds of this offering on the earlier of August 31, 2007 or the consummation of the offering. The proceeds of the loan will be used to cover pre-offering expenses.

        Subsequent to December 31, 2006, on February 2, 2007, Parkwood Holdings Ltd. provided a no-interest loan to the Company in the amount of $300,000 to be repaid from the proceeds of this offering on the earlier of August 31, 2007 or the consummation of the offering. The proceeds of the loan will be used to cover pre-offering expenses.

No dealer,  salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

Until                           , 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Tailwind Financial Inc.

12,500,000 Units

Deutsche Bank Securities

Prospectus

                                 , 2007

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

        The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the Representative's non-accountable expense allowance) will be as follows:

SEC registration fee	$23,734
NASD registration fee	23,000
AMEX application and listing fees	65,000
Accounting fees and expenses	55,000
Initial Trustees' fee	1,000	(1)
Printing and engraving expenses	65,000
Legal fees and expenses	360,000
Blue sky services and expenses	1,000
Miscellaneous	6,266

Total	$600,000

(1)
In addition to the initial acceptance fee that is charged by American Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to American Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $750 per month for acting as transfer agent of the registrant's common stock, $2,500 for acting as warrant agent for the registrant's warrants and $3,000 for acting as escrow agent and $3,500 in connection with closing the transaction.

Item 14.    Indemnification of Directors and Officers.

        Our second amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

        Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

        "Section 145. Indemnification of officers, directors, employees and agents; insurance.

          (a)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

          (b)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c)   To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          (d)   Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

          (e)   Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

          (f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

          (g)   A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

          (h)   For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

          (i)    For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

          (j)    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (k)   The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

        Article 8(B) of our second amended and restated certificate of incorporation provides:

        "The Corporation, to the full extent permitted by Section 145 of the General Corporation Law, as may be amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount is it shall ultimately be determined that he is not entitled to be indemnified by the Corporation hereby."

        Pursuant to the Form of Underwriting Agreement filed as Exhibit 1.1 to this registration statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act of 1933, as amended.

Item 15.    Recent Sales of Unregistered Securities.

        (a)   During the past three years, we sold the following shares of common stock without registration under the Securities Act of 1933, as amended:

Stockholders	Number of Shares
TFC Holdings Ltd.	3,125,000

        The foregoing shares were issued on July 12, 2006 pursuant to the exemptions from registration contained in Section 4(2) and Regulation S of the Securities Act of 1933, as amended. The shares were sold for an aggregate offering price of $31,250. No underwriting discounts or commissions were paid with respect to such sales. TFC Holdings Ltd. is owned by Robert C. Hain, Stephen T. Moore and Robert Penteliuk, each of whom are directors, and Parkwood Holdings Ltd., an entity owned by Gordon A. McMillan, our Chairman of the Board, Andrew A. McKay, our Chief Executive Officer, and JovFunds Management Inc. On March 14, 2007, we declared a 1 for 1.15 stock split in the form of a dividend and these shares converted into 3,593,750 shares.

  (b)
  During the past three years, we sold the following warrants without registration under the Securities Act of 1933, as amended:

Warrant holders	Number of Warrants
Parkwood Holdings Ltd.	4,700,000

        The foregoing warrants were issued on             , 2007 pursuant to the exemptions from registration contained in Section 4(2) and Regulation S of the Securities Act of 1933, as amended. The warrants were sold for an aggregate offering price of $4,700,000 at a purchase price of $1.00 per warrant. No underwriting discounts or commissions were paid with respect to such sales. Parkwood Holdings Ltd. is owned by Gordon A. McMillan, our Chairman of the Board, Andrew A. McKay, our Chief Executive Officer, and JovFunds.

Item 16.    Financial Statement and Exhibits.

        (a)   Financial Statements. See page F-1 for an index of the financial statements included in the registration statement.

        (b)   Exhibits. The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement
3.1	Form of Second Amended and Restated Certificate of Incorporation
*3.2	Bylaws
4.1	Specimen Unit Certificate
4.2	Specimen Common Stock Certificate
4.3	Specimen Warrant Certificate
4.4	Form of Unit Purchase Option to be granted to Representative
4.5	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant
4.6	Form of Securities Escrow Agreement among American Stock Transfer & Trust Company, the Initial Stockholders and the Registrant
5.1	Form of Opinion of Bingham McCutchen LLP
10.1	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant
10.2	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders
*10.3	Administrative Services Agreement between the Registrant and Parkwood Holdings Ltd.
10.4	Second Amended and Restated Subscription Agreement between the Registrant and TFC Holdings Ltd.
*10.5	Promissory Note issued to Parkwood Holdings Ltd. on July 12, 2006
10.6	Second Amended and Restated Warrant Purchase Agreement between the Registrant and Parkwood Holdings Ltd.
10.7	Form of Letter Agreement between the Registrant and Andrew A. McKay
10.8	Form of Letter Agreement between the Registrant and Gordon A. McMillan
10.9	Form of Letter Agreement between the Registrant and Robert Penteliuk
10.10	Form of Letter Agreement between the Registrant and TFC Holdings Ltd.
10.11	Form of Letter Agreement between the Registrant and Parkwood Holdings Ltd.
10.12	Form of Letter Agreement between the Registrant and JovFunds Management Inc. (formerly, Fairway Asset Management Corp.)
10.13	Form of Letter Agreement between the Registrant and Robert C. Hain
10.14	Form of Letter Agreement between the Registrant and Stephen T. Moore
10.15	Form of Letter Agreement between Registrant and Philip Armstrong
10.16	Promissory Note issued to Parkwood Holdings Ltd. on February 2, 2007
10.17	Extension Agreement dated March 14, 2007
23.1	Consent of BDO Seidman, LLP
23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5.1)
*24	Power of Attorney (included on the signature page of the registration statement)
*99.1	Audit Committee Charter
*99.2	Code of Ethics
*99.3	Nominating Committee Charter

*
Previously filed.

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

            (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

              (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2)   That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4)   That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

            (5)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities:

             The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

              (ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

              (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

              (iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

          (b)   The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

          (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (d)   The undersigned registrant hereby undertakes that:

            (1)   For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2)   For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Ontario, Canada, on the 15th day of March, 2007.

TAILWIND FINANCIAL INC.
By:	/s/ ANDREW A. MCKAY Andrew A. McKay Chief Executive Officer (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amended Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ANDREW A. MCKAY Andrew A. McKay	Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)	March 15, 2007
* Gordon A. McMillan	Chairman of the Board	March 15, 2007
* Robert Penteliuk	Director	March 15, 2007
* Robert C. Hain	Director	March 15, 2007
* Stephen T. Moore	Director	March 15, 2007
* Philip Armstrong	Director	March 15, 2007
*
By Attorney-in-fact

/s/ ANDREW A. MCKAY Andrew A. McKay Attorney-in-fact	March 15, 2007

Exhibit Index

Exhibit No.	Description
1.1	Form of Underwriting Agreement
3.1	Form of Second Amended and Restated Certificate of Incorporation
*3.2	Bylaws
4.1	Specimen Unit Certificate
4.2	Specimen Common Stock Certificate
4.3	Specimen Warrant Certificate
4.4	Form of Unit Purchase Option to be granted to Representative
4.5	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant
4.6	Form of Securities Escrow Agreement among American Stock Transfer & Trust Company, the Initial Stockholders and the Registrant
5.1	Form of Opinion of Bingham McCutchen LLP
10.1	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant
10.2	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders
*10.3	Administrative Services Agreement between the Registrant and Parkwood Holdings Ltd.
10.4	Second Amended and Restated Subscription Agreement between the Registrant and TFC Holdings Ltd.
*10.5	Promissory Note issued to Parkwood Holdings Ltd. on July 12, 2006
10.6	Second Amended and Restated Warrant Purchase Agreement between the Registrant and Parkwood Holdings Ltd.
10.7	Form of Letter Agreement between the Registrant and Andrew A. McKay
10.8	Form of Letter Agreement between the Registrant and Gordon A. McMillan
10.9	Form of Letter Agreement between the Registrant and Robert Penteliuk
10.10	Form of Letter Agreement between the Registrant and TFC Holdings Ltd.
10.11	Form of Letter Agreement between the Registrant and Parkwood Holdings Ltd.
10.12	Form of Letter Agreement between the Registrant and JovFunds Management Inc. (formerly, Fairway Asset Management Corp.)
10.13	Form of Letter Agreement between the Registrant and Robert C. Hain
10.14	Form of Letter Agreement between the Registrant and Stephen T. Moore
10.15	Form of Letter Agreement between Registrant and Philip Armstrong
10.16	Promissory Note issued to Parkwood Holdings Ltd. on February 2, 2007
10.17	Extension Agreement dated March 14, 2007
23.1	Consent of BDO Seidman, LLP
23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5.1)
*24	Power of Attorney (included on the signature page of the registration statement)
*99.1	Audit Committee Charter
*99.2	Code of Ethics
*99.3	Nominating Committee Charter

*
Previously filed.